Filed Pursuant to Rule 424(b)(2)
Registration No. 333-280021

PROSPECTUS SUPPLEMENT (To Prospectus Dated May 20, 2025)

The Korea Development Bank

US$1,250,000,000 3.750% Notes due 2029

US$1,250,000,000 4.000% Notes due 2031

US$500,000,000 Floating Rate Notes due 2031

Our US$1,250,000,000 aggregate principal amount of notes due 2029 (the “2029 Notes”) will bear interest at a rate of 3.750% per annum, our US$1,250,000,000 aggregate principal amount of notes due 2031 (the “2031 Notes”) will bear interest at a rate of 4.000% per annum and our US$500,000,000 aggregate principal amount of floating rate notes due 2031 (the “Floating Rate Notes,” and together with the 2029 Notes and the 2031 Notes, the “Notes”) will bear interest at a rate equal to Compounded Daily SOFR (as defined herein) plus 0.500% per annum.

Interest on the 2029 Notes and the 2031 Notes is payable semi-annually in arrear on January 28 and July 28 of each year, beginning on July 28, 2026. Interest on the Floating Rate Notes is payable quarterly in arrear on January 28, April 28, July 28 and October 28 of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”). The first interest payment on the Floating Rate Notes will be made on the Floating Rate Notes Interest Payment Date falling on or nearest to April 28, 2026 in respect of the period from (and including) January 28, 2026 to (but excluding) the Floating Rates Notes Interest Payment Date falling on or nearest to April 28, 2026. The 2029 Notes will mature on January 28, 2029, the 2031 Notes will mature on January 28, 2031 and the Floating Rate Notes will mature on the Floating Rate Notes Interest Payment Date falling on or nearest to January 28, 2031.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government (as defined herein).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	2029 Notes			2031 Notes			Floating Rate Notes
	Per Note	Total		Per Note	Total		Per Note	Total
Public offering price	99.655%	US$	1,245,687,500	99.534%	US$	1,244,175,000	100.000%	US$	500,000,000
Underwriting discounts	0.200%	US$	2,500,000	0.200%	US$	2,500,000	0.200%	US$	1,000,000
Proceeds to us, before expenses	99.455%	US$	1,243,187,500	99.334%	US$	1,241,675,000	99.800%	US$	499,000,000

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including January 28, 2026.

Applications will be made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of the Notes on, the SGX-ST are not to be taken as an indication of the merits of us or the Notes. Currently, there is no public market for the Notes. In addition, application will be made to list the Notes on the Luxembourg Stock Exchange and to have the Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. Application will also be made for listing of the Notes to the International Securities Market of the London Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained.

We expect to make delivery of the Notes to investors through the book-entry facilities of DTC on or about January 28, 2026.

Joint Bookrunners and Lead Managers

ANZ

BofA Securities

Crédit Agricole CIB

KB SECURITIES

KDB Asia

Morgan Stanley

MUFG

Prospectus Supplement Dated January 21, 2026

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms

All references to “we” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

Our separate financial information as of December 31, 2024, June 30, 2025 and September 30, 2025 and for the six months ended June 30, 2024 and 2025 and the nine months ended September 30, 2024 and 2025 included in this prospectus supplement has been prepared in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table is due to rounding.

IMPORTANT NOTICES

MiFID II product governance / Professional investors and ECPs only target market — Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

UK MiFIR product governance / Professional investors and ECPs only target market — Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, each as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated May 20, 2025. The accompanying prospectus contains information regarding us and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea and the Notes in registration statement no. 333-280021, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of the Notes on, the SGX-ST are not to be taken as an indication of the merits of us or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

IMPORTANT NOTICE TO PROSPECTIVE INVESTORS

Prospective investors should be aware that certain intermediaries in the context of this offering of the Notes, including certain Underwriters (as defined below), are “capital market intermediaries” (“CMIs”) subject to Paragraph 21 of the SFC Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission of Hong Kong (the “SFC Code”). This notice to prospective investors is a summary of certain obligations the SFC Code imposes on such CMIs, which require the attention and cooperation of prospective investors. Certain CMIs may also be acting as “overall coordinators” (“OCs”) for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of The Korea Development Bank (the “Issuer”), a CMI or its group companies would be considered under the SFC Code as having an association (“Association”) with the Issuer, the CMI or the relevant group company. Prospective investors associated with the Issuer or any CMI (including its group companies) should specifically disclose this when placing an order for the Notes and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to this offering. Prospective investors who do not disclose their Associations are hereby deemed not to be so associated. Where prospective investors disclose their Associations but do not disclose that such order may negatively impact the price discovery process in relation to this offering, such order is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should ensure, and by placing an order prospective investors are deemed to confirm, that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e., two or more corresponding or identical orders placed via two or more CMIs). If a prospective investor is an asset management arm affiliated with any Underwriter, such prospective investor should indicate when placing an order if it is for a fund or portfolio where the Underwriter or its group company has more than a 50% interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the SFC Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to this offering. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. If a prospective investor is otherwise affiliated with any Underwriter, such that its order may be considered to be a “proprietary order” (pursuant to the SFC Code), such prospective investor should indicate to the relevant Underwriter when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to this offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should be aware that certain information may be disclosed by CMIs (including private banks) which is personal and/or confidential in nature to the prospective investor. By placing an order, prospective investors are deemed to have understood and consented to the collection, disclosure, use and transfer of such information by the Underwriters and/or any other third parties as may be required by the SFC Code, including to the Issuer, any OCs, relevant regulators and/or any other third parties as may be required by the SFC Code, it being understood and agreed that such information shall only be used for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. Failure to provide such information may result in that order being rejected.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$1,250,000,000 aggregate principal amount of 3.750% notes due January 28, 2029 (the “2029 Notes”), US$1,250,000,000 aggregate principal amount of 4.000% notes due January 28, 2031 (the “2031 Notes”) and US$500,000,000 aggregate principal amount of floating rate notes due on the Floating Rate Notes Interest Payment Date (as defined below) falling on or nearest to January 28, 2031 (the “Floating Rate Notes,” and together with the 2029 Notes and the 2031 Notes, the “Notes”).

The 2029 Notes will bear interest at a rate of 3.750% per annum and the 2031 Notes will bear interest at a rate of 4.000% per annum, in each case payable semi-annually in arrear on January 28 and July 28 of each year, beginning on July 28, 2026. Interest on the 2029 Notes and the 2031 Notes will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest—Fixed Rate Notes.”

The Floating Rate Notes will bear interest at a rate equal to Compounded Daily SOFR (as defined herein) plus 0.500% per annum, payable quarterly in arrear on January 28, April 28, July 28 and October 28 of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”). The first interest payment on the Floating Rate Notes will be made on the Floating Rate Notes Interest Payment Date falling on or nearest to April 28, 2026 in respect of the period from (and including) January 28, 2026 to (but excluding) the Floating Rate Notes Interest Payment Date falling on or nearest to April 28, 2026. Interest on the Floating Rate Notes will accrue from (and including) January 28, 2026 and will be computed on the basis of the actual number of days in the applicable Floating Rate Notes Interest Period (as defined herein) divided by 360. See “Description of the Notes—Payment of Principal and Interest—Floating Rate Notes”.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

We do not have any right to redeem the Notes prior to maturity.

Listing

Applications will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. Settlement of the Notes is not conditioned on obtaining the listing. For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies). Accordingly, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of US$200,000.

In addition, application will be made to list the Notes on the Luxembourg Stock Exchange and to have the Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. Application will also be made for listing of the Notes to the International Securities Market of the London Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained.

Form and Settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC, as depositary. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream”.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have less than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January 28, 2026, which we expect will be the fifth business day following the date of this prospectus supplement, referred to as “T+5,” for the Notes. You should note that initial trading of the Notes may be affected by the T+5 settlement. See “Underwriting—Delivery of the Notes”.

Underwriting

Crédit Agricole Corporate and Investment Bank will offer the Notes in the United States through its registered broker-dealer affiliate in the United States, Crédit Agricole Securities (USA) Inc. KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters”.

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$2,983,862,500. We will use the net proceeds from the sale of the Notes for our general operations, including extension of foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated May 20, 2025. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS (“K-IFRS”).

Overview

As of June 30, 2025, we had ~~W~~210,888.8 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for loan losses, present value discounts and deferred loan fees), ~~W~~340,869.4 billion of total assets and ~~W~~44,847.9 billion of total equity, compared to ~~W~~212,382.5 billion of loans outstanding, ~~W~~339,221.1 billion of total assets and ~~W~~42,924.9 billion of total equity as of December 31, 2024. For the six months ended June 30, 2025, we recorded interest income of ~~W~~5,582.3 billion, interest expense of ~~W~~5,040.4 billion and net income of ~~W~~1,908.4 billion, compared to ~~W~~6,125.2 billion of interest income, ~~W~~5,562.5 billion of interest expense and ~~W~~1,673.8 billion of net income for the six months ended June 30, 2024. See “—Selected Financial Statement Data.”

The KDB Act was amended in September 2025 to (i) increase the maximum amount of our authorized capital from ~~W~~30,000 billion to ~~W~~45,000 billion, following which our Articles of Incorporation were amended in December 2025 to increase our authorized capital from ~~W~~30,000 billion to ~~W~~45,000 billion and (ii) to provide statutory grounds for the establishment of a High-Tech Strategic Industry Fund to support businesses in industries such as semiconductors, secondary batteries and artificial intelligence.

Capitalization

As of September 30, 2025, our authorized capital was ~~W~~45,000 billion and our capitalization was as follows:

September 30, 2025(1)
(billions of Won)
(unaudited)
Long-term debt(2)(3)(4):
Won currency borrowings	4,463.7
Industrial finance bonds	165,504.1
Foreign currency borrowings	6,839.2

Total long-term debt	176,807.0

Capital:
Paid-in capital	27,220.7
Capital surplus	2,452.6
Retained earnings(5)	15,226.2
Accumulated other comprehensive income	751.4

Total capital	45,650.9

Total capitalization	222,457.9

(1)	Except as disclosed in this prospectus supplement, there has been no material change in our capitalization since September 30, 2025.

(2)	Defined as debt that has a maturity at issuance of one year or more.
(3)

We have translated borrowings in foreign currencies into Won at the rate of ~~W~~1,402.2 to US$1.00, which was the market average exchange rate, as announced by the Seoul Money Brokerage Services Ltd., on September 30, 2025.

(4)	As of September 30, 2025, we had confirmed acceptances and guarantees totaling ~~W~~11,539.7 billion under outstanding guarantees issued on behalf of our clients.
(5)

Includes planned regulatory reserve for credit losses of ~~W~~72.6 billion as of September 30, 2025. If our allowance for credit losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for credit losses, which is shown as a separate item included in retained earnings.

Business

Government Support and Supervision

The Government contributed ~~W~~388 billion in cash in June 2025 to our capital. The Government further contributed ~~W~~206 billion and ~~W~~90 billion in cash to our capital in July 2025 and September 2025, respectively. As of September 30, 2025, our paid-in capital was ~~W~~27,220.7 billion compared to ~~W~~26,316.6 billion as of December 31, 2024. In October 2025, the Government contributed ~~W~~37 billion in cash to our capital.

Selected Financial Statement Data

Separate Financial Statement Data

Recent Developments

As of September 30, 2025, we had ~~W~~218,519.4 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for loan losses, present value discounts and deferred loan fees), total assets of ~~W~~345,045.2 billion and total equity of ~~W~~45,650.9 billion, as compared to ~~W~~212,382.5 billion of loans outstanding, ~~W~~339,221.1 billion of total assets and ~~W~~42,924.9 billion of total equity as of December 31, 2024. For the nine months ended September 30, 2025, we recorded interest income of ~~W~~8,235.4 billion, interest expense of ~~W~~7,418.6 billion and net income of ~~W~~2,249.8 billion, as compared to ~~W~~9,156.8 billion of interest income, ~~W~~8,348.6 billion of interest expense and ~~W~~1,801.0 billion of net income for the nine months ended September 30, 2024. The following tables present our selected separate financial information for the nine months ended September 30, 2024 and 2025 and as of December 31, 2024 and September 30, 2025, which has been derived from our unaudited separate financial statements as of December 31, 2024 and September 30, 2025 and for the nine months ended September 30, 2024 and 2025 prepared in accordance with K-IFRS.

Separate K-IFRS Financial Statement Data

	Nine Months Ended September 30,
	2024	2025
	(billions of Won) (unaudited)
Income Statement Data
Total Interest Income	9,156.8	8,235.4
Total Interest Expenses	8,348.6	7,418.6
Net Interest Income	808.2	816.8
Operating Income	2,102.3	2,602.6
Income before Income Tax	2,219.3	3,084.1
Income Tax Expense	418.3	834.4
Net Income	1,801.0	2,249.8

	As of December 31, 2024	As of September 30, 2025
	(billions of Won) (unaudited)
Statements of Financial Position Data
Total Loans(1)	212,382.5	218,519.4
Total Borrowings(2)	266,322.6	270,172.0
Total Assets	339,221.1	345,045.2
Total Liabilities	296,296.2	299,394.2
Equity	42,924.9	45,650.9

(1)

Gross amount, which includes loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.

(2)	Total borrowings include financial liabilities designated at fair value through profit or loss, deposits, borrowings and debentures.

Nine Months Ended September 30, 2025

For the nine months ended September 30, 2025, we had net income of ~~W~~2,249.8 billion compared to net income of ~~W~~1,801.0 billion in the corresponding period of 2024, on a separate K-IFRS basis. The principal factors for the increase in net income included:

•	a change in net gain (loss) on disposal of investments in subsidiaries and associates to a net gain of ~~W~~792.3 billion in the nine months ended September 30, 2025 from a net loss of ~~W~~5.8 billion in the corresponding period of 2024, primarily due to the gains recognized on our partial divestment of Hanwha Ocean;

•	an increase in reversal of impairment loss on investments in subsidiaries and associates to ~~W~~487.1 billion in the nine months ended September 30, 2025 from ~~W~~120.5 billion in the corresponding period of 2024, primarily reflecting a reversal of impairment loss recognized in connection with an increase in the value of the common shares of HMM Company Limited; and

•	a decrease in net loss on derivatives to ~~W~~42.9 billion in the nine months ended September 30, 2025 from ~~W~~310.6 billion in the corresponding period of 2024, primarily due to an increase in net gain on the valuation of hedging purpose currency derivatives, which was offset in large part by increases in net losses on the valuation of trading purpose currency derivatives and fair value hedged items.

The above factors were partially offset by the following factors:

•	an increase in income tax expense to ~~W~~834.4 billion in the nine months ended September 30, 2025 from ~~W~~418.3 billion in the corresponding period of 2024, primarily due to an increase in our profit before income taxes to ~~W~~3,084.1 billion in the nine months ended September 30, 2025 from ~~W~~2,219.3 billion in the corresponding period of 2024;

•	a decrease in reversal of provisions for credit losses to ~~W~~19.9 billion in the nine months ended September 30, 2025 from ~~W~~409.4 billion in the corresponding period of 2024, primarily due to a change in provisions for (reversal of) loan loss allowance to provisions of ~~W~~196.4 billion in the nine months ended September 30, 2025 from reversal of provisions of ~~W~~70.8 billion in the corresponding period of 2024, which in turn mainly reflected the significant reversals recorded in the nine months ended September 30, 2024 following improvements in the credit ratings of certain of our large borrowers, such as Hanwha Ocean, which were not repeated to the same extent in the corresponding period of 2025;

•	a decrease in net gain on foreign currency transactions to ~~W~~299.9 billion in the nine months ended September 30, 2025 from ~~W~~444.0 billion in the corresponding period of 2024, which was primarily due to foreign currency fluctuations; and

•	a decrease in dividend income to ~~W~~778.4 billion in the nine months ended September 30, 2025 from ~~W~~911.4 billion in the corresponding period of 2024, which was primarily due to a decrease in dividends we received from the funds in which we invested during the nine months ended September 30, 2025 compared to the corresponding period of 2024.

Loans to Financially Troubled Companies

We have credit exposure to a number of financially troubled Korean companies, including HMM Company Limited (formerly, Hyundai Merchant Marine Co., Ltd.), HJ Shipbuilding & Construction Co., Ltd. (formerly, Hanjin Heavy Industries & Construction Co., Ltd.), Daehan Shipbuilding Co., Ltd., K Shipbuilding Co., Ltd. (formerly, STX Offshore & Shipbuilding), GM Korea Company and Taeyoung E&C. As of September 30, 2025, our credit extended to these companies totaled ~~W~~9,636.2 billion, accounting for 2.8% of our total assets as of such date.

The following table shows the changes in credit exposure (including loans, guarantees and equity investments classified as substandard or below) extended to these companies as of the dates indicated:

Company	As of December 31, 2024		As of September 30, 2025		Primary Reason for Change
	(billions of Won)
HMM Company Limited	~~W~~	6,595.1	~~W~~	6,675.8	Increase due to a reversal of impairment loss
HJ Shipbuilding & Construction		966.8		1,043.2	Increase due to an increase in refund guarantees
Daehan Shipbuilding		1,067.3		640.1	Decrease due to the full repayment of production financing loans and a decrease in refund guarantees
K Shipbuilding		728.5		659.8	Decrease due to a decrease in refund guarantees
GM Korea Company		474.7		483.6	Increase due to a reversal of impairment loss
Taeyoung E&C		133.7		133.7	—

Total	~~W~~	9,966.1	~~W~~	9,636.2

As of September 30, 2025, we established allowances of ~~W~~0.1 billion for HMM Company Limited, ~~W~~151.1 billion for HJ Shipbuilding & Construction, ~~W~~13.2 billion for Daehan Shipbuilding, ~~W~~23.5 billion for K Shipbuilding, none for GM Korea Company and ~~W~~29.3 billion for Taeyoung E&C.

In the first nine months of 2025, we sold non-performing loans worth ~~W~~187.6 billion to Hana F&I Co., Ltd.

Results of Operations

The following tables present our selected separate financial information as of December 31, 2024 and June 30, 2025 and for the six months ended June 30, 2024 and 2025, which has been derived from our unaudited separate financial statements as of June 30, 2025 and for the six months ended June 30, 2024 and 2025 prepared in accordance with K-IFRS and included in this prospectus supplement.

Separate K-IFRS Financial Statement Data

	Six Months Ended June 30,
	2024	2025
	(billions of Won) (unaudited)
Income Statement Data
Total Interest Income	6,125.2	5,582.3
Total Interest Expenses	5,562.5	5,040.4
Net Interest Income	562.8	541.9
Operating Income	1,660.6	2,093.3
Income before Income Tax	2,032.3	2,581.5
Income Tax Expense	358.5	673.1
Net Income	1,673.8	1,908.4

	As of December 31, 2024	As of June 30, 2025
	(billions of Won) (unaudited)
Statements of Financial Position Data
Total Loans(1)	212,382.5	210,888.8
Total Borrowings(2)	266,322.6	264,478.0
Total Assets	339,221.1	340,869.4
Total Liabilities	296,296.2	296,021.4
Equity	42,924.9	44,847.9

(1)

Gross amount, which includes loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan origination costs and fees. See Note 8 of the notes to our unaudited separate financial statements as of June 30, 2025 and for the six months ended June 30, 2024 and 2025 included in this prospectus supplement.

(2)	Total borrowings include financial liabilities designated at fair value through profit or loss, deposits, borrowings and debt issued.

Six Months Ended June 30, 2025

In the first half of 2025, we had net income of ~~W~~1,908.4 billion compared to net income of ~~W~~1,673.8 billion in the corresponding period of 2024, on a separate K-IFRS basis. The principal factors for the increase in net income included:

•	a change in net gain (loss) on derivatives to a net gain of ~~W~~229.3 billion in the first half of 2025 from a net loss of ~~W~~414.4 billion in the corresponding period of 2024, primarily due to a change in net gain (loss) on the valuation of hedging purpose derivatives to a net gain in the first half of 2025 from a net loss in the corresponding period of 2024, which in turn resulted mainly from foreign currency fluctuations;

•	a change in net gain (loss) on disposal of investments in subsidiaries and associates to a net gain of ~~W~~569.8 billion in the first half of 2025 from a net loss of ~~W~~7.2 billion in the corresponding period of 2024, primarily due to the gains recognized on our partial divestment of Hanwha Ocean;

•	an increase in reversal of impairment loss on investments in subsidiaries and associates to ~~W~~487.1 billion in the first half of 2025 from ~~W~~374.3 billion in the corresponding period of 2024, primarily reflecting a reversal of impairment loss recognized in connection with an increase in the value of the common shares of HMM Company Limited; and

•	an increase in net gain on securities measured at fair value through profit or loss to ~~W~~358.6 billion in the first half of 2025 from ~~W~~246.9 billion in the corresponding period of 2024, which was mainly due to an increase in gains on the valuation of redeemable convertible preferred shares of ABL Bio Inc. held by us.

The above factors were partially offset by the following factors:

•	a change in net gain (loss) on foreign currency transactions to a net loss of ~~W~~6.2 billion in the first half of 2025 from a net gain of ~~W~~571.4 billion in the corresponding period of 2024, which was primarily due to foreign currency fluctuations;

•	an increase in income tax expense to ~~W~~673.1 billion in the first half of 2025 from ~~W~~358.5 billion in the corresponding period of 2024, primarily due to an increase in profit before income taxes in the first half of 2025 compared to the corresponding period of 2024, as well as the recognition of certain deferred tax expenses in the first half of 2025;

•	a decrease in reversal of provisions for credit losses to ~~W~~71.3 billion in the first half of 2025 from ~~W~~378.8 billion in the corresponding period of 2024, primarily due to a change to provisions for loan loss allowances of ~~W~~152.4 billion in the first half of 2025 from a reversal of such provisions of ~~W~~69.1 billion in the corresponding period of 2024, which in turn mainly reflected the significant reversals recorded in the first half of 2024 following improvements in the credit ratings of certain of our large borrowers, such as Hanwha Ocean, which were not repeated to the same extent in the corresponding period of 2025.

Allowances for Loan Losses and Loans in Arrears

As of June 30, 2025, we had established allowances of ~~W~~2,943.4 billion for loan losses under Korean IFRS.

Certain of our customers have restructured loans with their creditor banks. As of June 30, 2025, we have provided loans of ~~W~~590.3 billion for companies under workout, court receivership, court mediation and other restructuring procedures. As of June 30, 2025, we had established allowances of ~~W~~366.2 billion for loan losses with respect to such companies. We cannot assure you that actual credit losses from the loans to these customers will not exceed the allowances established.

The following table provides information on our loan loss allowances.

		As of June 30, 2025(1)
		Loan Amount		Loan Loss Allowances
		(in billions of Won, except percentages)
Loan Classification	Normal(2)	~~W~~	209,324.8	~~W~~	2,160.2
	Precautionary		474.5		84.1
	Substandard		448.4		208.8
	Doubtful		196.1		130.3
	Expected Loss		445.1		360.0

	Total	~~W~~	210,888.8	~~W~~	2,943.4

(1)

These figures include loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss allowances for all loans including loans guaranteed by the Government.

As of June 30, 2025, our non-performing loans totaled ~~W~~1,089.5 billion, representing 0.5% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On June 30, 2025, our legal reserve was ~~W~~4,528.3 billion, representing 2.1% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure to a number of financially troubled Korean companies, including HMM Company Limited (formerly, Hyundai Merchant Marine Co., Ltd.), HJ Shipbuilding & Construction Co., Ltd. (formerly, Hanjin Heavy Industries & Construction Co., Ltd.), Daehan Shipbuilding Co., Ltd., K Shipbuilding Co., Ltd. (formerly, STX Offshore & Shipbuilding), GM Korea Company and Taeyoung E&C. As of June 30, 2025, our credit extended to these companies totaled ~~W~~10,395.8 billion, accounting for 3.0% of our total assets as of such date.

The following table shows the changes in credit exposure (including loans, guarantees and equity investments classified as substandard or below) extended to these companies as of the dates indicated:

	As of December 31, 2024		As of June 30, 2025
	(billions of Won)
HMM Company Limited	~~W~~	6,595.1	~~W~~	7,401.4	Increase due to a reversal of impairment loss resulting from the conversion of convertible bonds into stock
HJ Shipbuilding & Construction		966.8		953.0	Decrease due to a decrease in refund guarantees
Daehan Shipbuilding		1,067.3		827.0	Decrease due to repayment of loans and a decrease in refund guarantees
K Shipbuilding		728.5		597.1	Decrease due to a decrease in refund guarantees
GM Korea Company		474.7		483.5	Increase due to a reversal of impairment loss
Taeyoung E&C		133.7		133.7	—

Total	~~W~~	9,966.1	~~W~~	10,395.8

As of June 30, 2025, we established allowances of ~~W~~0.2 billion for HMM Company Limited, ~~W~~134.0 billion for HJ Shipbuilding & Construction, ~~W~~17.7 billion for Daehan Shipbuilding, ~~W~~21.3 billion for K Shipbuilding, none for GM Korea Company and ~~W~~25.0 billion for Taeyoung E&C.

In the first half of 2025, we sold non-performing loans worth ~~W~~187.6 billion to Hana F&I Co., Ltd.

Operations

Loan Operations

The following table sets out, by currency and category of loan, our total outstanding loans as of June 30, 2025:

Loans(1)

	June 30, 2025
	(billions of Won)
Equipment Capital Loans:
Domestic currency	~~W~~	62,792.2
Foreign currency		11,433.2

		74,225.4

Working Capital Loans:
Domestic currency(2)		70,912.7
Foreign currency		20,202.7

		91,115.4

Other Loans(3)		45,548.0

Total loans	~~W~~	210,888.8

(1)	Includes loans extended to affiliates.
(2)	Includes loans on households.
(3)

Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of June 30, 2025, we had ~~W~~210,888.8 billion in outstanding loans, which represents a 0.7% decrease from ~~W~~212,382.5 billion of outstanding loans as of December 31, 2024.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	As of June 30, 2025		As % of June 30, 2025 Total
	(billions of Won, except percentages)
Loans with remaining maturities of one year or less	~~W~~	73,975.6	44.7%
Loans with remaining maturities of more than one year		91,365.2	55.3

Total	~~W~~	165,340.8	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector as of June 30, 2025:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	As of June 30, 2025		As % of June 30, 2025 Total
	(billions of Won, except percentages)
Manufacturing	~~W~~	77,266.5	46.7%
Finance and Insurance		42,992.1	26.0
Transportation		8,354.1	5.1
Electric, Gas and Water Supply Industry		4,877.2	2.9
Public Administration		706.9	0.4
Others(2)		31,144.0	18.8

Total	~~W~~	165,340.8	100.0%

Percentage increase (decrease) from December 31, 2024		(0.2)%

(1)	Includes loans extended to affiliates.
(2)	Includes wholesale and retail trade, real estate and leasing, and construction.

Industrial Bank of Korea was our single largest borrower as of June 30, 2025, accounting for 3.9% of our outstanding equipment capital and working capital loans. As of June 30, 2025, our five largest borrowers and 20 largest borrowers accounted for 10.7% and 19.3%, respectively, of our outstanding equipment capital and working capital loans.

The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of June 30, 2025 by industry sector:

20 Largest Borrowers by Industry Sector

As % of June 30, 2025 Total Outstanding Equipment Capital and Working Capital Loans to Our 20 Largest Borrowers
Finance and Insurance	54.7%
Manufacturing	38.4
Transportation	3.9
Others(1)	3.0

Total	100.0

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

Loans by Categories

The following table sets out equipment capital and working capital loans by categories as of June 30, 2025:

	Equipment Capital Loans			Working Capital Loans
	As of June 30, 2025%			As of June 30, 2025%
	(billions of Won, except percentages)
Industrial fund loans	~~W~~	57,791.8	77.9%	~~W~~	54,989.2	60.4%
On-lending loans		1,946.0	2.6		15,228.2	16.7
Foreign currency loans		6,727.1	9.1		1,488.1	1.6
Local currency loans denominated in foreign currencies		0.6	0.0		16.5	0.0
Offshore loans in foreign currencies		4,646.4	6.2		17,327.7	19.0
Government fund loans		54.0	0.1		0.0	0.0
Overdraft		0.0	0.0		80.8	0.1
Others(1)		3,059.5	4.1		1,984.9	2.2

Total	~~W~~	74,225.4	100.0%	~~W~~	91,115.4	100.0%

(1)	Includes loans on households and loans extended to affiliates.

Guarantee Operations

The following table shows our outstanding guarantees as of June 30, 2025:

	June 30, 2025
	(billions of Won)
Acceptances	~~W~~	136.2
Guarantees on local borrowings		704.5
Guarantees on foreign borrowings		11,185.8
Letters of guarantee for importers		87.0

Total	~~W~~	12,113.5

Investments

Our equity investments increased to ~~W~~53,118.1 billion as of June 30, 2025 from ~~W~~51,083.5 billion as of December 31, 2024. As of June 30, 2025, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled ~~W~~27,158.3 billion, equal to 43.1% of our equity investment ceiling.

The following table sets out our equity investments by industry sector on a book value basis as of June 30, 2025:

Equity Investments

	Book Value as of June 30, 2025
	(billions of Won)
Electric, Gas and Water Supply Industry	~~W~~	16,984.6
Finance and Insurance		13,399.9
Transportation and Communication		8,033.3
Real Estate Business		0.0
Construction		0.0
Manufacturing		3,409.1
Others		11,291.2

Total	~~W~~	53,118.1

As of June 30, 2025, we held total equity investments, on a book value basis, of ~~W~~2,804.4 billion in two of our five largest borrowers and ~~W~~3,134.9 billion in three of our 20 largest borrowers.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of June 30, 2025, the aggregate value of our equity investments accounted for approximately 80.5% of their aggregate cost basis.

Other Activities

As of June 30, 2025, we held in trust cash and other assets totaling ~~W~~32,574.3 billion, and we generated in the first half of 2025 trust fee income equaling ~~W~~188.7 billion.

Source of Funds

Borrowings from the Government

The following table sets out our Government borrowings as of June 30, 2025:

Type of Funds Borrowed	As of June 30, 2025
	(billions of Won)
General purpose	~~W~~	54.9
Special purpose		4,650.3

Total	~~W~~	4,705.2

Domestic and International Capital Markets

The following table sets out the outstanding balance of our industrial finance bonds as of June 30, 2025:

Outstanding Balance	As of June 30, 2025
	(billions of Won)
Denominated in Won	~~W~~	115,412.5
Denominated in other currencies		50,567.9

Total	~~W~~	165,980.4

As of June 30, 2025, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of June 30, 2025) was ~~W~~184,506.7 billion, equal to 19.5% of our authorized amount under the KDB Act, which was ~~W~~945,783.9 billion.

Foreign Currency Borrowings

As of June 30, 2025, the outstanding amount of our foreign currency borrowings was US$17.7 billion. Our long-term and short-term foreign currency borrowings decreased to ~~W~~24,783.7 billion as of June 30, 2025 from ~~W~~27,999.4 billion as of December 31, 2024.

Deposits

As of June 30, 2025, demand deposits held by us totaled ~~W~~2,340.3 billion and time and savings deposits held by us totaled ~~W~~56,926.8 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of June 30, 2025:

Debt Principal Repayment Schedule(1)

	Maturing on or before December 31,
Currency(2)(3)	2025		2026		2027		2028		Thereafter
	(billions of Won)
Won	~~W~~	44,481.2	~~W~~	19,864.0	~~W~~	9,692.8	~~W~~	5,111.1	~~W~~	7,999.4
Foreign		18,275.2		12,284.7		7,973.8		5,333.9		8,201.8

Total Won Equivalent	~~W~~	62,756.4	~~W~~	32,148.7	~~W~~	17,666.7	~~W~~	10,444.9	~~W~~	16,201.2

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 30, 2025, as announced by the Seoul Money Brokerage Services Ltd.
(3)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

Directors and Management; Employees

Currently, the members of our Board of Directors are:

Position	Name	Expiration of Term
Chief Executive Officer and Chairman of the Board of Directors	Sang Jin Park	September 9, 2028
Chief Operating Officer and Vice Chairman of the Board of Directors	Bock Kyu Kim	March 22, 2026
Auditor	Jae Shin Kim	August 25, 2027
Independent Non-executive Directors	Hee Rak Kim	January 28, 2026
	Sun Key You	January 28, 2026
	Seung Cheol Jeon	May 1, 2027
	Seonghoon Cho	May 1, 2027

Financial Statements and the Auditors

Our interim separate financial statements as of June 30, 2025 and for the six months ended June 30, 2024 and 2025 appearing in this prospectus supplement were prepared in conformity with K-IFRS, as summarized in Note 2 of the notes to our unaudited separate financial statements as of June 30, 2025 and for the six months ended June 30, 2024 and 2025 included in this prospectus supplement.

Korea Development Bank

Interim Separate Statements of Financial Position

June 30, 2025 (Unaudited) and December 31, 2024

(In millions of won)	Notes	June 30, 2025		December 31, 2024
Assets
Cash and due from banks	3,41,43,44,47	~~W~~	12,487,958	12,995,521
Securities measured at FVTPL	4,43,44,47		19,780,145	18,418,800
Securities measured at FVOCI	5,37,43,44,47		29,973,585	32,760,193
Securities measured at amortized cost	6,37,43,44,47		9,715,481	8,936,305
Loans measured at FVTPL	7,43,44,47		436,988	419,773
Loans measured at amortized cost	8,43,44,47		207,974,823	209,481,353
Derivative financial assets	9,43,44,45,47		8,357,717	13,915,251
Investments in subsidiaries and associates	10,46		34,680,003	33,263,341
Property and equipment, net	11,46		782,763	794,138
Investment property, net	12,46		63,411	62,573
Intangible assets, net	13,46		65,981	62,171
Defined benefit assets	19		38,252	30,968
Current tax assets			16,835	24,196
Other assets	14,43,44,47		16,495,410	8,056,518

Total assets		~~W~~	340,869,352	339,221,101

Liabilities
Financial liabilities measured at FVTPL	15,43,44,47	~~W~~	2,126,367	2,389,246
Deposits	16,43,44,47		68,544,231	66,100,573
Borrowings	17,43,44,47		29,608,382	32,730,518
Debentures	18,43,44,47		164,199,041	165,102,269
Derivative financial liabilities	9,43,44,45,47		8,109,807	14,873,939
Provisions	20		563,189	814,870
Deferred tax liabilities	35		4,464,711	4,032,721
Current tax liabilities			217,225	268,596
Other liabilities	21,43,44,47		18,188,470	9,983,473

Total liabilities			296,021,423	296,296,205
Equity
Issued capital	1,22		26,925,259	26,316,559
Capital surplus	22		2,454,072	2,457,006
Accumulated other comprehensive income	22		634,405	1,236,725
Retained earnings	22		14,834,193	12,914,606
(Regulatory reserve for credit losses of ~~W~~72,552 million as of June 30, 2025 and ~~W~~77,581 million as of December 31, 2024, respectively)
(Required provision for (reversal of) regulatory reserve for credit losses of ~~W~~319,142 million as of June 30, 2025 and ~~W~~(5,029) million as of December 31, 2024, respectively)
(Planned provision for (reversal of) regulatory reserve for credit losses of ~~W~~319,142 million as of June 30, 2025 and ~~W~~(5,029) million as of December 31, 2024, respectively)

Total equity			44,847,929	42,924,896

Total liabilities and equity		~~W~~	340,869,352	339,221,101

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Comprehensive Income

Six-month periods ended June 30, 2025 and 2024 (Unaudited)

		June 30, 2025			June 30, 2024
(In millions of won, except earnings per share information)	Notes	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income	23	~~W~~	2,731,045	5,582,256	3,086,536	6,125,243
Interest expense	23		(2,492,271)	(5,040,393)	(2,807,449)	(5,562,489)

Net interest income	46		238,774	541,863	279,087	562,754
Net fees and commission income	24		153,563	262,669	124,101	233,558
Dividend income	25		204,779	654,456	182,665	654,453
Net gain on securities measured at FVTPL	26		110,678	358,640	121,888	246,919
Net gain (loss) on financial liabilities measured at FVTPL	27		40,620	(28,452)	(34,016)	37,535
Net gain on securities measured at FVOCI	28		16,869	26,687	5,023	6,053
Net gain (loss) on derivatives	29		422,167	229,343	(241,783)	(414,435)
Net gain (loss) on foreign currency transaction	30		(215,203)	(6,160)	300,638	571,354
Other operating income (expense), net	31		483,339	368,388	(115,619)	(228,534)

Non-interest income, net			1,216,812	1,865,571	342,897	1,106,903
Reversal of credit losses	32		(71,422)	(71,295)	(134,559)	(378,809)
General and administrative expenses	33,46		176,809	385,405	180,270	387,853

Operating income	46		1,350,199	2,093,324	576,273	1,660,613
Reversal of impairment loss (impairment loss) on investments in subsidiaries and associates	10		(84,428)	487,055	853,847	374,345
Other non-operating income	34		7,683	10,690	276	1,872
Other non-operating expense	34		(1,526)	(9,524)	(1,155)	(4,533)

Non-operating income (expense), net			(78,271)	488,221	852,968	371,684

Profit before income taxes			1,271,928	2,581,545	1,429,241	2,032,297
Income tax expense	35		381,235	673,140	348,559	358,481

Profit for the period	22		890,693	1,908,405	1,080,682	1,673,816

(Profit for the period adjusted for regulatory reserve for credit losses: ~~W~~1,240,728 million and ~~W~~1,589,263 million for the three-month and six-month periods ended June 30, 2025, respectively; ~~W~~1,282,581 million and ~~W~~1,579,838 million for the three-month and six-month periods ended June 30, 2024, respectively)

Other comprehensive income for the period, net of tax	22
Items that are or may be reclassified subsequently to profit or loss:
Net gain on securities measured at FVOCI			14,176	40,235	24,021	54,700
Exchange differences on translation of foreign operations			(143,564)	(171,983)	58,612	134,948
Valuation loss on cash flow hedge			(160)	(769)	(332)	(1,109)
Net gain (loss) on hedges of net investments in foreign operations			74,806	77,184	(28,808)	(67,808)

			(54,742)	(55,333)	53,493	120,731
Items that will not be reclassified to profit or loss:
Net gain (loss) on securities measured at FVOCI			102,135	215,089	377,163	(15,730)
Fair value changes on financial liabilities designated at fair value due to credit risk			4,271	7,812	(11,814)	(6,038)

			106,406	222,901	365,349	(21,768)

			51,664	167,568	418,842	98,963

Total comprehensive income for the period		~~W~~	942,357	2,075,973	1,499,524	1,772,779

Earnings per share
Basic and diluted earnings per share (in won)	36	~~W~~	167	360	208	335

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Changes in Equity

Six-month periods ended June 30, 2025 and 2024 (Unaudited)

(In millions of won)	Issued capital		Capital surplus	Accumulated other comprehensive income	Retained earnings	Total equity
Balance at January 1, 2024	~~W~~	23,926,559	2,468,715	2,158,351	10,876,908	39,430,533
Profit for the period		—	—	—	1,673,816	1,673,816
Net gain on securities measured at FVOCI		—	—	(249,410)	288,380	38,970
Exchange differences on translation of foreign operations		—	—	134,948	—	134,948
Valuation loss on cash flow hedge		—	—	(1,109)	—	(1,109)
Net loss on hedges of net investments in foreign operations		—	—	(67,808)	—	(67,808)
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	(6,038)	—	(6,038)

Total comprehensive income (loss) for the period		—	—	(189,417)	1,962,196	1,772,779

Dividends		—	—	—	(878,125)	(878,125)
Paid in capital increase		2,205,000	(10,817)	—	—	2,194,183

Transaction with owners		2,205,000	(10,817)	—	(878,125)	1,316,058

Balance at June 30, 2024	~~W~~	26,131,559	2,457,898	1,968,934	11,960,979	42,519,370

Balance at January 1, 2025	~~W~~	26,316,559	2,457,006	1,236,725	12,914,606	42,924,896
Profit for the period		—	—	—	1,908,405	1,908,405
Net gain on securities measured at FVOCI		—	—	(514,564)	769,888	255,324
Exchange differences on translation of foreign operations		—	—	(171,983)	—	(171,983)
Valuation loss on cash flow hedge		—	—	(769)	—	(769)
Net loss on hedges of net investments in foreign operations		—	—	77,184	—	77,184
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	7,812	—	7,812

Total comprehensive income (loss) for the period		—	—	(602,320)	2,678,293	2,075,973

Dividends		—	—	—	(758,706)	(758,706)
Paid in capital increase		608,700	(2,934)	—	—	605,766

Transaction with owners		608,700	(2,934)	—	(758,706)	(152,940)

Balance at June 30, 2025	~~W~~	26,925,259	2,454,072	634,405	14,834,193	44,847,929

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Cash Flows

Six-month periods ended June 30, 2025 and 2024 (Unaudited)

(In millions of won)	Notes	2025		2024
Cash flows from operating activities
Profit for the period		~~W~~	1,908,405	1,673,816
Adjustments for:
Income tax expense	35		673,140	358,481
Interest income	23		(5,582,256)	(6,125,243)
Interest expense	23		5,040,393	5,562,489
Dividend income	25		(654,456)	(654,453)
Gain on valuation of securities measured at FVTPL	26		(256,159)	(212,537)
Gain on disposal of securities measured at FVTPL			(39,705)	(226)
Loss (gain) on financial liabilities measured at FVTPL	27		28,452	(37,535)
Gain on securities measured at FVOCI	38		(26,687)	(6,053)
Impairment loss (reversal of impairment loss) on securities measured at amortized cost			3,018	(239)
Loss on loans measured at FVTPL	31		8,904	15,671
Loss (gain) on valuation of derivatives			(1,296,300)	388,658
Net loss on fair value hedged items	29		479,898	145,484
Gain on foreign exchange translations	30		(1,720)	(551,517)
Loss (gain) on disposal of investments in subsidiaries and associates	31		(569,773)	7,203
Reversal of impairment loss on investments in subsidiaries and associates			(487,055)	(374,345)
Increase (reversal) of loan loss allowance	32		152,394	(69,085)
Reversal of provision for other assets	32		(1,154)	(2,598)
Reversal of provision for payment guarantees	20		(164,661)	(202,306)
Reversal of provision for unused commitments	20		(59,640)	(62,509)
Increase (reversal) financial guarantee provision	20		1,766	(42,311)
Reversal of provision for restoration	20		(637)	(95)
Defined benefit costs	19		15,723	13,251
Depreciation of property and equipment	11		35,947	34,967
Loss on disposal of property and equipment	34		622	754
Depreciation of investment property	12		874	877
Amortization of intangible assets	13		8,460	27,025

			(2,690,612)	(1,786,192)
Changes in operating assets and liabilities:
Due from banks			214,384	(662,009)
Securities measured at FVTPL			1,365,806	(2,334,974)
Loans measured at FVTPL			(26,119)	33,735
Loans measured at amortized cost			2,656,422	(5,104,144)
Derivative financial instruments			193,527	241,939
Other assets			(8,743,890)	931,842
Financial liabilities measured at FVTPL			(27,126)	100,771
Deposits			2,578,216	2,858,975
Defined benefit liabilities			(23,007)	(10,104)
Other liabilities			8,264,367	262,106

			6,452,580	(3,681,863)

(Continued)

Korea Development Bank

Interim Separate Statements of Cash Flows, (Continued)

Six-month periods ended June 30, 2025 and 2024 (Unaudited)

(In millions of won)	Notes	2025		2024
Income taxes paid			(406,955)	(196,875)
Interest received			5,802,066	5,971,524
Interest paid			(4,935,105)	(5,327,344)
Dividends received			647,315	653,016

Net cash provided by (used in) operating activities		~~W~~	6,777,694	(2,693,918)
Cash flows from investing activities
Net increase of securities measured at FVTPL		~~W~~	(2,425,545)	(546,505)
Disposal of securities measured at FVOCI			6,556,036	4,889,098
Acquisition of securities measured at FVOCI	5		(5,536,605)	(4,637,810)
Redemption of securities measured at amortized cost			2,124,498	2,128,648
Acquisition of securities measured at amortized cost	6		(2,952,530)	(2,346,980)
Disposal of property and equipment			1,409	1,239
Acquisition of property and equipment	11		(8,212)	(5,795)
Acquisition of intangible assets	13		(12,257)	(2,951)
Disposal of investments in subsidiaries and associates			1,272,322	172,242
Acquisition of investments in subsidiaries and associates			(238,006)	(504,268)

Net cash provided by (used in) investing activities			(1,218,890)	(853,082)
Cash flows from financing activities
Increase of financial liabilities measured at FVTPL			—	300,000
Decrease of financial liabilities measured at FVTPL			(253,592)	(99,994)
Proceeds from borrowings			30,405,088	28,884,680
Repayment of borrowings			(33,348,038)	(24,184,849)
Proceeds from issuance of debentures			54,857,240	47,118,006
Repayment of debentures			(56,133,460)	(45,626,531)
Decrease in lease liabilities			(17,546)	(14,894)
Dividends			(758,706)	(878,125)
Paid in capital increase			605,766	194,403

Net cash provided by (used in) financing activities			(4,643,248)	5,692,696
Effects from changes in foreign currency exchange rate for cash and cash equivalents held			(388,310)	198,088
Net increase in cash and cash equivalents			527,246	2,343,784
Cash and cash equivalents at beginning of the period			13,875,013	11,860,577

Cash and cash equivalents at end of the period	41	~~W~~	14,402,259	14,204,361

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with The Korea Development Bank Act to finance and manage major industrial projects.

The Bank is engaged in the banking industry under The Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

Korea Finance Corporation (“KoFC”), the former ultimate parent company, and KDB Financial Group Inc. (“KDBFG”), the former immediate parent company, were established by spin-offs of divisions of the Bank as of October 28, 2009. KoFC and KDBFG were merged into the Bank, effective as of December 31, 2014. Issued capital is ~~W~~26,925,259 million with 5,385,051,768 shares of issued and outstanding as of June 30, 2025 and 100% of the Bank’s shares are owned by the government of the Republic of Korea.

The Bank’s head office is located in 14, Eunhaeng-ro (Yeouido-dong), Yeongdeungpo-gu, Seoul and its service network as of June 30, 2025 is as follows:

	Domestic		Overseas
	Head Office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	60	12	7	6	86

2. Basis of Preparation

(1) Application of accounting standards

These condensed interim financial statements have been prepared in accordance with the Korean International Financial Reporting Standards (“K-IFRS”) 1034 Interim Financial Reporting and provide less information as compared with its annual financial statements. The condensed interim financial statements have been prepared in accordance with K-IFRS effective as of June 30, 2025 and the significant accounting policies applied in the preparation of these condensed interim financial statements have been consistently applied to all periods presented unless otherwise specified.

(2) Changes and disclosures of accounting policies

(i) New and amended standards adopted

The Bank newly applied the following amended and enacted standards for the annual period beginning on January 1, 2025. The nature and the impact of each new standard or amendment are described below:

Amendment of Korean IFRS No.1021 “The Effects of Changes in Foreign Exchange Rates” and Korean IFRS No.1101 “First-time Adoption of International Financial Reporting Standards”—Lack of exchangeability

The amendments require the Bank to determine a spot exchange rate when exchangeability is lacking, and to disclose information on the nature and financial effects of the currency not being exchangeable into another currency, the spot exchange rate(s) used, the estimation process, and the risks to which the Bank is exposed. These amendments do not have a significant impact on the financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

2. Basis of Preparation, Continued

(ii) New standards and interpretations issued but not effective

The following new standards, interpretations and amendments to existing standards have been issued but not effective for annual periods beginning after January 1, 2025, and the Bank has not early adopted them. The nature and the impact of each new standard, amendment and enactments are described below:

Amendment of Korean IFRS No.1109 “Financial Instruments” and No.1107 “Financial Instruments”

The amendments respond to recent questions arising in practice. These amendments will be applied to the financial statements for the accounting year beginning on or after January 1, 2026. These amendments do not have a significant impact on the financial statements.

•	clarify the date of recognition and derecognition of some financial assets and liabilities, with a new exception for some financial liabilities settled through an electronic cash transfer system;

•	clarify and add further guidance for assessing whether a financial asset meets the solely payments of principal and interest (SPPI) criterion;

•	add new disclosures for certain instruments with contractual terms that can change cash flows; and

•	update the disclosures for equity instruments designated at fair value through other comprehensive income (FVOCI).

Korean IFRS Accounting Standards Annual Improvements Volume 11

Korean IFRS Accounting Standards Annual Improvements Volume 11 will be effective for annual reporting periods beginning on or after January 1, 2026. These amendments do not have a significant impact on the financial statements.

•	Korean IFRS No.1101 “First-time adoption of International Financial Reporting Standards”: Hedge accounting by a first-time adopter

•	Korean IFRS No.1107 “Financial Instruments: Disclosures”: Gain or loss on derecognition, Application guidance

•	Korean IFRS No.1109 “Financial Instruments”: Derecognition of lease liabilities, Definition of transaction price

•	Korean IFRS No.1110 “Consolidated Financial Statements”: Determination of a ‘de facto agent’

•	Korean IFRS No.1007 “Statement of Cash Flows”: Cost method

(3) Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments measured at fair value through profit or loss

•	Financial instruments measured at fair value through other comprehensive income

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

2. Basis of Preparation, Continued

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets.

(4) Functional and presentation currency

These financial statements are presented in Korean won (“~~W~~”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

(5) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Management’s estimates of outcomes may differ from actual outcomes if management’s estimates and assumptions based on management’s best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and any change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only.

Uncertainties in estimates and assumptions with significant risks used in the preparation of these condensed interim separate financial statements are the same as 2024 financial statements.

3. Cash and Due from Banks

(1)	Cash and due from banks as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Cash	~~W~~	67,780	67,357
Due from banks in Korean won:
Due from Bank of Korea		2,633,898	1,236,493
Other due from banks in Korean won		65,224	316,521

		2,699,122	1,553,014
Due from banks in foreign currencies / off-shores		9,721,056	11,375,150

	~~W~~	12,487,958	12,995,521

(2)	Restricted due from banks as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Reserve deposit	~~W~~	3,837,446	2,664,190
Others		405,426	380,971

	~~W~~	4,242,872	3,045,161

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

4. Securities Measured at FVTPL

Details of securities measured at fair value through profit or loss as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Securities denominated in Korean won:
Stocks	~~W~~	2,667,294	2,383,651
Equity investments		1,520,941	1,345,253
Beneficiary certificates		11,208,977	10,697,146
Government and public bonds		3,217,493	2,804,662
Financial bonds		290,994	230,200
Others		81,108	90,721

		18,986,807	17,551,633
Securities denominated in foreign currencies/off-shores:
Stocks		31,776	30,688
Equity investments		226,363	217,416
Beneficiary certificates		535,199	551,952
Debt securities		—	67,111

		793,338	867,167

	~~W~~	19,780,145	18,418,800

5. Securities Measured at FVOCI

(1)	Details of securities measured at FVOCI as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	13,991,637	13,841,932
Government and public bonds		731,876	611,775
Financial bonds		1,592,122	1,820,344
Corporate bonds		1,099,573	2,265,042
Others		223,567	1,504,996

		17,638,775	20,044,089
Securities denominated in foreign currencies/off-shores:
Equity securities		99	1,214
Debt securities		12,193,998	12,674,481

		12,194,097	12,675,695
Loaned securities:
Debt securities		140,713	40,409

	~~W~~	29,973,585	32,760,193

Equity instruments that are acquired due to debt-to-equity swap, investment in kind and investment in ventures and small and medium-sized enterprises are designated as measured at FVOCI. The realized pre-tax income and loss on disposal of equity securities for the six-month periods ended June 30, 2025 and 2024 and ~~W~~1,046,043 million of gain and ~~W~~391,821 million of gain, respectively, which are directly recognized in retained earnings.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

5. Securities Measured at FVOCI, Continued

(2)	Changes in securities measured at FVOCI for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025		2024
Beginning balance	~~W~~	32,760,193	33,888,064
Acquisition		5,536,605	6,637,590
Disposal		(5,528,948)	(4,483,379)
Change due to amortization		5,344	12,943
Change in fair value		(535,995)	(398,894)
Reclassification		(1,399,680)	(544,800)
Foreign exchange differences		(863,966)	840,590
Others		32	37,302

Ending balance	~~W~~	29,973,585	35,989,416

(3)	Securities measured at FVOCI with disposal restrictions in securities measured at FVOCI as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
Company	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	113,050	~~W~~	223,721	Undecided
Aero Space Technology Of Korea Inc.	2,532,000		1,443	Until August 22, 2025
Others	237,102		4,766	Undecided, etc.

	2,882,152	~~W~~	229,930

	December 31, 2024
Company	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	113,050	~~W~~	208,996	Undecided
Aero Space Technology Of Korea Inc.	27,912,000		14,068	Until April 8, 2025
Onconic Therapeutics Inc.	702,850		9,999	For one month from the listing date
3billion Inc.	234,330		8,768	For two month from the listing date
3ALogics. Inc.	889,184		8,718	For one to two month from the listing date
Knowmerce Corp.	335,940		7,830	For two to three month from the listing date
ISTE Co.,Ltd.	761,904		6,248	For one month from the listing date
Others	2,749,759		3,705	Undecided, etc.

	33,699,017	~~W~~	268,332

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

5. Securities Measured at FVOCI, Continued

(4)	Changes in the loss allowance in relation to securities measured at FVOCI for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
	Lifetime expected credit loss
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	18,342	1,799	75,472	95,613
Transfer to 12-month expected credit loss		—	—	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(1,543)	1,543	—	—
Transfer to credit-impaired		—	—	—	—
Provision for (reversal of) loss allowance		(2,739)	(269)	1,278	(1,730)
Write-offs		—	—	(50,000)	(50,000)
Disposal		(2,039)	—	—	(2,039)
Foreign currency translation and others		1,753	—	167	1,920
Others		1,277	(782)	(2,978)	(2,483)

Ending balance	~~W~~	15,051	2,291	23,939	41,281

	2024
	Lifetime expected credit loss
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	16,186	1,173	73,063	90,422
Transfer to 12-month expected credit loss		32	(32)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(57)	57	—	—
Transfer to credit-impaired		(66)	66	—	—
Provision for (reversal of) loss allowance		3,277	(193)	119	3,203
Disposal		(347)	—	—	(347)
Foreign currency translation		480	2	602	1,084
Others		475	(388)	586	673

Ending balance	~~W~~	19,980	685	74,370	95,035

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

6. Securities Measured at Amortized Cost

(1)	Securities measured at amortized cost as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Amortized cost (Carrying amounts)		Fair value
Securities denominated in Korean won:
Government and public bonds	~~W~~	3,243,377	3,243,377
Financial bonds		2,286,890	2,286,326
Corporate bonds		3,519,152	3,506,983

		9,049,419	9,036,686
Securities denominated in foreign currencies:
Corporate bonds		678,795	678,795
Less: loss allowance		(12,733)

	~~W~~	9,715,481	9,715,481

	December 31, 2024
	Amortized cost (Carrying amounts)		Fair value
Securities denominated in Korean won:
Government and public bonds	~~W~~	3,492,235	3,492,235
Financial bonds		2,015,083	2,014,617
Corporate bonds		2,849,742	2,840,493

		8,357,060	8,347,345
Securities denominated in foreign currencies:
Corporate bonds		588,960	588,960
Less: loss allowance		(9,715)

	~~W~~	8,936,305	8,936,305

(2)	Changes in securities measured at amortized cost for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025		2024
Beginning balance	~~W~~	8,936,305	8,583,188
Acquisition		2,952,530	2,346,980
Redemption		(2,124,498)	(2,128,648)
Change due to amortization		140	13,464
Impairment loss		(3,018)	—
Reversal of impairment losses		—	239
Foreign currency translation		(45,978)	12,309

Ending balance	~~W~~	9,715,481	8,827,532

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

7. Loans Measured at FVTPL

(1)	Loans measured at FVTPL as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025			December 31, 2024
	Amortized cost		Fair value (Carrying amounts)	Amortized cost	Fair value (Carrying amounts)
Loans in Korean won:
Privately placed corporate bonds	~~W~~	399,750	436,988	378,250	419,773
Loans in foreign currencies:
Privately placed corporate bonds		3,137	—	3,400	—

	~~W~~	402,887	436,988	381,650	419,773

(2)	Gains (losses) related to loans measured at FVTPL for the six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Transaction gains (losses) on loans measured at FVTPL:
Transaction gains	~~W~~	503	503	3,282	3,700
Transaction losses		(396)	(884)	(1,417)	(1,417)

		107	(381)	1,865	2,283
Valuation gains (losses) on loans measured at FVTPL:
Valuation gains		264	4,602	388	2,416
Valuation losses		2,973	(13,506)	5,834	(18,087)

		3,237	(8,904)	6,222	(15,671)

	~~W~~	3,344	(9,285)	8,087	(13,388)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

8. Loans Measured at Amortized Cost

(1)	Loans measured at amortized cost and loss allowance for loan as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025			December 31, 2024
	Amortized cost (Carrying amounts)		Fair value	Amortized cost (Carrying amounts)	Fair value
Loans in Korean won:
Loans for working capital	~~W~~	70,808,813	69,991,552	68,851,877	68,093,728
Loans for facility development		62,792,200	61,885,349	62,063,432	61,108,673
Loans for households		103,854	103,485	117,607	116,709
Inter-bank loans		2,998,928	2,806,408	2,877,321	2,703,919

		136,703,795	134,786,794	133,910,237	132,023,029
Loans in foreign currencies:
Loans		32,174,972	32,199,415	35,155,384	35,092,441
Inter-bank loans		6,908,342	6,882,157	7,052,491	7,029,441
Off-shore loans		23,619,066	23,339,674	23,728,052	23,543,740

		62,702,380	62,421,246	65,935,927	65,665,622
Other loans:
Bills bought in foreign currency		2,589,511	2,534,568	2,755,722	2,723,534
Advances for customers on acceptances and guarantees		27,858	1,768	16,592	2,278
Privately placed corporate bonds		1,404,671	1,394,452	1,758,612	1,745,315
Others		7,460,591	7,305,817	8,005,365	7,827,441

		11,482,631	11,236,605	12,536,291	12,298,568

		210,888,806	208,444,645	212,382,455	209,987,219

Less:
Loss allowance for loan		(2,943,410)		(2,926,042)
Present value discount		(9,694)		(9,728)
Deferred loan origination costs and fees		39,121		34,668

	~~W~~	207,974,823		209,481,353

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

8. Loans Measured at Amortized Cost, Continued

(2)	Changes in loss allowance for loan for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
	Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	733,919	1,265,026	927,097	2,926,042
Transfer to 12-month expected credit loss		11,295	(11,295)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(18,528)	23,806	(5,278)	—
Transfer to credit-impaired		(23,662)	(5,278)	28,940	—
Provision for (reversal of) loss allowance		(96,692)	78,797	170,289	152,394
Recovery		—	—	20,235	20,235
Foreign currency translation		7,673	6,579	10,277	24,529
Other		(17,451)	(31,883)	(26,382)	(75,716)

Ending balance	~~W~~	596,554	1,325,752	1,021,104	2,943,410

	2024
	Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	587,840	1,423,097	1,089,041	3,099,978
Transfer to 12-month expected credit loss		1,876	(1,876)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(167,524)	168,129	(605)	—
Transfer to credit-impaired		(171,779)	(24,523)	196,302	—
Provision for (reversal of) loss allowance		345,512	(244,424)	(170,173)	(69,085)
Write-offs		—	—	(363)	(363)
Recovery		—	—	39,095	39,095
Disposal		—	—	(270,331)	(270,331)
Debt-to-equity swap		—	—	(44,302)	(44,302)
Foreign currency translation		12,696	14,195	6,030	32,921
Other		2,313	13,740	3,783	19,836

Ending balance	~~W~~	610,934	1,348,338	848,477	2,807,749

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

8. Loans Measured at Amortized Cost, Continued

(3)	Gains (losses) related to loans measured at amortized cost for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Reversal of (provision for) loan allowance for loan	~~W~~	(149,755)	(152,394)	75,908	69,085
Gains (loss) on disposal of loan		4,123	(1,896)	(34,848)	(27,277)

	~~W~~	(145,632)	(154,290)	41,060	41,808

9. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging risk related to changes in fair values of the underlying assets and liabilities and future cash flows.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values and cash flows of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currencies by changes in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

The Bank applies net investment hedge accounting by designating non-derivative financial instruments as hedging instruments and any gain or loss on the hedging instruments relating to the effective portion of the hedge is recognised in other comprehensive income and accumulated in the foreign currency translation reserve.

Gains and losses on the hedging instrument accumulated in the foreign currency translation reserve are reclassified to profit or loss on the disposal or partial disposal of the foreign operation.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

9. Derivative Financial Instruments, Continued

(1)	The notional amounts outstanding for derivative contracts and the carrying amounts of the derivative financial instruments as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
			Carrying amounts
	Notional amounts		Asset	Liability
Trading purpose derivative financial instruments:
Interest rate:
Futures	~~W~~	692,900	—	—
Forwards		1,440,000	4,868	108,701
Swaps		391,064,417	1,012,131	1,419,138
Options		24,189,548	233,957	508,147

		417,386,865	1,250,956	2,035,986
Currency:
Forwards		91,467,823	1,808,952	1,321,271
Swaps		157,880,379	4,430,639	4,248,040
Options		1,308,386	5,413	9,146

		250,656,588	6,245,004	5,578,457
Stock:
Futures		3,119	—	—
Options		11,540	178	382

		14,659	178	382
Commodity:
Options		199,428	3,460	3,444
Allowance and other adjustments		—	(3,108)	(1,655)

		668,257,540	7,496,490	7,616,614
Hedging purpose derivative financial instruments:
Interest rate
Swaps		41,870,753	143,849	141,844
Currency:
Swaps		13,899,696	717,615	354,076
Allowance and other adjustments		—	(237)	(2,727)

		55,770,449	861,227	493,193

	~~W~~	724,027,989	8,357,717	8,109,807

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

9. Derivative Financial Instruments, Continued

	December 31, 2024
			Carrying amounts
	Notional amounts		Asset	Liability
Trading purpose derivative financial instruments:
Interest rate:
Futures	~~W~~	389,316	—	—
Forwards		1,120,000	694	101,248
Swaps		388,226,698	1,167,657	1,815,342
Options		23,679,084	279,721	543,144

		413,415,098	1,448,072	2,459,734
Currency:
Forwards		92,754,383	4,032,920	1,953,791
Swaps		165,177,681	8,147,283	9,318,293
Options		512,687	8,736	3,184

		258,444,751	12,188,939	11,275,268
Stock:
Options		3,132	259	—
Allowance and other adjustments		—	(12,825)	(1,804)

		671,862,981	13,624,445	13,733,198
Hedging purpose derivative financial instruments:
Interest rate (*)
Swaps		48,180,348	130,264	235,972
Currency:
Swaps		11,609,881	160,577	907,743
Allowance and other adjustments		—	(35)	(2,974)

		59,790,229	290,806	1,140,741

	~~W~~	731,653,210	13,915,251	14,873,939

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until April 29, 2025.

(2)	The notional amounts outstanding for the hedging instruments by period as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	228,960	2,538,807	8,377,776	23,140,041	7,585,169	41,870,753
Currency:
Notional amounts outstanding		97,395	166,435	3,482,228	8,757,564	1,396,074	13,899,696

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

9. Derivative Financial Instruments, Continued

	December 31, 2024
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	194,040	4,804,351	9,943,343	24,808,058	8,430,556	48,180,348
Currency:
Notional amounts outstanding	~~W~~	532,518	600,953	1,277,080	7,771,329	1,428,001	11,609,881

(3)	Details of the balances of the hedging instruments by risk type as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
			Balances		Changes in fair value for the period
	Notional amounts		Assets	Liabilities
Fair value hedge accounting:
Interest rate risk:
Swaps	~~W~~	41,870,753	143,849	141,844	429,356
Currency risk:
Swaps		13,899,696	717,615	354,076	944,907

	~~W~~	55,770,449	861,464	495,920	1,374,263

	December 31, 2024
			Balances		Changes in fair value for the period
	Notional amounts		Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Swaps	~~W~~	58,800	—	—	(2,044)
Fair value hedge accounting:
Interest rate risk:
Swaps		48,121,548	130,264	235,972	256,255
Currency risk:
Swaps		11,609,881	160,577	907,743	(825,515)

		59,731,429	290,841	1,143,715	(569,260)

	~~W~~	59,790,229	290,841	1,143,715	(571,304)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

9. Derivative Financial Instruments, Continued

(4)	Details of the balances of the hedged items by risk type as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Carrying amounts			Change in value of the hedged item		Changes in fair value for the period	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI	~~W~~	6,402,271	—	106,712	—	108,807	—
Debt debentures		—	34,993,262	—	(282,345)	(489,613)	—
Other liabilities (Deposits, etc.)		—	116,182	—	(18,995)	(3,481)	—

		6,402,271	35,109,444	106,712	(301,340)	(384,287)	—
Currency risk:
Debt debentures		—	13,761,226	—	352,043	(938,227)	—

	~~W~~	6,402,271	48,870,670	106,712	50,703	(1,322,514)	—

	December 31, 2024
	Carrying amounts			Change in value of the hedged item		Changes in fair value for 2024	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Debt debentures	~~W~~	—	58,800	—	—	—	1,045
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI		6,638,016	—	8,661	—	(6,819)	—
Debt debentures		—	40,711,955	—	(868,944)	(265,708)	—
Other liabilities (Deposits, etc.)		—	122,084	—	(24,359)	3,247	—

		6,638,016	40,834,039	8,661	(893,303)	(269,280)	—
Currency risk:
Debt debentures		—	11,376,831	—	527,750	828,917	—

		6,638,016	52,210,870	8,661	(365,553)	559,637	—

	~~W~~	6,638,016	52,269,670	8,661	(365,553)	559,637	1,045

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

9. Derivative Financial Instruments, Continued

(5)	Details of hedge ineffectiveness recognized in profit or loss from derivatives for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025		2024
Interest rate risk	~~W~~	45,069	(4,040)
Currency risk		6,680	447

	~~W~~	51,749	(3,593)

(6)

The summary of the amounts that have affected the statement of comprehensive income as a result of applying cash flow hedge accounting for the six-month periods ended June 30, 2025 and 2024 is as follows:

	2025
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss (*)	Amount reclassified from other comprehensive income to profit or loss (*)
Interest rate risk	~~W~~	—	—	(1,045)

(*)	Recognized in gains or losses related to hedging purpose derivatives.

	2024
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss (*)	Amount reclassified from other comprehensive income to profit or loss (*)
Interest rate risk	~~W~~	(670)	40	(837)

(*)	Recognized in gains or losses related to hedging purpose derivatives.

(7)	Details of net investments in foreign operations as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Changes in fair value		Other comprehensive income for hedges of net investments in foreign operations
Currency (foreign exchange risk)	~~W~~	(104,870)	(179,126)

	December 31, 2024
	Changes in fair value		Other comprehensive income for hedges of net investments in foreign operations
Currency (foreign exchange risk)	~~W~~	166,721	(283,996)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

9. Derivative Financial Instruments, Continued

(8)	Details of hedging instruments in hedge of net investments in foreign operations as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Carrying amount		Changes in fair value for the period	Change in the value of the hedging instrument recognized in other comprehensive income for the period	Hedge ineffectiveness recognized in profit or loss for the period
Debentures in foreign currencies	~~W~~	1,236,404	104,870	104,870	—

	December 31, 2024
	Carrying amount		Changes in fair value for the year	Change in the value of the hedging instrument recognized in other comprehensive income for the year	Hedge ineffectiveness recognized in profit or loss for the year
Debentures in foreign currencies	~~W~~	1,324,680	(166,721)	(166,721)	—

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

10. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Subsidiaries:
KDB Asia (HK) Ltd.	~~W~~	332,907	332,907
KDB Bank Europe Ltd. (*1)		144,214	145,747
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan Ltd.		47,937	47,937
Banco KDB Do Brazil S.A. (*2)		50,378	52,622
PT KDB Tifa Finance Tbk		77,767	85,288
KDB Silicon Valley LLC		118,615	118,615
KDB OCCASIO II, L.P.		142,035	147,565
KDB Synergy, L.P.		126,592	126,592
KDB Investment Co., Ltd.		70,000	70,000
KDB Biz Co., Ltd.		1,500	1,500
KDB Life Insurance Co., Ltd. (*3)		90,120	—
KDB Capital Corporation		597,290	597,290
Korea BTL Financing 1		93,248	100,623
Korea Railroad Financing 1		64,147	67,098
Korea Education Financing		28,120	30,685
KDB Infrastructure Investment Asset Management Co., Ltd.		16,843	16,843
KDB Consus Value PEF (*3) (*4)		—	317,360
KDB-IAP OBOR PEF (*5)		—	—
Green Initiative 2nd Private Equity Fund		217,577	217,577
KDBC Co-investment Private Equity Fund		33,471	33,914
KDB Asia PEF		88,066	88,066
KDB Small Medium Mezzanine PEF		33,350	33,350
Corporate Liquidity Assistance Agency Co., Ltd.		1,000,000	1,000,000

		3,436,566	3,693,968
Associates:
Korea Electric Power Co., Ltd.		16,921,067	16,921,067
Korea Tourism Organization		337,286	337,286
Korea Infrastructure Fund II		211,781	212,074
Korea Ocean Business Corporation		631,777	631,777
Korea Real Estate Board		58,492	58,492
Hanwha Ocean Co., Ltd. (*6)		1,756,189	2,227,877
HMM Co., Ltd. (*7)		7,330,015	5,240,667
GM Korea Company (*8)		483,542	474,733
HANJIN KAL		500,000	500,000
Korean Air Lines Co., Ltd.		330,477	330,477
TAEYOUNG ENGINEERING & CONSTRUCTION		54,719	54,719
Others (*9)		2,628,092	2,580,204

		31,243,437	29,569,373

	~~W~~	34,680,003	33,263,341

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

(*1)

Due to a decrease in value in use resulting from the decline of expected cash flows from the shares held by the Bank , the Bank recognized impairment losses amounting to ~~W~~1,533 million for the period ended June 30, 2025. Additionally, the Bank recognized reversal of impairment losses amounting to ~~W~~19,145 million for the year ended December 31, 2024.

(*2)

Due to a decrease in value in use resulting from the decline of expected cash flows from the shares held by the Bank , the Bank recognized impairment losses amounting to ~~W~~2,244 million for the period ended June 30, 2025. Additionally, the Bank recognized reversal of impairment losses amounting to ~~W~~1,347 million for the year ended December 31, 2024.

(*3)

For the period ended June 30, 2025, KDB Life Insurance Co., Ltd., formerly a sub-subsidiary of KDB Konsus Value PEF, was reclassified as a directly held subsidiary of the Bank. Following this reclassification, an impairment loss of ~~W~~229,008 million was recognized for the period ended June 30, 2025 due to a decrease in value in use based on the assessment of operating cash flows.

(*4)

The Bank recognized impairment losses amounting to ~~W~~11,692 million for the period ended June 30, 2025 and ~~W~~161,231 million for the year ended December 31, 2024, respectively, due to a decrease in value in use resulting from the decline of expected cash flows from the shares held by the Bank.

(*5)

The decrease in the net asset value due to the decrease in the fair value of assets held prior to the previous year was considered as objective evidence of impairment and an impairment loss was recognized, resulting in a carrying value of “0”.

(*6)

Due to the increase in the recoverable amount resulting from the rise in the fair value of the held shares, the Bank recognized a reversal of impairment loss of ~~W~~16,787 million for the period ended June 30, 2025 and ~~W~~731,136 million for the year ended December 31, 2024.

(*7)

The Bank recognized a reversal of impairment loss amounting to ~~W~~689,668 million for the period ended June 30, 2025 due to the decrease in value in use based on the operating cash flow. Additionally, The Bank recognized impairment losses amounting to ~~W~~388,273 million for the year ended December 31, 2024.

(*8)

The Bank recognized a reversal of impairment loss amounting to ~~W~~8,808 million for the period ended June 30, 2025 and ~~W~~18,830 million for the year ended December 31, 2024, respectively, due to the increase in value in use based on the operating cash flow.

(*9)

The Bank recognized a reversal of impairment losses amounting to ~~W~~16,270 million for HYUNDAI START-UP VENTURE FUND I and 10 other companies for the year ended June 30, 2025. The Bank recognized impairment losses amounting to ~~W~~60,067 million for AJU PRIVATE EQUITY FUND NO.2 and 14 other companies for the year ended December 31, 2024.

(2)	The market value of marketable investments in subsidiaries and associates as of June 30, 2025 and December 31, 2024 are as follows:

	Market value			Carrying amounts
	June 30, 2025		December 31, 2024	June 30, 2025	December 31, 2024
Korea Electric Power Co., Ltd.	~~W~~	8,301,546	4,235,267	16,921,067	16,921,067
HMM Co., Ltd.		8,306,984	5,248,540	7,330,015	5,240,667
HANJIN KAL		834,746	532,486	500,000	500,000
Korean Airlines Co., Ltd.		280,294	276,622	330,477	330,477
Hanwha Ocean Co., Ltd.		3,711,014	2,231,222	1,756,189	2,227,877
TAEYOUNG ENGINEERING & CONSTRUCTION		99,348	82,420	54,719	54,719

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia (HK) Ltd.	Hong Kong	December	Finance	~~W~~	4,954,857	4,084,729	870,128	271,316	36,121	(33,948)	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		1,679,260	1,517,148	162,112	50,592	3,669	13,573	100.00
KDB Ireland Ltd.	Ireland	December	Finance		1,420,749	1,253,050	167,699	56,923	6,506	(9,570)	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		1,395,833	1,155,287	240,546	65,340	35,286	35,176	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		727,163	602,376	124,787	119,360	4,595	9,629	100.00
PT KDB Tifa Finance Tbk	Indonesia	December	Finance		147,004	48,940	98,064	7,678	1,741	(7,336)	77.50
KDB Silicon Valley LLC	USA	December	Finance		143,654	1,923	141,731	4,141	1,129	(10,708)	100.00
KDB OCCASIO II, L.P.	Cayman Islands	December	Financial investment		227,847	29,972	197,875	18,286	17,060	990	90.00
KDB Synergy, L.P.	Cayman Islands	December	Financial investment		187,653	50,240	137,413	5,762	4,810	(6,557)	100.00
KDB Capital Corporation	Korea	December	Specialized Credit Finance		11,746,075	9,832,465	1,913,610	508,839	194,906	189,697	99.92
Korea BTL Financing 1 (*1)	Korea	Semi- annually	Financial investment		228,181	154	228,027	6,694	6,346	6,346	41.67
Korea Railroad Financing 1 (*1)	Korea	Semi- annually	Financial investment		132,944	5	132,939	3,605	3,435	3,435	50.00
Korea Education Financing (*1)	Korea	Semi- annually	Financial investment		57,635	11	57,624	1,508	1,426	1,426	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		68,968	11,143	57,825	19,600	8,118	8,118	84.16
KDB Investment Co., Ltd.	Korea	December	Finance		95,707	3,891	91,816	4,932	1,525	1,525	100.00
KDB Biz Co., Ltd.	Korea	December	Services		11,516	7,763	3,753	15,472	275	275	100.00
KDB Life Insurance Co., Ltd.	Korea	December	Insurance		17,404,471	17,528,624	(124,153)	1,015,094	(10,281)	(166,576)	97.65
KDB-IAP OBOR PEF (*2)	Korea	December	Financial investment		62,974	72,457	(9,483)	—	(574)	203	33.52
KDB Asia PEF (*2)	Korea	December	Financial investment		209,976	166	209,810	1	5,550	(15,062)	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment		63,126	3	63,123	1,646	1,527	1,527	66.67
Green Initiative 2nd Private Equity Fund (*2)	Korea	December	Financial investment		1,252,998	591,876	661,122	355,390	(29,488)	(29,990)	38.00
KDBC Co-investment Private Equity Fund	Korea	December	Financial investment		50,313	21	50,292	3,997	1,820	1,820	70.00
Corporate Liquidity Assistance Agency Co., Ltd.	Korea	December	Financial investment		1,089,899	—	1,089,899	7,323	7,199	7,199	100.00
Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity generation	~~W~~	249,899,672	206,232,333	43,667,339	46,174,122	3,464,958	2,738,012	32.90
Korea Tourism Organization	Korea	December	Culture and tourism administration		1,184,812	349,836	834,976	353,336	12,936	12,998	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment		969,917	131,266	838,651	36,584	33,397	33,397	26.67
Korea Ocean Business Corporation	Korea	December	Finance		13,539,302	5,650,777	7,888,525	342,128	474,823	(173,093)	20.80

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

	June 30, 2025
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Korea Real Estate Board	Korea	December	Appraisal	379,932	87,637	292,295	139,735	32,096	44,954	30.60
GM Korea Company (*3)	Korea	December	Manufacturing	10,315,240	4,654,612	5,660,628	6,575,502	194,602	340,614	17.02
HMM Co., Ltd.	Korea	December	Foreign cargo transportation	32,246,433	5,850,913	26,395,520	5,477,429	1,210,971	(922,956)	36.02
HANJIN KAL (*3)	Korea	December	Holding compnay	4,334,504	930,620	3,403,884	133,332	182,389	167,254	10.58
Korean Airlines Co., Ltd. (*3)	Korea	December	Air passenger transportation	47,337,999	35,806,631	11,531,368	12,702,568	769,602	710,150	3.32
Hanwha Ocean Co., Ltd. (*3)	Korea	December	Manufacturing	18,303,713	13,077,937	5,225,776	6,437,203	364,125	342,790	15.25
TAEYOUNG ENGINEERING & CONSTRUCTION (*4)	Korea	December	Construction	4,161,401	3,752,595	408,806	1,199,278	(109,630)	(115,614)	11.63

(*1)

The investees are financed by the Bank and managed by KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Bank holds less than half of the voting rights because the Bank is exposed to variable returns and has the ability to affect those returns through its power over the investee.

(*2)

Although the Bank’s shareholding in the investee is less than 50%, it controls the investee since it is exposed, or has right to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

(*3)	Although the Bank’s shareholding is less than 20%, the Bank has significant influence considering the right to elect the investees’ directors and the Bank classifies the companies as associates.
(*4)

Although the Bank’s shareholding is less than 20%, as the main creditor bank, the Bank have initiated management procedures that designate the Bank as the managing institution. Consequently, the Bank have acquired significant influence, such as the ability to participate in the financial and operating policies of the company, and have classified it as an associate.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

	December 31, 2024
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia (HK) Ltd.	Hong Kong	December	Finance	~~W~~	4,772,302	3,861,411	910,891	398,397	86,776	198,956	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		1,576,690	1,428,151	148,539	124,478	10,345	7,833	100.00
KDB Ireland Ltd.	Ireland	December	Finance		1,451,315	1,274,047	177,268	104,690	13,336	37,879	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		1,119,216	909,683	209,533	107,884	58,442	72,178	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		768,583	651,551	117,032	112,929	10,355	(3,077)	100.00
PT KDB Tifa Finance Tbk	Indonesia	December	Finance		187,549	76,978	110,571	15,676	5,542	14,484	84.65
KDB Silicon Valley LLC	USA	December	Finance		154,757	2,318	152,439	5,950	1,022	21,644	100.00
KDB OCCASIO II, L.P.	Cayman Islands	December	Finance		216,086	19,201	196,885	19,917	18,443	41,624	90.00
KDB Synergy, L.P.	Cayman Islands	December	Finance		158,602	14,632	143,970	6,229	2,079	16,085	100.00
KDB Capital Corporation	Korea	December	Specialized Credit Finance		10,817,227	9,131,904	1,685,323	887,013	228,977	227,595	99.92
Korea BTL Financing 1 (*1)	Korea	Semi- annually	Financial investment		244,602	168	244,434	14,769	10,165	10,165	41.67
Korea Railroad Financing 1 (*1)	Korea	Semi- annually	Financial investment		138,295	6	138,289	7,677	5,400	5,400	50.00
Korea Education Financing (*1)	Korea	Semi- annually	Financial investment		62,670	9	62,661	3,389	2,676	2,676	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		81,990	15,033	66,957	43,136	20,295	20,152	84.16
KDB Investment Co., Ltd.	Korea	December	Finance		95,332	4,281	91,051	9,975	3,797	3,759	100.00
KDB Biz Co., Ltd.	Korea	December	Services		7,823	4,344	3,479	29,648	415	(128)	100.00
KDB Consus Value PEF	Korea	December	Financial investment		17,763,900	17,705,401	58,499	1,772,177	4,576	(621,923)	75.92
KDB-IAP OBOR PEF (*2)	Korea	December	Financial investment		68,249	77,936	(9,687)	—	(1,123)	(2,251)	33.52
KDB Asia PEF (*2)	Korea	December	Financial investment		239,159	198	238,961	1	3,572	30,175	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment		63,454	75	63,379	2,320	(23,138)	(23,138)	66.67
Green Initiative 2nd Private Equity Fund (*2)	Korea	December	Financial investment		1,331,309	641,097	690,212	620,498	(14,598)	(14,642)	38.00
KDBC Co-investment Private Equity Fund	Korea	December	Financial investment		52,964	111	52,853	49,841	38,074	38,074	70.00
Corporate Liquidity Assistance Agency Co., Ltd.	Korea	December	Financial investment		1,082,696	—	1,082,696	32,897	14,841	14,841	100.00
Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity generation	~~W~~	246,807,795	205,444,962	41,362,833	93,398,896	3,491,698	4,070,175	32.90
Korea Tourism Organization	Korea	December	Culture and tourism administration		1,186,637	374,191	812,446	883,749	947	(3,064)	43.58

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

	December 31, 2024
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Korea Infrastructure Fund II	Korea	December	Financial investment	958,001	118,877	839,124	104,545	97,646	97,646	26.67
Korea Ocean Business Corporation	Korea	December	Finance	13,718,841	5,657,223	8,061,618	500,210	(437,522)	173,900	20.80
Korea Real Estate Board	Korea	December	Appraisal	314,616	59,868	254,748	240,013	17,147	17,129	30.60
GM Korea Company (*3)	Korea	December	Manufacturing	9,904,378	4,593,449	5,310,929	14,337,105	2,198,818	2,084,697	17.02
HMM Co., Ltd.	Korea	December	Foreign cargo transportation	33,848,562	5,993,018	27,855,544	11,700,224	3,782,169	6,946,998	33.73
HANJIN KAL (*3)	Korea	December	Holding company	4,207,158	893,997	3,313,161	292,157	496,999	467,614	10.58
Korean Air Lines Co., Ltd. (*3)	Korea	December	Air passenger transportation	47,012,066	36,048,874	10,963,192	17,870,718	1,381,858	1,279,328	3.32
Hanwha Ocean Co., Ltd. (*3)	Korea	December	Manufacturing	17,843,809	12,980,459	4,863,350	10,776,005	528,119	568,324	19.50
TAEYOUNG ENGINEERING & CONSTRUCTION (*4)	Korea	December	Construction	4,323,924	3,796,725	527,199	2,686,174	34,976	31,449	11.64

(*1)

The investees are financed by the Bank and managed by KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Bank holds less than half of the voting rights because the Bank is exposed to variable returns and has the ability to affect those returns through its power over the investee.

(*2)

Although the Bank’s shareholding in the investee is less than 50%, it controls the investee since it is exposed, or has right to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

(*3)	Although the Bank’s shareholding is less than 20%, the Bank has significant influence considering the right to elect the investees’ directors and the Bank classifies the companies as associates.
(*4)

Although the Bank’s shareholding is less than 20%, as the main creditor bank, the Bank have initiated management procedures that designate the Bank as the managing institution. Consequently, the Bank have acquired significant influence, such as the ability to participate in the financial and operating policies of the company, and have classified it as an associate.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

11. Property and Equipment

Changes in property and equipment for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
	January 1, 2025		Acquisition/ depreciation/ Impariment	Disposal	Reclassifi- cation	Foreign exchange differences	June 30, 2025
Acquisition cost:
Land	~~W~~	317,788	—	—	(77)	—	317,711
Buildings and structures		643,720	828	(62)	1,586	—	646,072
Leasehold improvements		47,643	73	—	1,153	(814)	48,055
Vehicles		630	—	—	—	(28)	602
Equipment		64,187	920	(327)	—	(227)	64,553
Construction in progress		—	4,872	—	(4,436)	—	436
Right-of-use assets (Real estate)		133,356	23,585	(18,786)	—	(6,644)	131,511
Right-of-use assets (Vehicles)		13,094	405	(349)	—	(128)	13,022
Right-of-use assets (Others)		152	—	(3)	—	(11)	138
Others		185,643	1,519	(124)	—	(365)	186,673

		1,406,213	32,202	(19,651)	(1,774)	(8,217)	1,408,773
Accumulated depreciation:
Buildings and structures (*)		274,634	8,552	—	(62)	—	283,124
Leasehold improvements		39,962	1,609	—	—	(522)	41,049
Vehicles		593	—	—	—	(25)	568
Equipment (*)		54,725	1,852	(321)	—	(163)	56,093
Right-of-use assets (Real estate)		70,077	17,386	(16,836)	—	(3,273)	67,354
Right-of-use assets (Vehicles)		6,822	1,771	(348)	—	(91)	8,154
Right-of-use assets (Others)		80	26	(4)	—	(7)	95
Others		159,798	4,751	(111)	—	(249)	164,189

		606,691	35,947	(17,620)	(62)	(4,330)	620,626
Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	794,138	(3,745)	(2,031)	(1,712)	(3,887)	782,763

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

11. Property and Equipment, Continued

	2024
	January 1, 2024		Acquisition/ depreciation/ Impariment	Disposal	Reclassifi- cation	Foreign exchange differences	June 30, 2024
Acquisition cost:
Land	~~W~~	307,481	—	—	10,683	—	318,164
Buildings and structures		635,054	2,066	(909)	820	—	637,031
Leasehold improvements		46,003	492	—	—	77	46,572
Vehicles		585	—	—	—	25	610
Equipment		62,730	637	(91)	—	237	63,513
Construction in progress		1,817	—	—	—	—	1,817
Right-of-use assets (Real estate)		122,090	15,118	(13,694)	—	5,364	128,878
Right-of-use assets (Vehicles)		11,245	520	(1,742)	—	117	10,140
Right-of-use assets (Others)		93	—	(5)	—	7	95
Others		170,173	2,600	(46)	—	358	173,085

		1,357,271	21,433	(16,487)	11,503	6,185	1,379,905
Accumulated depreciation:
Buildings and structures (*)		254,358	8,363	—	722	(1)	263,442
Leasehold improvements		37,520	1,425	—	—	(269)	38,676
Vehicles		544	9	—	—	22	575
Equipment (*)		51,321	2,042	(90)	—	151	53,424
Right-of-use assets (Real estate)		51,066	16,544	(12,610)	—	2,096	57,096
Right-of-use assets (Vehicles)		5,277	1,599	(1,742)	—	54	5,188
Right-of-use assets (Others)		37	22	(6)	—	1	54
Others		149,680	4,963	(46)	—	221	154,818

		549,803	34,967	(14,494)	722	2,275	573,273
Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

		(802,084	(13,534)	(1,993)	10,781	3,910	801,248

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

12. Investment Property

Changes in investment property for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
	January 1, 2025		Acquisition/ depreciation	Reclassification	June 30, 2025
Acquisition cost:
Land	~~W~~	45,143	—	77	45,220
Buildings and structures		56,907	—	1,697	58,604

		102,050	—	1,774	103,824
Accumulated depreciation:
Buildings and structures		36,502	874	62	37,438
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	62,573	(874)	1,712	63,411

	2024
	January 1, 2024		Acquisition/ depreciation	Reclassification	June 30, 2024
Acquisition cost:
Land	~~W~~	55,450	—	(10,683)	44,767
Buildings and structures		55,992	—	(820)	55,172

		111,442	—	(11,503)	99,939
Accumulated depreciation:
Buildings and structures		34,645	877	(722)	34,800
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	73,822	(877)	(10,781)	62,164

The fair value of the Bank’s investment property, as determined based on valuation by an independent appraiser, amounts to ~~W~~83,958 million and ~~W~~83,879 million as of June 30, 2025 and December 31, 2024, respectively. Additionally, fair value of investment in property is classified as level 3 according to the fair value hierarchy in Note 43.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

13. Intangible Assets

Changes in intangible assets for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
	January 1, 2025		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2025
Development expense	~~W~~	35,296	8,847	—	(4,614)	(43)	39,486
Equipment usage right		404	—	—	(27)	(27)	350
Other deposits provided		11,485	—	—	—	(66)	11,419
Others		14,986	3,410	—	(3,819)	149	14,726

	~~W~~	62,171	12,257	—	(8,460)	13	65,981

	2024
	January 1, 2024		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2024
Development expense	~~W~~	55,907	1,024	—	(23,341)	40	33,630
Equipment usage right		409	—	—	(26)	28	411
Other deposits provided		11,542	—	—	—	66	11,608
Others		17,603	1,927	—	(3,658)	270	16,142

	~~W~~	85,461	2,951	—	(27,025)	404	61,791

14. Other Assets

Other assets as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Accounts receivable	~~W~~	12,544,300	4,380,521
Unsettled domestic exchange receivables		2,362,073	1,933,905
Accrued income		944,980	1,108,382
Guarantee deposits		441,953	446,219
Prepaid expenses		21,104	20,903
Advance payments		8,657	8,648
Financial guarantee asset		45,631	50,298
Others		200,715	183,774

		16,569,413	8,132,650
Loss allowance for other assets		(70,552)	(72,514)
Present value discount		(3,451)	(3,618)

	~~W~~	16,495,410	8,056,518

The carrying amounts of financial assets included in other assets above amounted to ~~W~~16,232,418 million and ~~W~~7,798,105 million as of June 30, 2025 and December 31, 2024, respectively, and their fair value amounted to ~~W~~16,230,624 million and ~~W~~7,797,591 million as of June 30, 2025 and December 31, 2024, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

15. Financial Liabilities Measured at FVTPL

(1)	Financial liabilities designated at fair value through profit or loss as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Debentures	~~W~~	1,565,889	1,806,079
Deposits		560,478	583,167

	~~W~~	2,126,367	2,389,246

Bonds and deposits, for which interest rate risk is managed by holding derivatives and securities, have been designated at fair value through profit or loss in order to significantly reduce accounting mismatches arising from recognition or measurement.

(2)

The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Carrying amount	~~W~~	2,126,367	2,389,246
Contractual cash flow amounts		2,527,664	2,787,200

Difference	~~W~~	(401,297)	(397,954)

16. Deposits

Deposits as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025			December 31, 2024
	Amortized cost (Carrying amounts)		Fair value	Amortized cost (Carrying amounts)	Fair value
Deposits in Korean won:
Demand deposits	~~W~~	324,660	324,660	104,173	104,173
Time and savings deposits		48,932,600	49,016,282	47,088,629	47,156,011
Certificates of deposit		215,351	215,304	505,159	505,223

		49,472,611	49,556,246	47,697,961	47,765,407
Deposits in foreign currencies:
Demand deposits		975,144	975,001	963,783	962,800
Time and savings deposits		7,994,193	7,992,485	7,776,645	7,739,508
Certificates of deposit		9,061,779	9,082,824	8,651,522	8,677,085

		18,031,116	18,050,310	17,391,950	17,379,393
Off-shore deposits in foreign currencies:
Demand deposits		1,040,504	1,040,504	1,010,662	1,010,662

	~~W~~	68,544,231	68,647,060	66,100,573	66,155,462

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

17. Borrowings

(1)	Borrowings as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost (Carrying amounts)		Fair value
Borrowings in Korean won	—	2.91	~~W~~	4,705,249	4,665,124
Borrowings in foreign currencies	—	6.48		18,278,980	18,262,219
Off-shore borrowings in foreign currencies	1.97	5.13		2,349,955	2,346,576
Others	0.64	4.60		4,279,425	4,275,748

				29,613,609	29,549,667

Deferred borrowing costs				(5,227)

			~~W~~	29,608,382

	December 31, 2024
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost (Carrying amounts)		Fair value
Borrowings in Korean won	—	2.91	~~W~~	4,689,044	4,641,896
Borrowings in foreign currencies	0.40	6.91		20,545,564	20,489,948
Off-shore borrowings in foreign currencies	2.25	5.32		3,478,482	3,463,100
Others	0.43	5.68		4,023,136	4,002,350

				32,736,226	32,597,294

Deferred borrowing costs				(5,708)

			~~W~~	32,730,518

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

17. Borrowings, Continued

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing costs as of June 30, 2025 and December 31, 2024 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2025		December 31, 2024

The Bank of Korea	Borrowings from Bank of Korea	—	~~W~~	302,783	330,451

Ministry of Economy and Finance	Borrowings from government fund (*)	2.08 ~ 2.20		54,928	62,184

Korea SMEs and Startups Agency	Borrowings from small and medium enterprise promotion fund	1.45 ~ 2.65		71,963	64,390

Ministry of Culture, Sports and Tourism	Borrowings from tourism promotion fund	0.45 ~ 1.70		2,922,144	2,946,821

Korea Energy Agency	Borrowings from fund for rational use of energy	0.25 ~ 1.75		284,071	280,245

Local governments	Borrowings from local small and medium enterprise promotion fund	0.50 ~ 2.80		18,827	19,160

Others	Borrowings from petroleum enterprise fund and others	0.00 ~ 2.91		1,050,533	985,793

			~~W~~	4,705,249	4,689,044

(*)	Borrowings from government fund are subordinated borrowings.

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for gains and losses on deferred borrowing costs as of June 30, 2025 and December 31, 2024 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2025		December 31, 2024

Mizuho and others	Bank loans from foreign funds	2.37 ~ 5.28	~~W~~	2,871,980	2,798,873

BANK OF NEW YORK MELL ON, LONDON and others	Off-shore short term borrowings	1.97 ~ 4.51		964,019	1,757,295

China Development Bank and others	Off-shore long term borrowings	2.07 ~ 5.13		1,385,936	1,721,187

Others	Short-term borrowings in foreign currencies	0.00 ~ 6.48		13,851,129	16,412,709

	Long term borrowings in foreign currencies	1.00 ~ 6.28		1,555,871	1,333,982

			~~W~~	20,628,935	24,024,046

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

18. Debentures

Details of debentures as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost (Carrying amount)		Fair value
Debentures in Korean won:
Debentures	0.98	7.05	~~W~~	114,092,589	114,831,612
Discount on debentures				(191,044)
Valuation adjustment for fair value hedges				(77,198)

				113,824,347
Debentures in foreign currencies:
Debentures	0.80	13.29		28,338,945	29,568,460
Discount on debentures				(39,445)
Valuation adjustment for fair value hedges				(83,558)

				28,215,942
Off-shore debentures:
Debentures	0.17	13.42		21,983,032	22,288,002
Discount on debentures				(54,734)
Valuation adjustment for fair value hedges				230,454

				22,158,752

			~~W~~	164,199,041	166,688,074

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

18. Debentures, Continued

	December 31, 2024
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost (Carrying amount)		Fair value
Debentures in Korean won:
Debentures	0.98	7.05	~~W~~	113,968,049	114,467,840
Discount on debentures				(178,440)
Valuation adjustment for fair value hedges				(120,391)

				113,669,218
Debentures in foreign currencies:
Debentures	0.75	11.24		29,840,263	30,907,953
Discount on debentures				(41,691)
Valuation adjustment for fair value hedges				(444,851)

				29,353,721
Off-shore debentures:
Debentures	0.17	11.21		21,912,152	22,276,988
Discount on debentures				(56,870)
Valuation adjustment for fair value hedges				224,048

				22,079,330

			~~W~~	165,102,269	167,652,781

19. Defined Benefit Assets

The Bank implements a defined benefit retirement pension plan based on employee compensation benefits and service periods.

(1)	Details of net defined benefit assets as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Present value of defined benefit obligation	~~W~~	439,259	429,017
Fair value of plan assets		(477,511)	(459,985)

Net defined benefit assets	~~W~~	(38,252)	(30,968)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

19. Defined Benefit Assets, Continued

(2)	Defined benefit costs recognized in profit or loss for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current service costs	~~W~~	8,186	16,373	7,495	15,065
Interest expense, net		(325)	(650)	(908)	(1,814)

	~~W~~	7,861	15,723	6,587	13,251

20. Provisions

(1)	Details of provisions as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Provision for payment guarantees	~~W~~	248,724	434,990
Provision for unused commitments		266,026	333,175
Provision for financial guarantee		9,326	7,560
Provision for possible losses from lawsuits		21,573	21,573
Provision for restoration		14,149	14,181
Other provision		3,391	3,391

	~~W~~	563,189	814,870

(2)	Changes in provision for payment guarantees for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	215,589	190,183	29,218	434,990
Transfer to 12-month expected credit loss		16	(16)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(98)	167	(69)	—
Transfer to credit-impaired exposures		—	—	—	—
Impairment gain		(96,725)	(65,583)	(2,353)	(164,661)
Foreign currency translation		(9,821)	(9,804)	(1,980)	(21,605)

Ending balance	~~W~~	108,961	114,947	24,816	248,724

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

20. Provisions, Continued

	2024
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	230,436	317,138	44,524	592,098
Transfer to 12-month expected credit loss		36,073	(36,065)	(8)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(62,334)	63,334	(1,000)	—
Transfer to credit-impaired exposures		(34,888)	(1,306)	36,194	—
Impairment loss (gain)		59,656	(186,207)	(75,755)	(202,306)
Foreign currency translation		36,946	470	475	37,891

Ending balance	~~W~~	265,889	157,364	4,430	427,683

(3)	Changes in provision for unused commitments for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	132,746	124,675	75,754	333,175
Transfer to 12-month expected credit loss		2,263	(2,263)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(16,385)	16,501	(116)	—
Transfer to credit-impaired		—	(2,044)	2,044	—
Impairment loss (gain)		9,919	(24,690)	(44,869)	(59,640)
Foreign currency translation		(5,083)	(2,228)	(198)	(7,509)

Ending balance	~~W~~	123,460	109,951	32,615	266,026

	2024
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	114,277	272,952	11,412	398,641
Transfer to 12-month expected credit loss		17,760	(17,755)	(5)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(109,125)	109,222	(97)	—
Transfer to credit-impaired		(75,467)	(121)	75,588	—
Impairment loss (gain)		184,340	(237,914)	(8,935)	(62,509)
Foreign currency translation		4,947	2,026	64	7,037

Ending balance	~~W~~	136,732	128,410	78,027	343,169

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

20. Provisions, Continued

(4)	Changes in provision for financial guarantee for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	2,920	3,209	1,431	7,560
Transfer to 12-month expected credit loss		—	—	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(1,030)	1,030	—	—
Transfer to credit-impaired		—	(1,683)	1,683	—
Impairment loss (gain)		(580)	2,499	(153)	1,766

Ending balance	~~W~~	1,310	5,055	2,961	9,326

	2024
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	3,122	42,240	5,401	50,763
Transfer to 12-month expected credit loss		—	—	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(20)	20	—	—
Transfer to credit-impaired		—	(56)	56	—
Impairment loss (gain)		425	(39,238)	(3,498)	(42,311)

Ending balance	~~W~~	3,527	2,966	1,959	8,452

(5)	Changes of lawsuit provision, provision for restoration and other provision for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
	Lawsuit provision		Provision for restoration	Other provision
Beginning balance	~~W~~	21,573	14,181	3,391
Decrease of provision		—	(637)	—
Provision used and others		—	605	—

Ending balance	~~W~~	21,573	14,149	3,391

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

20. Provisions, Continued

	2024
	Lawsuit provision		Provision for restoration	Other provision
Beginning balance	~~W~~	168	13,722	3,391
Decrease of provision		—	(95)	—
Provision used and others		—	364	—

Ending balance	~~W~~	168	13,991	3,391

(6)	Provision for payment guarantees and financial guarantee

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates under the Bank’s expected credit loss model, and records the provision as a reserve for expected credit losses on acceptances and guarantees.

In the case of financial guarantee contracts, when the amount calculated using the same method as above is greater than the initial amount less amortization of fees recognized, the difference is recorded as provision for financial guarantee.

(7)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates under the Bank’s expected credit loss model.

(8)	Provision for possible losses from lawsuits

As of June 30, 2025, the Bank is involved in 4 lawsuits as a plaintiff and 15 lawsuits as a defendant. The aggregate amounts of claims as a plaintiff and a defendant amounted to ~~W~~17,610 million and ~~W~~55,921 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of June 30, 2025 and additional losses may be incurred depending on the result of pending lawsuits.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

20. Provisions, Continued

Major lawsuits in progress as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Contents	Amounts		Status of lawsuit
Plaintiff:
Hanil Engineering & Construction Co., Ltd	Appeal against the confirmed decision on Investigation	~~W~~	16,900	1st trial in progress

Defendant:
Shinhan Bank and Woori Bank	Claim for damages		31,711	1st trial ruled in favor of the Bank; 2nd trial partially ruled against the Bank; 3rd trial in progress
One individual	Claim for cancellation of pledge		8,610	1st trial ruled in favor of the Bank; 2nd trial in progress

	December 31, 2024
	Contents	Amounts		Status of lawsuit
Plaintiff:
Hanil Engineering & Construction Co., Ltd	Appeal against the confirmed decision on Investigation	~~W~~	16,900	1st trial in progress

Defendant:
257 individuals including Mr. Kang	Claim for wage		41,853	1st trial in progress
Shinhan Bank and Woori Bank	Claim for damages		31,711	1st trial ruled in favor of the Bank; 2nd trial partially ruled against the Bank
Dongbu Corporation	Claim for objection of request (participation to support)		19,658	1st trial in progress
One individual	Claim for cancellation of pledge		8,610	1st trial ruled in favor of the Bank; 2nd trial in progress

(9)	Other provision

The Bank recognised other provision as a reserve for other miscellaneous purpose.

(10)	Other contingencies

As of June 30, 2025, the Korea Fair Trade Commission is investigating whether domestic financial institutions, including the Bank, have engaged in improper collusive practices in connection with auctions of Korean Treasury bonds. The outcome of this investigation is not presently determinable.”

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

21. Other Liabilities

(1)	Other liabilities as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Accounts payable	~~W~~	12,495,278	4,345,402
Lease liabilities		78,969	83,444
Accrued expense		2,823,467	2,862,819
Unearned income		106,655	82,097
Deposits withholding tax		36,789	59,273
Guarantee money received		605,183	911,670
Foreign exchanges payable		42,574	23,229
Domestic exchanges payable		283,463	255,049
Borrowing from trust accounts		1,471,536	1,007,782
Financial guarantee liability		48,984	52,963
Others		206,872	315,872

		18,199,770	9,999,600
Present value discount		(11,300)	(16,127)

	~~W~~	18,188,470	9,983,473

The carrying amount of financial liabilities included in other liabilities above amounted to ~~W~~17,984,141 million and ~~W~~9,778,765 million as of June 30, 2025 and December 31, 2024, respectively, and their fair value amounted to ~~W~~17,939,242 million and ~~W~~9,740,722 million as of June 30, 2025 and December 31, 2024, respectively.

(2)	Details of lease liabilities as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Face value		Discount	Carrying amounts
Real estate	~~W~~	73,678	(10,304)	63,374
Vehicles		5,230	(120)	5,110
Others		61	(14)	47

	~~W~~	78,969	(10,438)	68,531

	December 31, 2024
	Face value		Discount	Carrying amounts
Real estate	~~W~~	76,406	(14,363)	62,043
Vehicles		6,952	(215)	6,737
Others		86	(9)	77

	~~W~~	83,444	(14,587)	68,857

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

21. Other Liabilities, Continued

(3)	The amount related to lease recognized in the separate statement of comprehensive income for the three-month and six-month periods ended June 30, 2025 and 2024 is as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Depreciation of right-of-use assets
Real estate	~~W~~	8,764	17,386	8,391	16,544
Vehicles		883	1,771	812	1,599
Others		13	26	12	22

		9,660	19,183	9,215	18,165
Interest expenses on the lease liabilities		608	1,124	479	1,079
Expense relating to leases of low-value assets		(3,340)	4,191	128	7,613

	~~W~~	6,928	24,498	9,822	26,857

(4)	Cash flows used in lease liabilities for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025		2024
Decrease in lease liabilities	~~W~~	17,546	14,894
Lease payments relating to leases of low-value assets		4,191	7,613

	~~W~~	21,737	22,507

(5)	Maturity analysis of undiscounted lease payments relating to lease liabilities as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Within 3 months		3 months ~ 1 year	1 year ~ 5 years	Over 5 years	Total
Lease payments	~~W~~	10,391	23,556	35,404	9,618	78,969

	December 31, 2024
	Within 3 months		3 months ~ 1 year	1 year ~ 5 years	Over 5 years	Total
Lease payments	~~W~~	10,711	25,614	36,338	10,781	83,444

22. Equity

(1) Issued capital

The Bank is authorized to issue up to 6,000 million shares of common stock and has 5,385,051,768 shares issued and 5,263,311,768 shares issued as of June 30, 2025 and December 31, 2024, respectively, and outstanding with a total par value (~~W~~5,000 of par value per share) of ~~W~~26,925,259 million and ~~W~~26,316,559 million as of June 30, 2025 and December 31, 2024, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

22. Equity, Continued

(2) Capital surplus

Capital surplus as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Paid-in capital in excess of par value	~~W~~	19,204	22,138
Surplus from capital reduction (*1)		44,373	44,373
Other capital surplus (*2)		2,390,495	2,390,495

	~~W~~	2,454,072	2,457,006

(*1)

The Bank reduced ~~W~~5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ~~W~~5,134,227 million. As the result of the capital reduction, ~~W~~44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.

(*2)

The difference in the amount of shares issued and the carrying value of net asset acquired occurring from the merger of the Bank with KDB Financial Group Inc. and Korea Finance Corporation are recognized as other capital surplus.

(3) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Net gain on securities measured at FVOCI
Valuation gain on securities measured at FVOCI (before tax)	~~W~~	491,591	1,136,394
Loss allowance for securities measured at FVOCI (before tax)		41,281	95,613
Income tax effect		(140,678)	(325,250)

		392,194	906,757
Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		236,742	408,725
Income tax effect		—	—

		236,742	408,725
Valuation gain on cash flow hedge:
Valuation gain on cash flow hedge (before tax)		—	1,045
Income tax effect		—	(276)

		—	769
Net loss on hedges of net investments in foreign operations:
Net loss on hedges of net investments in foreign operations (before tax)		(179,127)	(283,997)
Income tax effect		47,289	74,976

		(131,838)	(209,021)
Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)		97,330	97,330
Income tax effect		(25,694)	(25,694)

		71,636	71,636
Fair value changes on financial liabilities designated at fair value due to credit risk:
Valuation gain on financial liabilities designated at fair value due to credit risk (before tax)		89,228	78,615
Income tax effect		(23,557)	(20,756)

		65,671	57,859

	~~W~~	634,405	1,236,725

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

22. Equity, Continued

(ii)	Changes in accumulated other comprehensive income for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
	January 1, 2025		Increase (Decrease)	Tax Effect	June 30, 2025
Gain (loss) on securities measured at FVOCI	~~W~~	906,757	(699,135)	184,572	392,194
Exchange differences on translation of foreign operations		408,725	(171,983)	—	236,742
Valuation gain (loss) on cash flow hedge		769	(1,045)	276	—
Valuation gain (loss) on hedges of net investments in foreign operations		(209,021)	104,870	(27,687)	(131,838)
Remeasurements of defined benefit liabilities		71,636	—	—	71,636
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk		57,859	10,613	(2,801)	65,671

	~~W~~	1,236,725	(756,680)	154,360	634,405

	2024
	January 1, 2024		Increase (Decrease)	Tax Effect	June 30, 2024
Gain (loss) on securities measured at FVOCI	~~W~~	1,927,765	(338,871)	89,461	1,678,355
Exchange differences on translation of foreign operations		152,225	134,949	—	287,174
Valuation gain (loss) on cash flow hedge		2,969	(1,507)	398	1,860
Valuation gain (loss) on hedges of net investments in foreign operations		(86,315)	(92,131)	24,323	(154,123)
Remeasurements of defined benefit liabilities		88,732	—	—	88,732
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk		72,975	(8,205)	2,166	66,936

	~~W~~	2,158,351	(305,765)	116,348	1,968,934

(4) Retained earnings

In accordance with the Korea Development Bank Act, the Bank is required to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

22. Equity, Continued

(i)	Retained earnings as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Legal reserve	~~W~~	4,528,319	3,725,456
Voluntary reserve
Regulatory reserve for loan losses		72,552	77,581
Unappropriated retained earnings		10,233,322	9,111,569

	~~W~~	14,834,193	12,914,606

(ii)	Changes in legal reserve for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025		2024
Beginning balance	~~W~~	3,725,456	2,721,885
Transfer from retained earnings		802,863	1,003,571

Ending balance	~~W~~	4,528,319	3,725,456

(iii)	Changes in unappropriated retained earnings for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025		2024
Beginning balance	~~W~~	9,111,569	7,943,027
Profit for the period		1,908,405	1,673,816
Contribution to legal reserve		(802,863)	(1,003,571)
Dividends		(758,706)	(878,125)
Reclassification of gain or loss on equity securities measured at FVOCI		769,888	288,380
Transfer from regulatory reserve for credit losses		5,029	134,415

Ending balance	~~W~~	10,233,322	8,157,942

(5) Regulatory reserve for credit losses

The Bank is required to provide a regulatory reserve for credit losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for credit losses are as follows:

(i)	Regulatory reserve for credit losses as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Beginning balance	~~W~~	72,552	77,581
Provision for (reversal of) regulatory reserve for credit losses		319,142	(5,029)

Ending balance	~~W~~	391,694	72,552

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

22. Equity, Continued

(ii)

Required reversal of regulatory reserve for credit losses and profit after adjusting regulatory reserve for loan losses for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit for the period	~~W~~	890,693	1,908,405	1,080,682	1,673,816
Obligated amount of reversal of (provision for) regulatory reserve for credit losses		350,035	(319,142)	201,899	(93,978)

Profit after adjusting regulatory reserve for credit losses	~~W~~	1,240,728	1,589,263	1,282,581	1,579,838

Earnings per share after adjusting regulatory reserve for credit losses (in won)	~~W~~	233	300	246	316

23. Net Interest Income

Net interest income for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income:
Due from banks	~~W~~	98,052	207,089	98,350	182,415
Securities measured at FVTPL		27,660	54,576	21,786	41,638
Securities measured at FVOCI		184,171	376,708	231,450	444,416
Securities measured at amortized cost		86,200	172,293	84,954	171,474
Loans measured at FVTPL		2,250	5,376	4,253	6,536
Loans measured at amortized cost		2,332,712	4,766,214	2,645,743	5,278,764

		2,731,045	5,582,256	3,086,536	6,125,243
Interest expense:
Financial liabilities measured at FVTPL		(25,546)	(54,693)	(27,980)	(52,732)
Deposits		(521,957)	(1,044,427)	(601,923)	(1,237,949)
Borrowings		(335,594)	(682,713)	(437,661)	(856,672)
Debentures		(1,609,174)	(3,258,560)	(1,739,885)	(3,415,136)

		(2,492,271)	(5,040,393)	(2,807,449)	(5,562,489)

	~~W~~	238,774	541,863	279,087	562,754

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

24. Net Fees and Commission Income

Net fees and commission income for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Fees and commission income:
Loan commissions	~~W~~	42,923	84,073	43,426	81,765
Underwriting and investment consulting commissions		54,800	79,987	34,804	61,742
Brokerage and agency commissions		2,317	4,600	2,112	3,426
Trust and retirement pension plan commissions		9,700	19,646	9,774	20,305
Fees on asset management		839	1,107	407	677
Other fees		56,962	97,590	46,660	88,178

		167,541	287,003	137,183	256,093
Fees and commission expenses:
Brokerage and agency fees		(3,563)	(6,227)	(3,014)	(5,803)
Other fees		(10,415)	(18,107)	(10,068)	(16,732)

		(13,978)	(24,334)	(13,082)	(22,535)

	~~W~~	153,563	262,669	124,101	233,558

25. Dividend Income

Dividend income for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Securities measured at FVTPL	~~W~~	39,699	81,503	46,657	90,874
Securities measured at FVOCI		80,284	149,796	—	124,583
Investments in subsidiaries and associates		84,796	423,157	136,008	438,996

	~~W~~	204,779	654,456	182,665	654,453

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

26. Net Gain on Securities Measured at FVTPL

Net gain related to securities measured at FVTPL for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on securities measured at FVTPL:
Gains on sale	~~W~~	45,757	123,511	32,629	69,305
Gains on valuation		164,194	418,050	154,426	412,867

		209,951	541,561	187,055	482,172
Losses on securities measured at FVTPL:
Losses on sale		(7,736)	(21,025)	(7,413)	(34,919)
Losses on valuation		(91,535)	(161,891)	(57,752)	(200,330)
Purchase related expense		(2)	(5)	(2)	(4)

		(99,273)	(182,921)	(65,167)	(235,253)

	~~W~~	110,678	358,640	121,888	246,919

27. Net Gain (Loss) on Financial Liabilities Measured at FVTPL

Net gain (loss) related to financial liabilities designated at fair value through profit or loss (“FVTPL”) for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial liabilities measured at FVTPL:
Gains on redemption	~~W~~	1,713	2,001	—	—
Gains on valuation		5,326	8,309	(25,771)	51,369

		7,039	10,310	(25,771)	51,369
Losses on financial liabilities measured at FVTPL:
Losses on redemption		—	(1,692)	—	(704)
Losses on valuation		33,581	(37,070)	(8,245)	(13,130)

		33,581	(38,762)	(8,245)	(13,834)

	~~W~~	40,620	(28,452)	(34,016)	37,535

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

28. Net Gain on Securities Measured at FVOCI

Net gain related to securities measured at FVOCI for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on securities measured at FVOCI:
Gains on sale	~~W~~	18,371	28,095	7,889	9,672
Reversal of impairment losses		677	2,511	1,094	1,159

		19,048	30,606	8,983	10,831
Losses on securities measured at FVOCI:
Losses on sale		(2,249)	(3,138)	(400)	(416)
Impairment losses		70	(781)	(3,560)	(4,362)

		(2,179)	(3,919)	(3,960)	(4,778)

	~~W~~	16,869	26,687	5,023	6,053

29. Net Gain (Loss) on Derivatives

Net gain (loss) on derivatives for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	~~W~~	760,805	1,909,925	893,500	2,401,754
Currency		9,643,362	14,085,090	4,405,232	9,970,867
Stock		29	29	192	887
Commodity		(1,897)	3,460	—	—
Gains on adjustment of derivatives		6,564	7,483	(670)	4,657

		10,408,863	16,005,987	5,298,254	12,378,165
Losses on trading purpose derivatives:
Interest		(761,319)	(1,925,744)	(862,965)	(2,273,984)
Currency		(10,233,360)	(14,832,001)	(4,373,560)	(9,804,301)
Stock		(404)	(477)	(230)	(755)
Commodity		1,899	(3,444)	—	—
Losses on adjustment of derivatives		(969)	(2,029)	74	(6,134)

		(10,994,153)	(16,763,695)	(5,236,681)	(12,085,174)

		(585,290)	(757,708)	61,573	292,991

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

29. Net Gain (Loss) on Derivatives, Continued

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest		158,974	489,292	46,067	61,861
Currency		776,980	1,226,327	31,793	122,774
Gains on adjustment of derivatives		20	27	84	182

		935,974	1,715,646	77,944	184,817
Losses on hedging purpose derivatives:
Interest		(6,711)	(15,894)	74,925	(152,172)
Currency		(99,462)	(232,332)	(182,831)	(594,375)
Losses on adjustment of derivatives		(290)	(471)	(104)	(212)

		(106,463)	(248,697)	(108,010)	(746,759)

		829,511	1,466,949	(30,066)	(561,942)
Net gain (loss) on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		233,455	318,586	28,686	430,663
Gains on redemption		126,654	271,776	20,001	149,322

		360,109	590,362	48,687	579,985
Losses on fair value hedged items:
Losses on valuation		(6,084)	(743,004)	(262,257)	(511,603)
Losses on redemption		(176,079)	(327,256)	(59,720)	(213,866)

		(182,163)	(1,070,260)	(321,977)	(725,469)

		177,946	(479,898)	(273,290)	(145,484)

	~~W~~	422,167	229,343	(241,783)	(414,435)

Related with cash flow hedge, the Bank recognized ~~W~~40 million of gain in the statement of comprehensive income as the ineffective portion for the period ended June 30, 2024.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

30. Net Gain (loss) on Foreign Currency Transaction

Net gain (loss) on foreign currency transaction for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on foreign exchange transactions:
Gains on foreign exchange transactions	~~W~~	426,523	656,552	181,256	363,812
Losses on foreign exchange transactions		(432,524)	(664,432)	(172,471)	(343,975)

		(6,001)	(7,880)	8,785	19,837
Net gain (loss) on foreign exchange translations:
Gains on foreign exchange translations		17,140,735	19,404,836	6,394,902	14,378,855
Losses on foreign exchange translations		(17,349,937)	(19,403,116)	(6,103,049)	(13,827,338)

		(209,202)	1,720	291,853	551,517

	~~W~~	(215,203)	(6,160)	300,638	571,354

31. Other Operating Income (Expense), net

Other operating income and expense for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other operating income:
Gains on sale of loans	~~W~~	19,026	19,026	26,851	35,268
Gains on disposal of loans measured at FVTPL		503	503	3,282	3,700
Gains on valuation of loans measured at FVTPL		264	4,602	388	2,416
Gains on disposal of investments in subsidiaries and associates		570,375	570,375	—	—
Reversal of provisions		519	692	5	164
Others		15,949	27,082	12,017	22,937

		606,636	622,280	42,543	64,485
Other operating expenses:
Losses on sale of loans		(14,903)	(20,922)	(61,699)	(62,545)
Losses on disposal of loans measured at FVTPL		(396)	(884)	(1,417)	(1,417)
Losses on valuation of loans measured at FVTPL		2,973	(13,506)	5,834	(18,087)
Losses on disposal of investments in subsidiaries and associates		(602)	(602)	—	(7,203)
Increase of provisions		(26)	(55)	(34)	(69)
Insurance expenses		(24,863)	(49,383)	(25,085)	(50,085)
Credit guarantee fund salary		(57,149)	(113,549)	(54,804)	(107,828)
Educational taxes		(17,573)	(32,280)	(14,293)	(30,683)
Foreign security contributions		(4,934)	(8,295)	(1,568)	(4,981)
Others		(5,824)	(14,416)	(5,096)	(10,121)

		(123,297)	(253,892)	(158,162)	(293,019)

	~~W~~	483,339	368,388	(115,619)	(228,534)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

32. Reversal of Credit Losses

Reversal of credit losses for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Provision for (reversal of) loss allowance for loan	~~W~~	149,755	152,394	(75,908)	(69,085)
Reversal of loss allowance for other assets		(1,396)	(1,154)	(660)	(2,598)
Reversal of payment guarantees		(163,389)	(164,661)	(10,172)	(202,306)
Reversal of unused commitments		(58,546)	(59,640)	(17,313)	(62,509)
Provision for (reversal of) financial guarantee		2,154	1,766	(30,506)	(42,311)

	~~W~~	(71,422)	(71,295)	(134,559)	(378,809)

33. General and Administrative Expenses

General and administrative expenses for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Payroll costs:
Short-term employee benefits	~~W~~	88,260	187,278	85,090	180,706
Defined benefit costs		7,861	15,723	6,587	13,251
Defined contribution costs		710	1,696	482	1,042

		96,831	204,697	92,159	194,999
Depreciation and amortization:
Depreciation of property and equipment		18,063	35,947	17,604	34,967
Amortization of intangible assets		4,270	8,460	13,541	27,025

		22,333	44,407	31,145	61,992
Other:
Employee welfare benefits		10,496	20,091	9,209	19,125
Rent expenses		1,290	3,197	2,305	4,650
Taxes and dues		6,553	15,858	6,377	14,403
Advertising expenses		2,945	4,838	3,816	5,292
Electronic data processing expenses		23,466	45,664	22,466	44,464
Fees and charges		2,468	25,107	2,271	22,733
Others		10,427	21,546	10,522	20,195

		57,645	136,301	56,966	130,862

	~~W~~	176,809	385,405	180,270	387,853

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

34. Other Non-Operating Income and Expense

Other non-operating income and expense for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other non-operating income:
Gains on disposal of property and equipment	~~W~~	39	1,113	8	127
Rental income on investment property		216	431	195	406
Others		7,428	9,146	73	1,339

		7,683	10,690	276	1,872
Other non-operating expenses:
Losses on disposal of property and equipment		(460)	(1,735)	(154)	(881)
Depreciation of investment property		(444)	(874)	(439)	(877)
Donations		(340)	(5,045)	(441)	(566)
Others		(282)	(1,870)	(121)	(2,209)

		(1,526)	(9,524)	(1,155)	(4,533)

	~~W~~	6,157	1,166	(879)	(2,661)

35. Income Tax Expense

(1)	Income tax expense for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current income tax (*)	~~W~~	199,924	305,654	(100,159)	207,826
Net adjustments for prior years		—	57,293	(17,774)	(217,116)
Changes in deferred income taxes on temporary differences		251,339	431,988	595,707	354,864
Deferred income tax recognized directly to equity
Other comprehensive income		201,987	154,360	(26,032)	116,348
Retained earnings		(272,015)	(276,155)	(103,183)	(103,441)

Income tax expense	~~W~~	381,235	673,140	348,559	358,481

(*)	Includes changes such as those that arise from final tax returns.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

35. Income Tax Expense, Continued

(2)	Profit before income taxes and income tax expense for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025		2024
Profit before income taxes	~~W~~	2,581,545	2,032,297
Income taxes calculated using enacted tax rates		681,529	536,526
Adjustments:
Non-deductible losses and tax-free gains		(45,261)	(49,178)
Non-recognition effect of deferred income taxes and others		31,145	(79,243)
Net adjustments for prior years		(37,010)	(68,943)
Others		42,737	19,319

		(8,389)	(178,045)

Income tax expense	~~W~~	673,140	358,481

Effective tax rate (%)		26.08	17.64

(3)	Changes in income tax expense recognized directly to equity for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
	June 30, 2025			January 1, 2025		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Net gain on securities measured at FVOCI	~~W~~	532,872	(140,678)	1,232,007	(325,250)	184,572
Exchange differences on translation of foreign operations		236,742	—	408,725	—	—
Net gain on valuation of cash flow hedge		—	—	1,045	(276)	276
Net loss on hedges of net investments in foreign operations		(179,127)	47,289	(283,997)	74,976	(27,687)
Remeasurements of defined benefit liabilities		97,330	(25,694)	97,330	(25,694)	—
Fair value changes on financial liabilities designated at fair value due to credit risk		89,228	(23,557)	78,615	(20,756)	(2,801)

	~~W~~	777,045	(142,640)	1,533,725	(297,000)	154,360

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

35. Income Tax Expense, Continued

Income tax benefit recognized direct to retained earnings amounting to ~~W~~276,155 million is the tax effect of realized income amounting to ~~W~~1,046,043 million from disposal of equity securities measured at FVOCI.

	2024
	June 30, 2024			January 1, 2024		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Net gain on securities measured at FVOCI	~~W~~	2,280,374	(602,019)	2,619,245	(691,480)	89,461
Exchange differences on translation of foreign operations		287,174	—	152,225	—	—
Net gain on valuation of cash flow hedge		2,527	(667)	4,034	(1,065)	398
Net loss on hedges of net investments in foreign operations		(209,407)	55,284	(117,276)	30,961	24,323
Remeasurements of defined benefit liabilities		120,558	(31,826)	120,558	(31,826)	—
Fair value changes on financial liabilities designated at fair value due to credit risk		90,948	(24,012)	99,153	(26,178)	2,166

	~~W~~	2,572,174	(603,240)	2,877,939	(719,588)	116,348

Income tax benefit recognized direct to retained earnings amounting to ~~W~~103,441 million is the tax effect of realized income amounting to ~~W~~391,821 million from disposal of equity securities measured at FVOCI.

(4)	Global Minimum Corporate Tax Act

The Bank applies the temporary exception under Korean IFRS No. 1012 Income Taxes and does not recognize deferred tax assets or liabilities related to the Pillar 2 legislation, nor does it disclose information related to deferred taxes.

Under the legislation, the parent company is required to pay, in Republic of Korea, top-up tax on profits of its subsidiaries that are taxed at an effective tax rate of less than 15%. However, since most jurisdictions either qualify for the transitional relief provisions or already have an effective tax rate of 15% or higher, it is anticipated that no significant additional taxes will arise. As a result, the Bank has not recognized any amount related to the Global Minimum Corporate Tax Act in its current period income tax expense. The estimated annual effective tax rate is subject to change due to various factors, including tax incentives received by subsidiaries and adjustments to accounting profit or loss for the calculation of GloBE income as required under applicable laws in subsequent periods. Accordingly, the current tax expense related to Pillar 2 is exposed to estimation uncertainty.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

36. Earnings per Share

(1) Basic earnings per share

The Bank’s basic earnings per share for the three-month and six-month periods ended June 30, 2025 and 2024 are computed as follows:

(i) Basic earnings per share

	2025			2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit attributable to ordinary shareholders of the Bank (A) (in won)	~~W~~	890,692,667,996	1,908,404,946,662	1,080,681,694,796	1,673,815,643,907
Weighted-average number of ordinary shares outstanding (B)		5,332,154,186	5,299,862,376	5,203,672,208	5,001,085,394

Basic earnings per share (A/B) (in won)	~~W~~	167	360	208	335

(ii) Weighted-average number of ordinary shares outstanding

	2025
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	5,263,311,768	91	478,961,370,888
Increased paid-in capital (B)	13,000,000	91	1,183,000,000
Increased paid-in capital (C)	31,100,000	91	2,830,100,000
Increased paid-in capital (D)	77,640,000	29	2,251,560,000

Cumulative shares (E = A+B+C+D)			485,226,030,888

Weighted-average number of ordinary shares outstanding (E/91)			5,332,154,186

Six-month period ended:
Number of ordinary shares outstanding (A)	5,263,311,768	181	952,659,430,008
Increased paid-in capital (B)	13,000,000	118	1,534,000,000
Increased paid-in capital (C)	31,100,000	91	2,830,100,000
Increased paid-in capital (D)	77,640,000	29	2,251,560,000

Cumulative shares (E = A+B+C+D)			959,275,090,008

Weighted-average number of ordinary shares outstanding (E/181)			5,299,862,376

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

36. Earnings per Share, Continued

	2024
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	4,785,311,768	91	435,463,370,888
Increased paid-in capital (B)	400,000,000	91	36,400,000,000
Increased paid-in capital (C)	16,800,000	62	1,041,600,000
Increased paid-in capital (D)	24,200,000	26	629,200,000

Cumulative shares (E = A+B+C+D)			473,534,170,888

Weighted-average number of ordinary shares outstanding (E/91)			5,203,672,208

Six-month period ended:
Number of ordinary shares outstanding (A)	4,785,311,768	182	870,926,741,776
Increased paid-in capital (B)	400,000,000	94	37,600,000,000
Increased paid-in capital (C)	16,800,000	62	1,041,600,000
Increased paid-in capital (D)	24,200,000	26	629,200,000

Cumulative shares (E = A+B+C+D)			910,197,541,776

Weighted-average number of ordinary shares outstanding (E/182)			5,001,085,394

(2) Diluted earnings per share

Diluted and basic earnings per share for the three-month and six-month periods ended June 30, 2025 and 2024 are equal because there is no potential dilutive instrument.

37. Pledged Assets

Assets pledged by the Bank as collateral as of June 30, 2025 and December 31, 2024 are as follows:

	2025		2024
Securities measured at FVTPL (*)	~~W~~	535,437	1,522,739
Securities measured at FVOCI (*)		1,264,532	1,831,157
Securities measured at amortized cost (*)		3,709,375	3,382,755

	~~W~~	5,509,344	6,736,651

(*)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

38. Guarantees and Commitments

Guarantees and commitments as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Confirmed acceptances and guarantees:
Acceptances in foreign currency	~~W~~	136,220	208,758
Guarantees for bond issuance		2,826,925	2,751,485
Guarantees for loans		408,073	468,067
Letter of guarantee		86,997	42,741
Guarantees for on-lending debt		1,353	1,440
Others		8,653,976	8,882,851

		12,113,544	12,355,342
Unconfirmed acceptances and guarantees:
Letter of credit		1,881,027	2,010,549
Others		4,376,647	4,976,884

		6,257,674	6,987,433
Commitments:
Commitments on loans		58,516,253	56,312,320
Others		11,736,123	11,377,587

		70,252,376	67,689,907

	~~W~~	88,623,594	87,032,682

39. Trust Accounts

(1)	Trust accounts as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Accrued trust fee	~~W~~	15,923	10,540
Borrowings from trust accounts		959,032	913,507
Accrued expense		3,945	3,269

(2)	Transactions with trust accounts for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Trust management fee	~~W~~	8,912	17,843	9,005	18,539
Interest expenses of borrowings from trust accounts		(8,396)	(17,016)	(15,858)	(28,710)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

39. Trust Accounts, Continued

(3)	The carrying amounts of principals guaranteed trust and principals and interest guaranteed trust as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Principals guaranteed trust	~~W~~	204,805	209,962
Principals and interest guaranteed trust		201,757	208,636

	~~W~~	406,562	418,598

Principal of money and property trust	~~W~~	363,264	377,327
Accrued trust profit		43,298	41,271

40. Related Party Transactions

(1)	The Bank’s related parties as of June 30, 2025 are as follows:

Classification	Corporate name
Subsidiaries	KDB Capital Corporation, KDB Infrastructure Investment Asset Management Co., Ltd., KDB Life Insurance Co., Ltd., KDB Asia (HK) Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A., KDB Bank Uzbekistan, PT KDB Tifa Finance Tbk and 6 others, KDB Investment PEF No. 2, KDB Small Medium Mezzanine PEF and 7 others, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, KDB ESG 7th INC. and 16 others, KIAMCO Road Investment Private Fund Special Asset Trust 2 and 20 others
Associates	Korea Electric Power Co., Ltd., Korea Tourism Organization, Korea Real Estate Board, GM Korea Company, HMM Co., Ltd., Hanjin KAL, Korea Air Lines Co., Ltd., Hanwha Ocean Co., Ltd., Korea Ocean Business Corporation, TAEYOUNG ENGINEERING & CONSTRUCTION and 15 others, Keistone Value Investment 2nd PEF and 106 others, Hana K-NewDeal Unicorn Fund and 122 others
Others	Key management personnel

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

40. Related Party Transactions, Continued

(2)	Significant balances with related parties as of June 30, 2025 and December 31, 2024 are as follows:

	Account	June 30, 2025		December 31, 2024
Subsidiaries:
KDB Capital Corporation	Loans	~~W~~	47	188
	Derivative financial assets		—	1,904
	Deposits		70	28
	Other liabilities		36,468	37,040
KDB Infrastructure Investment Asset Management Co., Ltd.	Deposits		30,902	45,749
	Other liabilities		180	329
KDB Ireland Ltd.	Loans		1,044,963	1,052,396
	Allowance for loan losses		(543)	(548)
	Derivative financial assets		1,514	858
	Other assets		4,871	7,881
	Derivative financial liabilities		5,846	14,535
KDB Bank Europe Ltd.	Cash and due from banks		739,808	715,339
	Loans		79,590	76,437
	Allowance for loan losses		(41)	(40)
	Other assets		4,578	5,313
	Derivative financial liabilities		103	174
Banco KDB Do Brazil S.A.	Cash and due from banks		158,699	191,100
	Loans		348,595	374,850
	Allowance for loan losses		(210)	(227)
	Other assets		5,554	10,260
	Allowance of other assets		(2)	(4)
PT KDB Tifa Finance Tbk	Loans		27,128	29,400
	Allowance for loan losses		(14)	(15)
	Other assets		4,264	122
KDB Silicon Valley LLC	Deposits		62,394	85,260
	Other liabilities		534	668
KDB Asia (HK) Ltd.	Cash and due from banks		1,141,211	1,279,558
	Loans		—	73,500
	Allowance for loan losses		—	(39)
	Other assets		5,939	9,055
	Allowance of other assets		—	(1)
	Deposits		2	2
	Derivative financial liabilities		2,537	4,089
KDB Bank Uzbekistan	Cash and due from banks		278,062	176,400
	Loans		23,877	147,000
	Allowance for loan losses		(12)	(77)
	Other assets		1,278	2,690
	Allowance of other assets		—	(1)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

40. Related Party Transactions, Continued

	Account	June 30, 2025		December 31, 2024
KDB Consus Value PEF	Securities	~~W~~	—	265,501
	Allowance of securities		—	(25)
	Derivative financial assets		—	95,933
	Other assets		—	22,728
	Deposits		—	26
	Other liabilities		—	42,303
KDB Life Insurance Co., Ltd.	Securities		253,568	—
	Allowance of securities		(29)	—
	Derivative financial assets		8,054	—
	Other assets		21,749	—
	Deposits		9	—
	Derivative financial liabilities		1,832	—
	Other liabilities		40,128	—
Corporate Liquidity Assistance Agency Co., Ltd.	Deposits		1,084,209	1,077,427
	Other liabilities		321	359
	Other provisions		—	242
Others	Loans		489,202	428,846
	Allowance for loan losses		(64,803)	(69,899)
	Derivative financial assets		2,140	2,257
	Other assets		1,033	2,396
	Allowance of other assets		(3)	(4)
	Deposits		74,795	105,742
	Borrowings		45,402	59,997
	Other liabilities		1,542	1,349
	Other provisions		7,265	4,467
Associates:
Korea Electric Power Co., Ltd.	Securities		137,304	192,138
	Loans		306,550	335,939
	Allowances for loan losses		(783)	(903)
	Derivative financial assets		41,105	2,350
	Other assets		5,161	5,152
	Deposits		356,756	116,622
	Borrowings		1,287	1,454
	Derivative financial liabilities		244,738	650,949
	Other liabilities		50,227	51,157
	Other provisions		94	157
HMM Co., Ltd.	Securities		—	1,269,495
	Loans		71,386	84,977
	Allowances for loan losses		(229)	(572)
	Other assets		567	2,272
	Deposits		1,086,120	883,000
	Other liabilities		51,462	30,038

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

40. Related Party Transactions, Continued

	Account	June 30, 2025		December 31, 2024
HANJIN KAL	Loans	~~W~~	346,118	428,891
	Allowances for loan losses		—	(2,636)
	Other assets		999	529
	Deposits		—	2,000
	Other liabilities		337	344
Korean Air Lines Co., Ltd.	Loans		1,238,788	2,425,714
	Allowances for loan losses		(1,935)	(27,726)
	Derivative financial assets		1,792	10,235
	Other assets		5,483	8,880
	Deposits		1,257,043	2,106,944
	Derivative financial liabilities		59,517	154,167
	Other liabilities		64,247	67,252
	Other provisions		178	5,493
Korea Ocean Business Corporation	Securities		77,672	62,304
	Other assets		584	481
	Other liabilities		216	203
Hanwha Ocean Co., Ltd.	Securities		64	64
	Loans		2,534,475	2,838,142
	Allowances for loan losses		(35,807)	(90,160)
	Derivative financial assets		150,700	339,872
	Other assets		8,432	9,141
	Deposits		3,229	9,807
	Borrowings		39,031	5,136
	Other liabilities		13,931	13,865
	Other provisions		72,410	138,484
TAEYOUNG ENGINEERING & CONSTRUCTION	Loans		168,216	179,000
	Allowances for loan losses		(25,022)	(17,856)
	Deposits		71,949	57,505
	Other liabilities		1,033	728
	Other provisions		26,186	40,336
Associates:
Others	Securities		18,967	17,353
	Loans		404,042	418,933
	Allowances for loan losses		(25,942)	(18,853)
	Derivative financial assets		—	8,677
	Other assets		7,460	8,138
	Deposits		419,631	478,254
	Derivative financial liabilities		176	—
	Other liabilities		3,053	3,196
	Other provisions		26,607	40,441

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

40. Related Party Transactions, Continued

(3)	Significant profit or loss with related parties for the six-month periods ended June 30, 2025 and 2024 are as follows:

	Account	2025		2024
Subsidiaries:
KDB Capital Corporation	Interest income	~~W~~	12	5
	Dividend income		40,070	31,435
	Fees and commission income, other income		1,874	5,149
	Interest expenses		(573)	(625)
	Other operating expenses		(1,904)	—
KDB Infrastructure Investments Asset Management Co., Ltd.	Dividend income		14,518	13,886
	Interest expenses		(642)	(425)
KDB Ireland Ltd.	Interest income		24,040	25,963
	Fees and commission income, other income		12,244	3,605
	Interest expenses		—	(14)
	Provision for loan losses		(30)	(12)
	Other operating expenses		(7,481)	(15,114)
KDB Bank Europe Ltd.	Interest income		15,872	17,109
	Reversal of allowance for loan losses		—	7
	Fees and commission income, other income		78	20
	Other operating expenses		(72)	(113)
Banco KDB Do Brazil S.A.	Interest income		12,705	11,689
	Reversal of allowance for loan losses		3	20
	Other operating expenses		(2)	(2)
PT KDB Tifa Finance Tbks	Interest income		720	819
KDB Silicon Valley LLC	Interest expenses		(1,328)	(2,373)
KDB Asia (HK) Ltd.	Interest income		29,921	42,066
	Dividend income		6,815	—
	Reversal of allowance for loan losses		37	—
	Fees and commission income, other income		1,337	563
	Interest expenses		—	(196)
	Provision for loan losses		—	(33)
	Other operating expenses		(1,133)	(101)
KDB Bank Uzbekistan	Interest income		7,015	4,239
	Reversal of allowance for loan losses		64	—
KDB Consus Value PEF	Interest income		—	10,103
	Fees and commission income, other income		483	50,872
	Interest expenses		—	(13)
	Other operating expenses		—	(204)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

40. Related Party Transactions, Continued

	Account	2025		2024
KDB Life Insurance Co., Ltd.	Interest income	~~W~~	9,667	—
	Fees and commission income, other income		6,005	—
	Interest expenses		(11)	—
	Other operating expenses		(43,947)	—
Corporate Liquidity Assistance Agency Co., Ltd.	Interest income		—	10,065
	Fees and commission income, other income		242	—
	Interest expenses		(7,226)	(7,128)
	Other operating expenses		—	(5)
Others	Interest income		9,441	9,879
	Dividend income		21,419	67,907
	Reversal of allowance for loan losses		712	719
	Fees and commission income, other income		11,175	26,218
	Interest expenses		(1,370)	(2,063)
	Provision for loan losses		(885)	—
	Other operating expenses		(2,229)	(6,084)
Associates:
Korea Electric Power Co., Ltd.	Interest income		12,363	12,662
	Dividend income		44,993	—
	Reversal of allowance for loan losses		120	288
	Fees and commission income, other income		454,438	48,780
	Interest expenses		(4,666)	(7,169)
	Other operating expenses		(176,646)	(352,959)
HMM Co., Ltd.	Interest income		3,706	13,089
	Dividend income		178,320	140,840
	Reversal of allowance for loan losses		343	—
	Fees and commission income, other income		89,514	2,098
	Interest expenses		(27,079)	(4,274)
	Provision for loan losses		—	(12)
	Other operating expenses		(6,854)	(11,723)
HANJIN KAL	Interest income		5,381	5,823
	Dividend income		2,542	2,119
	Reversal of allowance for loan losses		2,636	600
	Fees and commission income, other income		15	15
	Interest expenses		(55)	(37)
	Other operating expenses		(2,773)	(10,629)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

40. Related Party Transactions, Continued

	Account	2025		2024
Korea Air Lines Co., Ltd.	Interest income	~~W~~	35,368	37,394
	Dividend income		9,180	9,180
	Reversal of allowance for loan losses		25,791	276
	Fees and commission income, other income		170,451	49,145
	Interest expenses		(26,886)	(36,486)
	Other operating expenses		(75,728)	(214,246)
Korea Ocean Business Corporation	Interest income		1,539	1,763
	Fees and commission income, other income		813	502
	Interest expenses		—	(222)
	Other operating expenses		(8)	(1,190)
Hanwha Ocean Co., Ltd.	Interest income		51,773	46,453
	Reversal of allowance for loan losses		54,353	68,417
	Fees and commission income, other income		97,277	701,601
	Interest expenses		(1,161)	(7,609)
	Other operating expenses		(196,631)	(52,133)
TAEYOUNG ENGINEERING & CONSTRUCTION	Interest income		3,212	—
	Fees and commission income, other income		14,150	—
	Interest expenses		(139)	—
	Provision for loan losses		(7,166)	—
Others	Interest income		7,742	9,717
	Dividend income		111,368	193,799
	Reversal of allowance for loan losses		77	116,063
	Fees and commission income, other income		18,043	11,372
	Interest expenses		(2,667)	(4,792)
	Provision for loan losses		(7,166)	(10,940)
	Other operating expenses		(2,519)	(76,538)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

40. Related Party Transactions, Continued

(4)	Details of guarantees and commitments to the related parties as of June 30, 2025 and December 31, 2024 are as follows:

	Account	June 30, 2025		December 31, 2024
Subsidiaries:
KDB Capital Corporation	Commitments	~~W~~	500,000	500,000
KDB Consus Value PEF	Confirmed acceptances and guarantees		—	132,840
	Commitments		—	11,519
KDB Life Insurance Co., Ltd.	Confirmed acceptances and guarantees		132,840	—
Corporate Liquidity Assistance Agency Co., Ltd.	Commitments		—	560,000
Others	Commitments		1,831,035	1,054,869
Associates:
Korean Air Lines Co., Ltd.	Confirmed acceptances and guarantees		170,105	227,666
	Commitments		153,000	454,224
Hanwha Ocean Co., Ltd. (*)	Confirmed acceptances and guarantees		4,191,803	3,729,088
	Unconfirmed acceptances and guarantees		2,148,860	2,583,277
	Commitments		3,121,401	1,779,609
Others	Commitments		2,073,667	403,113

		~~W~~	14,322,711	11,436,205

(*)	For the six-month period ended June 30, 2024, Hanwha Ocean Co., Ltd. was reclassified as an associate due to the loss of control.

(5)	Details of compensation to key management personnel for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025		2024
Short-term employee benefits	~~W~~	321	182
Post-employment benefits		8	—

		329	182

(6)	The Bank are not pledged any assets as collaterals to the related parties and from the related parties as of June 30, 2025 and December 31, 2024.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

41. Statements of Cash Flows

(1)	Cash and cash equivalents in the separate statements of cash flows as of June 30, 2025 and 2024 are as follows:

	June 30, 2025		June 30, 2024
Cash and due from banks:
Cash and foreign currencies	~~W~~	67,780	71,123
Due from banks in Korean won		2,699,122	3,658,006
Due from banks in foreign currencies		9,721,056	8,951,566

		12,487,958	12,680,695
Less: Restricted due from banks, others		(3,147,175)	(3,126,296)
Add: Financial instruments reaching maturity within three months from date of acquisition
Securities measured at FVTPL
Government bonds		—	10,006
Loans measured at amortized cost:
Call-loans		1,645,310	3,260,267
Inter-bank loans		3,416,166	1,379,689

		5,061,476	4,639,956

		5,061,476	4,649,962

	~~W~~	14,402,259	14,204,361

(2)	Significant transactions not involving cash flows for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025		2024
Decrease in loans due to write-offs	~~W~~	—	363
Increase in securities measured at FVOCI due to debt-to-equity swap		32	37,301
Increase in investments in subsidiaries and associates due to debt-to-equity swap		—	54,719
Decrease in accumulated other comprehensive income due to securities valuation		(699,135)	(338,871)
Deferred income tax effect due to securities valuation		184,572	89,461
Reclassification from investments in subsidiaries and associates to securities measured at FVOCI		1,399,680	544,800
Transfer between property and equipment and investment property		1,712	(10,781)
Recognition of right-of-use assets and lease liabilities		23,990	15,638
In-kind equity		—	1,999,780

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

42. Transfers of Financial Instruments

Details of financial assets and liabilities related to repurchase agreements and loaned securities that do not qualify for derecognition as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025			December 31, 2024
Characteristics of transactions	Carrying amounts for transferred assets		Carrying amounts for related liabilities	Carrying amounts for transferred assets	Carrying amounts for related liabilities
Repurchase agreements	~~W~~	390,000	124,025	520,000	47,181
Loaned securities		140,713	—	40,409	—

		~~W~~530,713	124,025	560,409	47,181

43. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	3,217,493	1,374,468	15,188,184	19,780,145
Securities measured at FVOCI		2,032,852	14,885,693	13,055,040	29,973,585
Loans measured at FVTPL		—	—	436,988	436,988
Derivative financial assets		—	8,357,539	178	8,357,717

	~~W~~	5,250,345	24,617,700	28,680,390	58,548,435

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	2,126,367	—	2,126,367
Derivative financial liabilities		—	8,097,612	12,195	8,109,807

	~~W~~	—	10,223,979	12,195	10,236,174

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

43. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2024
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	2,804,662	1,391,702	14,222,436	18,418,800
Securities measured at FVOCI		1,594,047	16,759,867	14,406,279	32,760,193
Loans measured at FVTPL		—	—	419,773	419,773
Derivative financial assets		—	13,914,992	259	13,915,251

	~~W~~	4,398,709	32,066,561	29,048,747	65,514,017

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	2,389,246	—	2,389,246
Derivative financial liabilities		—	14,853,546	20,393	14,873,939

	~~W~~	—	17,242,792	20,393	17,263,185

(ii)	Changes in the fair value of level 3 financial instruments for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
	Financial assets						Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2025	~~W~~	14,222,436	14,406,279	419,773	259	29,048,747	20,393
Profit or loss		573,475	—	(8,904)	(81)	564,490	(8,198)
Other comprehensive income		—	166,197	—	—	166,197	—
Acquisition / Issue		639,929	144,706	31,000	—	815,635	—
Sale / Settlement		(246,569)	(148,564)	(4,881)	—	(400,014)	—
Transfer out (*)		(1,087)	(1,513,578)	—	—	(1,514,665)	—
Others		—	—	—	—	—	—

June 30, 2025	~~W~~	15,188,184	13,055,040	436,988	178	28,680,390	12,195

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

43. Fair Value of Financial Assets and Liabilities, Continued

	2024
	Financial assets						Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2024	~~W~~	12,706,058	14,844,797	488,432	278	28,039,565	22,939
Profit or loss		249,185	—	(15,671)	(7)	233,507	2,012
Other comprehensive income		—	(413,598)	—	—	(413,598)	—
Acquisition / Issue		694,318	2,120,114	—	—	2,814,432	—
Sale / Settlement		(339,373)	(183,739)	(33,952)	—	(557,064)	—
Transfer out (*)		(4,996)	(182,468)	—	—	(187,464)	—
Others		—	—	217	—	217	—

June 30, 2024	~~W~~	13,305,192	16,185,106	439,026	271	29,929,595	24,951

(*)	When significant inputs become observable market data, the financial instruments are transferred to (from) other levels.

(iii)	Changes in deferred day one profit or loss related to level 3 financial instruments for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025		2024
Beginning balance	~~W~~	2,829	3,219
Amortization		(191)	(193)

Ending balance	~~W~~	2,638	3,026

(iv)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2025 and December 31, 2024 are as follows:

	Valuation technique	Input
Securities measured at FVTPL
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Securities measured at FVOCI
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Derivatives financial assets:
Interest rate swaps	Discounted cash flow method, Black-Scholes model, Modified Black model, Formula model	Discount rate, exchange rate, volatility, commodity index, etc.
Currency forwards and swaps
Currency options
Commodities options
Financial liabilities measured at FVTPL:
Debentures	Discounted cash flow method	Discount rate

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

43. Fair Value of Financial Assets and Liabilities, Continued

(v)

Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2025 and December 31, 2024 are as follows:

June 30, 2025
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow method, Relative value approach, Net asset value approach, etc	Discount rate	4.48 ~ 10.00
		Rate of increase in property disposal price	—
		Rate of increase in liquidation value	—
		Volatility	17.55 ~ 56.71
Securities measured at FVOCI
Equity securities	Discounted cash flow method, Relative value approach, Net asset value approach, etc	Growth rate Discount rate Volatility Interest Volatility	— 5.79 ~ 13.66 24.53 0.49 ~ 0.63
Loans measured at FVTPL Convertible bonds, etc.	LSMC, Binomial model	Volatility	18.82 ~ 37.73
Derivatives financial assets
Interest rate swaps	Hull-White Two-Factor model	Volatility	(10) ~ 10
Stock index options	Discounted cash flow method, Relative value approach, Net asset value approach, Binomial Tree(T-F)	Volatility	26.72 ~ 31.40

December 31, 2024
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow method, Relative value approach, Net asset value approach, etc.	Discount rate	4.87 ~ 10.32
		Rate of increase in property disposal price	—
		Rate of increase in liquidation value	—
		Volatility	18.36 ~ 56.61

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

43. Fair Value of Financial Assets and Liabilities, Continued

December 31, 2024
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVOCI
Equity securities	Discounted cash flow method, Relative value approach, Net asset value approach, etc.	Growth rate Discount rate Volatility Interest rate volatility	— 6.01 ~ 16.03 29.90 ~ 32.22 0.47 ~ 0.73
Loans measured at FVTPL
Convertible bonds, etc.	LSMC, Binomial model	Volatility	18.76 ~ 35.92
Derivatives financial assets
Interest rate swaps	Hull-White Two-Factor model	Volatility Correlation coefficient	0.68 ~ 0.85 (70) ~ 100
Stock index options	Discounted cash flow method, Relative value approach, Net asset value approach, Binomial Tree(T-F)	Volatility	25.71 ~ 26.97

(vi)

The sensitivity analysis on changes in unobservable inputs for financial instruments categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2025 and December 31, 2024 is as follows:

	June 30, 2025
	Profit (loss)			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL (*1)	~~W~~	83,417	(76,895)	—	—
Securities measured at FVOCI (*1)		—	—	83,371	(67,899)
Loans measured at FVTPL (*2)		1,906	(1,569)	—	—
Derivative financial assets (*2)		924	(903)	—	—

	~~W~~	86,247	(79,367)	83,371	(67,899)

	December 31, 2024
	Profit(loss) for the year			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL (*1)	~~W~~	79,721	(168,828)	—	—
Securities measured at FVOCI (*1)		—	—	94,580	(71,808)
Loans measured at FVTPL (*2)		3,876	(3,662)	—	—
Derivative financial assets (*2)		252	(239)	—	—

	~~W~~	83,849	(172,729)	94,580	(71,808)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

43. Fair Value of Financial Assets and Liabilities, Continued

(*1)

Sensitivity amounts of equity securities are calculated by increasing and decreasing the correlations between the discount rates and the growth rates (0~1%) or the rate of increase in liquidation value (-1~1%) which are significant unobservable inputs. Sensitivity amounts for beneficiary certificates are calculated by increasing and decreasing the correlations between the discount rate of rent cash flow (-1~1%) and the rate of increase in property disposal price (-1~1%), only when they consist of real properties. Other than that, it is difficult to measure the sensitivity amounts of beneficiary certificates for practical reasons. Also, for financial instruments categorized within level 3 as of June 30, 2025 and December 31, 2024, W24,873,886 million and W24,518,096 million, respectively, are excluded from the sensitivity disclosure because it is impossible to calculate the sensitivity due to changes in unobservable variables for practical reasons.

(*2)

Sensitivity amounts of loans measured at FVTPL and derivatives financial instruments are calculated by increasing and decreasing the correlation coefficient and volatility (-10~10%) which are significant unobservable inputs.

(2)	Fair value hierarchy of financial instruments measured at amortized cost

(i)	The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

-

Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying amount is a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

-	Securities measured at amortized cost: The fair value of securities measured at amortized cost is computed by widely-accepted appraisal agencies upon request.

-

Loans measured at amortized cost: The fair value of loans measured at amortized cost is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

-

Deposits: The fair value of deposits is computed using the discounted cash flow method. However, for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

-

Borrowings: The fair value of industrial financial debentures is computed using the discounted cash flow method by the Bank’s Fair Value Evaluation System. However, for borrowings including call money whose contractual maturity is three months or less, the Bank assumes the carrying amount as the fair value.

-	Debentures: The fair value of industrial financial debentures is computed using the discounted cash flow method by the Bank’s Fair Value Evaluation System.

-

Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

43. Fair Value of Financial Assets and Liabilities, Continued

(ii)	The fair value hierarchy of financial instruments measured at amortized cost as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks (*)	~~W~~	9,340,783	3,147,175	—	12,487,958
Securities measured at amortized cost		3,243,377	6,472,104	—	9,715,481
Loans measured at amortized cost (*)		—	1,673,479	206,771,166	208,444,645
Other financial assets (*)		—	14,606,051	1,624,573	16,230,624

	~~W~~	12,584,160	25,898,809	208,395,739	246,878,708

Financial liabilities:
Deposits (*)	~~W~~	—	2,340,166	66,306,894	68,647,060
Borrowings (*)		—	4,155,400	25,394,267	29,549,667
Debentures		—	166,688,074	—	166,688,074
Other financial liabilities (*)		—	12,526,899	5,412,343	17,939,242

	~~W~~	—	185,710,539	97,113,504	282,824,043

	December 31, 2024
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks (*)	~~W~~	9,633,962	3,361,559	—	12,995,521
Securities measured at amortized cost		3,492,235	5,444,070	—	8,936,305
Loans measured at amortized cost (*)		—	2,824,285	207,162,934	209,987,219
Other financial assets (*)		—	6,105,731	1,691,860	7,797,591

	~~W~~	13,126,197	17,735,645	208,854,794	239,716,636

Financial liabilities:
Deposits (*)	~~W~~	—	2,077,635	64,077,827	66,155,462
Borrowings (*)		—	3,975,955	28,621,339	32,597,294
Debentures		—	167,652,781	—	167,652,781
Other financial liabilities (*)		—	4,427,119	5,313,603	9,740,722

	~~W~~	—	178,133,490	98,012,769	276,146,259

(*)	For financial instruments categorized as level 2, the carrying amount is considered as a reasonable approximation of the fair value and is thus, disclosed by fair value.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

43. Fair Value of Financial Assets and Liabilities, Continued

(iii)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 and level 3 of the fair value hierarchy of financial instruments measured at amortized cost as of June 30, 2025 and December 31, 2024 are as follows:

	Valuation technique	Input
Level 2
Financial assets:
Securities measured at amortized cost	Discounted cash flow method	Discount rate
Financial liabilities:
Debentures	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans measured at amortized cost	Discounted cash flow method	Credit spread, Other spread, Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

44. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	9,340,783	—	—	—	—	3,147,175	—	12,487,958
Securities measured at FVTPL		—	19,780,145	—	—	—	—	—	19,780,145
Securities measured at FVOCI		—	—	—	15,758,282	14,215,303	—	—	29,973,585
Securities measured at amortized cost		—	—	—	—	—	9,715,481	—	9,715,481
Loans measured at FVTPL		—	436,988	—	—	—	—	—	436,988
Loans measured at amortized cost		5,061,476	—	—	—	—	202,913,347	—	207,974,823
Derivative financial assets		—	7,496,490	—	—	—	—	861,227	8,357,717
Other financial assets		—	—	—	—	—	16,232,418	—	16,232,418

	~~W~~	14,402,259	27,713,623	—	15,758,282	14,215,303	232,008,421	861,227	304,959,115

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	2,126,367	—	—	—	—	2,126,367
Deposits		—	—	—	—	—	68,544,231	—	68,544,231
Borrowings		—	—	—	—	—	29,608,382	—	29,608,382
Debentures		—	—	—	—	—	164,199,041	—	164,199,041
Derivative financial liabilities		—	7,616,614	—	—	—	—	493,193	8,109,807
Other financial liabilities		—	—	—	—	—	17,984,141	—	17,984,141

	~~W~~	—	7,616,614	2,126,367	—	—	280,335,795	493,193	290,571,969

	December 31, 2024
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	9,633,962	—	—	—	—	3,361,559	—	12,995,521
Securities measured at FVTPL		—	18,418,800	—	—	—	—	—	18,418,800
Securities measured at FVOCI		—	—	—	17,412,051	15,348,142	—	—	32,760,193
Securities measured at amortized cost		—	—	—	—	—	8,936,305	—	8,936,305
Loans measured at FVTPL		—	419,773	—	—	—	—	—	419,773
Loans measured at amortized cost		4,241,051	—	—	—	—	205,240,302	—	209,481,353
Derivative financial assets		—	13,624,445	—	—	—	—	290,806	13,915,251
Other financial assets		—	—	—	—	—	7,798,105	—	7,798,105

	~~W~~	13,875,013	32,463,018	—	17,412,051	15,348,142	225,336,271	290,806	304,725,301

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	2,389,246	—	—	—	—	2,389,246
Deposits		—	—	—	—	—	66,100,573	—	66,100,573
Borrowings		—	—	—	—	—	32,730,518	—	32,730,518
Debentures		—	—	—	—	—	165,102,269	—	165,102,269
Derivative financial liabilities		—	13,733,198	—	—	—	—	1,140,741	14,873,939
Other financial liabilities		—	—	—	—	—	9,778,765	—	9,778,765

	~~W~~	—	13,733,198	2,389,246	—	—	273,712,125	1,140,741	290,975,310

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

45. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets (*)	~~W~~	8,357,717	—	8,357,717	5,781,498	225,911	2,350,308
Unsettled spot exchange receivables (*)		12,243,979	—	12,243,979	12,241,524	—	2,455
Unsettled domestic exchange receivables		6,354,746	3,992,673	2,362,073	—	—	2,362,073
Security pledged as collateral for repurchase agreements		390,000	—	390,000	124,025	—	265,975
Reverse repurchase agreements		2,531,400	—	2,531,400	2,531,400	—	—
Loaned securities		140,713	—	140,713	140,713	—	—
Receivables from securities transaction		94,861	—	94,861	94,861	—	—

	~~W~~	30,113,416	3,992,673	26,120,743	20,914,021	225,911	4,980,811

	June 30, 2025
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities (*)	~~W~~	8,109,807	—	8,109,807	4,335,225	273,736	3,500,846
Unsettled spot exchange payables (*)		12,243,437	—	12,243,437	12,241,524	—	1,913
Unsettled domestic exchange payables		4,276,136	3,992,673	283,463	—	—	283,463
Repurchase agreements		124,025	—	124,025	124,025	—	—
Payables from securities transaction		80,617	—	80,617	80,617	—	—

	~~W~~	24,834,022	3,992,673	20,841,349	16,781,391	273,736	3,786,222

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

45. Offsetting of Financial Assets and Liabilities, Continued

	December 31, 2024
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets (*)	~~W~~	13,915,251	—	13,915,251	10,019,614	62,644	3,832,993
Unsettled spot exchange receivables (*)		4,171,827	—	4,171,827	4,171,331	—	496
Unsettled domestic exchange receivables		4,246,146	2,312,241	1,933,905	—	—	1,933,905
Security pledged as collateral for repurchase agreements		520,000	—	520,000	47,181	—	472,819
Reverse repurchase agreements		1,676,700	—	1,676,700	1,676,700	—	—
Loaned securities		40,409	—	40,409	40,409	—	—
Receivables from securities transaction		4,206	—	4,206	4,206	—	—

	~~W~~	24,574,539	2,312,241	22,262,298	15,959,441	62,644	6,240,213

	December 31, 2024
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities (*)	~~W~~	14,873,939	—	14,873,939	8,518,079	293,465	6,062,395
Unsettled spot exchange payables (*)		4,172,071	—	4,172,071	4,171,331	—	740
Unsettled domestic exchange payables		2,567,289	2,312,241	255,048	—	—	255,048
Repurchase agreements		47,181	—	47,181	47,181	—	—
Payables from securities transaction		16,102	—	16,102	16,102	—	—

	~~W~~	21,676,582	2,312,241	19,364,341	12,752,693	293,465	6,318,183

(*)

For the derivatives covered by the ISDA derivative contracts, all contracts are settled and the net amount of derivative contracts is measured and paid based on the liquidation value if the counterparty files for bankruptcy or has any credit issues.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

46. Operating Segments

(1)

The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. They are managed separately because each business requires different technology and marketing strategies. The following summary describes general information about each of the Bank’s reportable segments:

Segments	General information
Corporate finance	Provides trade finance and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

(2)	Operating income (loss) from external customers and among operating segments for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income from external customers	~~W~~	699,406	1,340,062	18,505	35,351	2,093,324
Operating income (loss) from intersegment sales		(18,646)	(925,649)	—	944,295	—

	~~W~~	680,760	414,413	18,505	979,646	2,093,324

	2024
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income from external customers	~~W~~	1,414,993	(126,271)	26,145	345,746	1,660,613
Operating income (loss) from intersegment sales		5,013	556,092	—	(561,105)	—

	~~W~~	1,420,006	429,821	26,145	(215,359)	1,660,613

(3)	Details of segment results for the Bank’s reportable segments for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	728,437	(328,714)	1,016	141,124	541,863
Non-interest income
Income related to securities (*1)		58,539	293,913	—	26,839	379,291
Other non-interest income		140,681	422,939	21,629	906,821	1,492,070

		199,220	716,852	21,629	933,660	1,871,361
Provision for loan losses and others (*2)		184	65,340	—	(19)	65,505
General and administrative expenses		(247,081)	(39,065)	(4,140)	(95,119)	(385,405)

Operating income	~~W~~	680,760	414,413	18,505	979,646	2,093,324

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

46. Operating Segments, Continued

	2024
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	852,264	(304,278)	8,808	5,960	562,754
Non-interest income
Income related to securities (*1)		133,189	51,769	—	68,254	253,212
Other non-interest income		343,865	722,588	21,598	(189,906)	898,145

		477,054	774,357	21,598	(121,652)	1,151,357
Provision for loan losses and others (*2)		338,074	(2,262)	—	(1,457)	334,355
General and administrative expenses		(247,386)	(37,996)	(4,261)	(98,210)	(387,853)

Operating income	~~W~~	1,420,006	429,821	26,145	(215,359)	1,660,613

(*1)	Income related to securities is composed of net gain (loss) on securities measured at FVTPL, securities measured at FVOCI and securities measured at amortized cost.
(*2)	Provision for loan losses and others comprises of provision for loan losses, provision for derivative credit risks, gains (losses) on sales of loans, and increase (reversal) of provision.

(4)

Geographical revenue information about the Bank’s operating segments for the six-month periods ended June 30, 2025 and 2024 and the geographical non-current asset information as of June 30, 2025 and December 31, 2024 are as follows:

	Revenues (*1)			Non-current assets (*2)
	2025		2024	June 30, 2025	December 31, 2024
Domestic	~~W~~	43,582,110	33,157,231	35,473,061	34,059,881
Overseas		2,593,363	2,757,221	119,097	122,342

	~~W~~	46,175,473	35,914,452	35,592,158	34,182,223

(*1)

Revenues consist of interest income, fees and commission income, dividend income, income related to securities, foreign currency transaction gain, gain on derivatives, other operating income and provision for loan losses.

(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipment, investment property and intangible assets.

47. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

•	recognized timely, evaluated exactly and managed effectively,

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management and seeks to change from its previously adaptive and limited role to more leading and comprehensive role.

Furthermore, the Bank focuses on consistent communication among different departments to establish a progressive consensus on risk management.

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is composed of the President of the committee (an outside director), and three other commissioners. The Committee functions to establish policies of risk management, evaluate the capital adequacy of the Bank, discuss material issues relating to risk management, and present preliminary decisions on such matters.

The CEO of the Bank and the head of Risk Management Segment

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management to sustain efficiency and internal control. The head of the Risk Management Segment is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Risk Management Policy Committee

The Bank’s Risk Management Policy Committee is composed of the leaders of all business segments. and exercises its role to decide important matters relating to the Bank’s portfolio including allocating internal capital limits by segment and setting exposure limits by industry within the scope that Risk Management Committee regulated.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

(iv) Performance of risk management committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the year ended June 30, 2025, the key activities of the Risk Management Committee are as follows:

•	Major decision

•	Risk management plan for 2025

•	Setting and managing exposure limits by country for 2025

•	Contingency funding plan for 2025

•	Major reporting

•	Result of ex-post validation of credit rating system and default rates, and verification of risk measurement factors for internal purposes

•	Setting management limit of credit portfolios of 2025

•	Allocation of internal capital limits of 2025

•	Resolution of Credit Committee for the fourth quarter of 2024

•	Results of the adequacy of the individually measured loss allowance of 2024

•	Approval of upward adjustment of credit exposure limit ratio for large affiliates with credit ratings of A0 or Higher

•	Management plan for credit exposure limits following the increase of company A’s refund guarantee Limit

•	Resolution of Credit Committee for the first quarter of 2025

•	Result of integrated crisis analysis for the first half of 2025

•	Enhancement plan for credit rating model of companies not subject to external audit under the External Audit Act

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (FSS) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (LDP)

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

•	Development of the application system for timely calculation of LCR and NSFR

•	Rebuilding the Corporate Credit Rating System (approved by Financial Supervisory Services on October 26, 2017)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

•	Establishment of the system to calculate Basel Interest Rate Risk in the Banking Book (IRRBB) coming to domestic in September 2018

•	Establishment of the system to comply with the amended regulation relating to risk-weighted assets under Basel III in December 2020

•	Development of system related to Fundamental Review of the Trading Book (FRTB) under Basel III in August 2022

•	Development of system related to operational risk under Basel III in September 2022

•	Expansion of risk management infrastructure

•	Establishment of the RAPM system to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s front office

•	Establishment of IFRS 9 accounting system to calculate a loan loss allowances under IFRS 9 in March 2017 and, since then, run of IFRS 9 accounting system in January 2018

(vi) Risk management reporting and measuring system

The Bank endeavours consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Oct. 2017	Rebuilding the Corporate Credit Rating System
Market Risk Management System	Murex FRTB	Sep. 2022	Calculation of regulatory capital and internal capital under FRTB SA Standards and stress testing analysis
Interest/Liquidity Risk Management System	In-house	May. 2019	Calculation of interest risk, liquidity risk, etc.
Operational Risk Management System	Standardized Approach	Sep. 2022	Calculation of operation risk, RCSA, KRI and management of loss events, etc.
BIS Capital Ratio Calculation/Credit Risk Measurement System	Fermat RaY	Sep. 2006 Dec. 2013	Calculate equity, credit risk-weighted assets and credit risk, etc.
Loan Loss Allowance Calculation System	IFRS IFRS 9	Jan. 2011 Mar. 2017	Incurred loss model Expected loss model

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

(vii) Response to Basel

The Korean financial authorities have implemented Basel II since January 2008, and the Standardized Approach and the Foundation Internal Ratings-Based Approach for calculating credit risk are applicable.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

The Bank completed the Basel III standard risk management system in preparation of the adoption of the Basel III regulations announced on December 1, 2013. Starting from 2013 year-end, the BIS capital adequacy ratio has been measured in accordance to the Basel III regulations.

Responding to the requirements of the financial authorities, the Bank recognizes interest rate risk, liquidity risk, credit bias risk and reputation risk besides Pillar I risks (credit risk, market risk and operational risk). The Bank has actively responded to the Pillar 2 regulation, including additional capital requirements based on comprehensive assessment of risk management levels since 2015. In addition, from the end of 2015, the Bank has applied the uniform standards for the public announcement of financial business for Basel compliance.

The Bank completed revised standards such as capital requirements for banks’ investments in funds in 2017, capital requirements for securitization in 2018, and the Standardised Approach for measuring counterparty credit risk (SA-CCR) in 2019.

To comply with the amended regulation relating to risk-weighted assets under Basel III, the Bank completed the consultation and the development of the relevant systems and the amended regulation has been applied since the calculation of the BIS ratio at the end of 2020.

The Bank has completed IT consulting and system development related to Market Risk Regulation (Fundamental Review of the Trading Book , FRTB) and Operational Risk Regulation under Basel III during the second half of 2022.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy. The internal capital adequacy report including the assessment results at the end of the year is prepared and reported to the Risk Management Policy Committee.

•	Internal capital adequacy assessment

For the internal capital adequacy assessment, the Bank calculates its aggregated internal capital by evaluating all significant risks and available capital considering the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

In addition, the Bank conducts periodic stress tests more than once every six months to assess potential weakness in crisis situations and uses its results to assess the internal capital adequacy. The Bank

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

assumes the macroeconomic situation as three stages of ‘normal- pessimistic-serious’ and is preparing countermeasures such as checking the adequacy of capital by each stage.

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements(BIS) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management.

•	Allocation of internal capital

The Bank’s Risk Management Committee approves entire internal capital and the Risk Management Policy Committee allocates the capital to each segment and department, considering the extent of possible risk faced and size of operations. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non-quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, foreign currency settlement risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk, residual risk on asset securitization and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methodologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be redeemed properly or from substitute payments.

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most significant risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

to increase profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, industry, and country. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (RM), the credit officer (CO) and the Credit Review Committee manage each borrowers’ credit risk.

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently and inspects the borrower’s status regularly and frequently to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

A borrower that is likely to be insolvent is classified as an early warning borrower or a precautionary borrower, depending on the level of insolvency risk. The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used to provide an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward-Looking Criteria, which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

Details of loans by credit rating as of June 30, 2025 and December 31, 2024 are as follows:

< Corporate >

	June 30, 2025
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	181,588,499	158,198,388	23,390,111	—
BBB2 ~ CCC		28,106,944	10,250,249	16,542,119	1,314,576
Below CC		1,089,508	—	22,162	1,067,346

	~~W~~	210,784,951	168,448,637	39,954,392	2,381,922

	December 31, 2024
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	180,348,619	159,388,765	20,959,854	—
BBB2 ~ CCC		30,814,870	11,229,886	18,561,521	1,023,463
Below CC		1,101,360	—	100	1,101,260

	~~W~~	212,264,849	170,618,651	39,521,475	2,124,723

< Retail >

	June 30, 2025
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1~ Grade 6	~~W~~	102,014	98,087	3,927	—
Grade 7~ Grade 8		334	—	334	—
Grade 9~ Grade 10		1,507	—	—	1,507

	~~W~~	103,855	98,087	4,261	1,507

	December 31, 2024
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1~ Grade 6	~~W~~	140,982	135,315	5,667	—
Grade 7~ Grade 8		1,322	—	1,306	16
Grade 9~ Grade 10		1,230	—	—	1,230

	~~W~~	143,534	135,315	6,973	1,246

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

Details of payment guarantees (including financial guarantees) and unused commitments by credit rating as of June 30, 2025 and December 31, 2024 are as follows:

< Corporate >

	June 30, 2025
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	54,702,170	49,533,243	5,168,927	—
BBB2 ~ CCC		3,783,323	1,776,914	1,946,554	59,855
Below CC		—	—	—	—

	~~W~~	58,485,493	51,310,157	7,115,481	59,855

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	15,607,790	10,383,550	5,224,240	—
BBB2 ~ CCC		2,724,936	1,732,664	977,994	14,278
Below CC		38,492	—	—	38,492

	~~W~~	18,371,218	12,116,214	6,202,234	52,770

	December 31, 2024
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	50,579,198	46,235,837	4,343,361	—
BBB2 ~ CCC		5,699,307	3,365,397	2,285,478	48,432
Below CC		397	—	—	397

	~~W~~	56,278,902	49,601,234	6,628,839	48,829

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	8,255,939	7,466,921	789,018	—
BBB2 ~ CCC		11,035,950	5,176,575	5,842,792	16,583
Below CC		50,886	—	—	50,886

	~~W~~	19,342,775	12,643,496	6,631,810	67,469

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

< Retail >

	June 30, 2025
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1~ Grade 6	~~W~~	30,760	30,622	138	—
Grade 7~ Grade 8		—	—	—	—
Grade 9~ Grade 10		—	—	—	—

	~~W~~	30,760	30,622	138	—

	December 31, 2024
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1~ Grade 6	~~W~~	33,418	33,171	247	—
Grade 7~ Grade 8		—	—	—	—
Grade 9~ Grade 10		—	—	—	—

	~~W~~	33,418	33,171	247	—

(iii) Measurement methodology of credit risk

Pursuant to Basel III, the Bank selects the measurement methodology of credit risk considering the complexity of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating	Corporate	Country	Bank
AAA ~ AA-	20.0%	0.0%	20.0%
A+ ~ A-	50.0%	20.0%	30.0%
BBB+ ~ BBB-	75.0%	50.0%	50.0%
BB+ ~ BB-	100.0%	100.0%	100.0%
B+ ~ B-	150.0%	100.0%	100.0%
Below B-	150.0%	150.0%	150.0%
Unrated	100.0% (*)	100.0%	Rating based on due diligence

(*)	In case of small and medium-sized business, 85.0% is applied.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

The OECD is designated as foreign ECAI and Korea Investrors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (Second Best Criteria) is applied.

Internal Ratings-Based Approach (IRB)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach as of June 30, 2025.

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures permanently and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent SA	— Countries, public institutions, banks, equity
	SA	— Overseas subsidiaries and branches, and other assets, retail, residential mortgage, commercial properties
Foundation Internal Ratings-Based Approach		— Corporate, small and medium enterprises, asset securitization (at each credit level)
Application of IRB by phase		— Special lending, non-residence and others

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 14 grades (AAA~D). To distinguish the difference between credits in the same grade, the Bank uses 20 stages as auxiliaries to 14 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating are applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for loan losses assessment.

Credit rating process control structure

According to the Principle of Checks and Balances, the Bank has established the credit rating process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (Senior Rating Officer) are independently operated.

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s Risk Management Department.

•	Independent verification of credit rating system: Credit rating system is independently verified by Risk Validation Team of the Financial Planning Department.

•	Internal audit of credit rating process: Credit rating process is regularly audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt repayability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is executed as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

The quantification of the extent to which collateral and other credit enhancements mitigate credit risk of impaired financial assets as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Securities measured at FVOCI	~~W~~	23,939	75,472
Loans measured at amortized cost		2,539,630	2,383,289
Other assets		6,255	7,812

(iv) Credit exposure

Geographical information of credit exposure as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Korea		Hong Kong	Ireland	Uzbekistan	Brazil	Hungary	UK	USA	Ohers	Total
Due from banks (excluding due from BOK)	~~W~~	721,920	1,264,434	—	278,062	158,699	739,809	532,540	4,540,202	2,456,301	10,691,967
Securities measured at FVOCI:
Bonds (excluding government bonds)		3,581,611	367,938	57,390	—	—	—	667,231	5,366,061	4,306,938	14,347,169
Securities measured at amortized cost
Bonds (excluding government bonds)		3,804,306	—	—	—	—	—	—	678,795	—	4,483,101
Loans		160,465,286	1,437,124	2,253,901	351,549	724,708	291,384	2,338,522	12,876,858	50,267,538	231,006,870
Derivative financial assets		387,023	14,541	—	—	—	—	24,595	31,840	403,465	861,464
Other assets		6,101,469	—	—	—	—	—	—	—	10,267,736	16,369,205

		175,061,615	3,084,037	2,311,291	629,611	883,407	1,031,193	3,562,888	23,493,756	67,701,978	277,759,776
Guarantees (including financial guarantees)		17,158,564	1,056	—	—	—	52,318	—	1,070,306	88,974	18,371,218
Commitments		48,048,437	405,809	225,519	—	—	164,090	586,425	4,126,714	4,959,259	58,516,253

		65,207,001	406,865	225,519	—	—	216,408	586,425	5,197,020	5,048,233	76,887,471

	~~W~~	240,268,616	3,490,902	2,536,810	629,611	883,407	1,247,601	4,149,313	28,690,776	72,750,211	354,647,247

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

	December 31, 2024
	Korea		Hong Kong	Ireland	Uzbekistan	Brazil	Hungary	UK	USA	Ohers	Total
Due from banks (excluding due from BOK)	~~W~~	453,479	1,318,743	—	176,400	191,100	715,340	19,911	5,499,422	3,247,842	11,622,237
Securities measured at FVOCI:
Bonds (excluding government bonds)		5,930,002	372,498	29,678	—	—	—	706,417	5,949,041	4,118,457	17,106,093
Securities measured at amortized cost:
Bonds (excluding government bonds)		3,560,368	—	—	—	—	—	—	588,959	—	4,149,327
Loans		159,628,176	1,762,157	2,175,683	545,206	694,285	258,082	1,938,291	12,288,293	51,738,561	231,028,734
Derivative financial assets		243,449	—	—	—	—	—	1,230	182	45,981	290,842
Other assets		2,616,174	—	—	—	—	—	—	—	5,362,961	7,979,135

		172,431,648	3,453,398	2,205,361	721,606	885,385	973,422	2,665,849	24,325,897	64,513,802	272,176,368
Guarantees (including financial guarantees)		18,357,053	1,085	—	—	—	56,699	—	828,844	99,094	19,342,775
Commitments		46,482,058	250,896	66,134	—	—	21,402	579,201	4,406,682	4,505,948	56,312,321

		64,839,111	251,981	66,134	—	—	78,101	579,201	5,235,526	4,605,042	75,655,096

	~~W~~	237,270,759	3,705,379	2,271,495	721,606	885,385	1,051,523	3,245,050	29,561,423	69,118,844	347,831,464

Industry information of credit exposure as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	9,112,717	1,579,250	10,691,967
Securities measured at FVOCI:
Bonds (excluding government bonds)		2,443,061	8,999,296	2,904,812	14,347,169
Securities measured at amortized cost
Bonds (excluding government bonds)		953,481	2,652,029	877,591	4,483,101
Loans		88,652,073	119,890,490	22,464,307	231,006,870
Derivative financial assets		—	861,464	—	861,464
Other assets		232,994	502,423	15,633,788	16,369,205

		92,281,609	142,018,419	43,459,748	277,759,776
Guarantees (including financial guarantees)		15,747,190	2,457,748	166,280	18,371,218
Commitments		25,724,917	26,338,532	6,452,804	58,516,253

		41,472,107	28,796,280	6,619,084	76,887,471

	~~W~~	133,753,716	170,814,699	50,078,832	354,647,247

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

	December 31, 2024
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	9,859,582	1,762,655	11,622,237
Securities measured at FVOCI:
Bonds (excluding government bonds)		3,096,554	10,493,304	3,516,235	17,106,093
Securities measured at amortized cost:
Bonds (excluding government bonds)		847,317	2,337,223	964,787	4,149,327
Loans		89,083,417	118,293,797	23,651,520	231,028,734
Derivative financial assets		—	290,842	—	290,842
Other assets		257,770	606,725	7,114,640	7,979,135

		93,285,058	141,881,473	37,009,837	272,176,368
Guarantees (including financial guarantees)		16,764,602	2,415,561	162,612	19,342,775
Commitments		24,979,628	27,329,872	4,002,821	56,312,321

		41,744,230	29,745,433	4,165,433	75,655,096

	~~W~~	135,029,288	171,626,906	41,175,270	347,831,464

Credit exposures of debt securities by credit rating as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	25,421,496	25,029,553	391,943	—
BBB2 ~ CCC		65,000	5,000	60,000	—
Below CC		—	—	—	—

	~~W~~	25,486,496	25,034,553	451,943	—

	December 31, 2024
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	26,273,071	25,861,132	411,939	—
BBB2 ~ CCC		85,000	35,000	50,000	—
Below CC		—	—	—	—

	~~W~~	26,358,071	25,896,132	461,939	—

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk-weighted assets since the end of June 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis. In conformity with the Banking Act, which is based on the implementation of Basel III on December 1, 2013, the regulatory capital is divided into the following two categories.

Tier 1 capital

- Common Equity Tier 1

Regulatory capital that represents the most subordinated claim in liquidation of the Bank, takes the first and proportionately greatest share of any losses as they occur, and which principal is never repaid outside of liquidation meets the criteria for classification as common equity, including capital stock, capital surplus, retained earnings and accumulated other comprehensive income as common equity Tier 1.

- Additional Tier 1 capital

Capital stock and capital surplus related to issuance of capital securities that are subordinated, have non-cumulative and conditional dividends or interests, and have no maturity or step-up conditions.

Tier 2 capital (Supplementary Tier 2 capital)

Regulatory capital that fulfills supplementary capital adequacy requirements, and includes subordinated debt with maturities over 5 years and allowance for loan losses in conformity with external regulatory standards and internal standards.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

The BIS capital adequacy ratio and capital in accordance to Basel III standards as of June 30, 2025 and December 31, 2024 are as follows:

BIS capital adequacy ratio

	June 30, 2025		December 31, 2024
Equity capital based on BIS (A):
Tier 1 capital:
Common Equity Tier 1	~~W~~	47,226,664	42,581,473
Additional Tier 1 capital		—	—

		47,226,664	42,581,473
Tier 2 capital		3,014,682	3,350,097

	~~W~~	50,241,346	45,931,570

Risk-weighted assets (B):
Credit risk-weighted assets	~~W~~	325,075,608	316,077,185
Market risk-weighted assets		4,085,354	3,246,288
Operational risk-weighted assets		10,096,600	11,020,728

	~~W~~	339,257,562	330,344,201

BIS capital adequacy ratio (A/B):		14.81	13.90
Tier 1 capital ratio:		13.92	12.89
Common Equity Tier 1 ratio		13.92	12.89
Additional Tier 1 capital ratio		—	—
Tier 2 capital ratio		0.89	1.01

Equity capital based on BIS

	June 30, 2025		December 31, 2024
Tier 1 capital (A):
Common Equity Tier 1
Capital stock	~~W~~	26,925,259	26,316,559
Capital surplus		1,343,195	1,355,849
Retained earnings, etc.		17,544,907	12,768,402
Accumulated other comprehensive income, etc.		1,518,908	2,992,380
Common stock deductibles		(105,605)	(851,717)

		47,226,664	42,581,473
Tier 2 capital (B):
Allowance for doubtful accounts, etc.		896,109	939,461
Qualified capital securities		2,374,000	2,678,000
Non-qualified capital securities		—	—
Additional stock deductibles		(255,427)	(267,364)

		3,014,682	3,350,097

Equity capital (A+B)	~~W~~	50,241,346	45,931,570

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks and commodities. Trading position is exposed to risks, such as interest rate, stock price, and foreign exchange rate, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

In response to the full implementation of Basel III market risk regulations, the Bank has been calculating and managing market risk capital in accordance with the Standardized Approach under Basel III since January 2023. The Standardized Approach under Basel III measures market risk by three components: sensitivity risk, default risk and residual risk. Sensitivity risk measures the market risk by five risk classes, which are general interest rate, credit spread, equity, foreign exchange and commodity. Default risk quantifies losses in the event of a default that exceeds normal market price fluctuations. Lastly, residual risk quantifies risk that cannot be measured by sensitivity risk and default risk. These components are then simply added together to calculate the total required capital.

The Bank sets total limit of market risk based on annual business plan, risk appetite and others and monitors Market Risk limit of each trading department on a daily basis.

Capital Requirements for Market risk

The Bank’s Capital Requirements for Market risk as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Sensitivity risk:
General interest rate	~~W~~	140,372	94,918
Credit spread		149,375	136,309
Equity		598	24
Foreign exchange (FX)		20,696	14,186
Commodity		988	555

		312,029	245,992
Default risk		4,099	3,296
Residual risk		5,009	4,720

	~~W~~	321,137	254,008

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by IRRBB (Interest Rate Risk in Banking Book), ΔEVE (change in Economic Value of Equity) and ΔNII (change in Net Interest Income).

ΔEVE represents fluctuations in the economic value of equity capital that may occur due to changes in interest rates affecting the present values of assets, liabilities and off-balance sheet items. ΔNII represents changes in net interest income that may occur over a certain period of time (e.g. one year) in the future due to changes in interest rates.

The Bank’s Risk Management Committee sets and manages interest rate risk limits on a yearly basis and interest rate risk is monthly measured and monitored.

ΔEVE and ΔNII of the Bank’s non-trading positions as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
ΔEVE	~~W~~	1,193,897	1,584,245
ΔNII		471,856	551,404

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	USD		EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	8,478,656	270,742	113,152	(2,287)	894,559	9,754,822
Securities measured at FVTPL		768,126	—	4,689	—	20,523	793,338
Securities measured at FVOCI		10,770,887	665,992	665,723	—	91,495	12,194,097
Securities measured at amortized cost		678,795	—	—	—	—	678,795
Loans measured at amortized cost		58,486,410	4,401,033	3,221,563	1,350,495	2,009,019	69,468,520
Derivative financial assets		1,248,288	64,977	4,539	259,554	42,795	1,620,153
Other financial assets		6,577,127	148,392	67,209	6,324	1,104,815	7,903,867

		87,008,289	5,551,136	4,076,875	1,614,086	4,163,206	102,413,592
Financial liabilities:
Financial liabilities measured at FVTPL		245,937	—	—	—	—	245,937
Deposits		18,618,683	27,644	413,118	30	12,145	19,071,620
Borrowings		20,886,172	179,228	2,776,039	—	981,576	24,823,015
Debentures		35,998,736	2,699,207	473,064	1,063,716	9,789,015	50,023,738
Derivative financial liabilities		1,788,388	53,822	3,460	260,956	33,228	2,139,854
Other financial liabilities		6,026,481	194,594	68,235	19,209	1,344,289	7,652,808

		83,564,397	3,154,495	3,733,916	1,343,911	12,160,253	103,956,972

Net financial position	~~W~~	3,443,892	2,396,641	342,959	270,175	(7,997,047)	(1,543,380)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

	December 31, 2024
	USD		EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	10,173,373	267,561	100,607	25,041	843,169	11,409,751
Securities measured at FVTPL		843,635	—	2,149	—	21,383	867,167
Securities measured at FVOCI		11,340,644	562,946	611,946	—	160,159	12,675,695
Securities measured at amortized cost		588,960	—	—	—	—	588,960
Loans measured at amortized cost		63,255,440	4,019,108	3,094,708	1,257,669	2,241,160	73,868,085
Derivative financial assets		1,735,394	63,397	9,916	245,797	53,755	2,108,259
Other financial assets		2,311,768	42,597	47,501	3,728	1,021,321	3,426,915

		90,249,214	4,955,609	3,866,827	1,532,235	4,340,947	104,944,832
Financial liabilities:
Financial liabilities measured at FVTPL		271,712	—	—	—	—	271,712
Deposits		17,759,643	90,238	500,654	24	52,053	18,402,612
Borrowings		24,145,429	173,945	2,401,491	—	1,319,443	28,040,308
Debentures		39,397,041	2,643,535	271,509	543,055	8,050,162	50,905,302
Derivative financial liabilities		2,544,086	50,006	3,689	262,150	42,581	2,902,512
Other financial liabilities		2,823,530	57,793	44,262	5,256	1,186,239	4,117,080

		86,941,441	3,015,517	3,221,605	810,485	10,650,478	104,639,526

Net financial position	~~W~~	3,307,773	1,940,092	645,222	721,750	(6,309,531)	305,306

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

(ii) Approach to liquidity risk management

The Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets LCR, NSFR and Mid- to long-term foreign currency fund management ratio

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•	LCR: (High quality liquid assets / Total net cash outflows over the next 30 calendar days) X 100

•	NSFR: Available Stable Funding / Required Stable Funding X 100

•	Mid- to long-term foreign currency fund management ratio: Foreign currency funding being repaid after 1 year / Foreign currency lending being collected after 1 year X 100

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

Early warning indicator

To identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 15 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

•	The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crisis specific to the Bank, market risk and complex emergency, and reports to the Risk Management Committee for the Bank’s solvency securitization.

•	The Bank established detailed contingency plan to manage the liquidity risks at every risk situations.

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity risks of non-derivative financial instruments including interest payment as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	9,567,503	382,663	1,428,244	1,048,282	—	12,426,692
Securities measured at FVTPL		126,670	80,159	1,281,638	275,750	18,005,873	19,770,090
Securities measured at FVOCI		330,153	647,118	2,688,580	9,799,096	16,498,937	29,963,884
Securities measured at amortized cost		153,569	1,152,568	3,078,520	5,313,556	30,000	9,728,213
Loans		14,035,299	20,982,287	71,155,889	77,552,248	23,440,839	207,166,562
Other financial assets		14,606,005	—	—	—	1,732,753	16,338,758

	~~W~~	38,819,199	23,244,795	79,632,871	93,988,932	59,708,402	295,394,199

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	599,521	224,518	758,460	297,930	245,937	2,126,366
Deposits		26,332,479	14,061,206	23,984,309	4,178,978	477	68,557,449
Borrowings		5,102,985	7,597,702	10,297,130	5,507,805	768,844	29,274,466
Debentures		4,744,857	13,612,593	54,549,835	84,217,408	7,560,673	164,685,366
Other financial liabilities		14,165,025	3,017,208	—	—	5,829,295	23,011,528

	~~W~~	50,944,867	38,513,227	89,589,734	94,202,121	14,405,226	287,655,175

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

	December 31, 2024
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	9,972,375	503,873	1,547,894	924,609	—	12,948,751
Securities measured at FVTPL		46,600	44,229	1,366,748	189,953	16,741,203	18,388,733
Securities measured at FVOCI		826,144	915,551	3,345,316	9,961,875	16,773,121	31,822,007
Securities measured at amortized cost		115,000	811,131	3,340,174	4,649,715	30,000	8,946,020
Loans		14,624,020	22,345,767	75,308,653	74,886,373	21,375,761	208,540,574
Other financial assets		6,105,756	—	—	—	1,812,957	7,918,713

	~~W~~	31,689,895	24,620,551	84,908,785	90,612,525	56,733,042	288,564,798

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	692,242	177,967	845,385	401,940	271,712	2,389,246
Deposits		26,721,259	14,853,061	19,694,387	4,812,941	494	66,082,142
Borrowings		6,497,080	9,373,391	9,491,425	6,268,523	774,520	32,404,939
Debentures		7,190,293	9,981,850	51,813,957	88,861,601	8,010,418	165,858,119
Other financial liabilities		5,725,726	2,996,849	—	—	5,921,914	14,644,489

	~~W~~	46,826,600	37,383,118	81,845,154	100,345,005	14,979,058	281,378,935

Remaining contractual maturity risks of derivative financial instruments as of June 30, 2025 and December 31, 2024 are as follows:

Net settlement of derivative financial instruments

	June 30, 2025
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	(3,270)	—	—	—	—	(3,270)
Interest rate		(110,707)	(77,405)	(258,424)	(371,975)	667,594	(150,917)
Stock		27	—	—	—	—	27
Hedging purpose derivatives:
Interest rate		30,050	314,619	709,812	2,199,482	1,158,453	4,412,416

	~~W~~	(83,900)	237,214	451,388	1,827,507	1,826,047	4,258,256

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

	December 31, 2024
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	3,724	—	—	—	—	3,724
Interest rate		55,197	30,315	(325,391)	(394,347)	1,079,448	445,222
Hedging purpose derivatives:
Interest rate		36,090	250,330	841,971	2,130,959	1,295,726	4,555,076

	~~W~~	95,011	280,645	516,580	1,736,612	2,375,174	5,004,022

Gross settlement of derivative financial instruments

	June 30, 2025
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	75,519,934	28,082,421	69,193,627	119,634,458	7,562,843	299,993,283
Outflow		75,564,319	28,104,758	68,706,482	118,925,956	7,692,256	298,993,771
Hedging purpose derivatives:
Currency
Inflow		356,693	400,756	5,018,681	22,316,805	4,444,858	32,537,793
Outflow		358,698	446,517	7,379,987	23,807,506	4,341,401	36,334,109

Total inflow	~~W~~	75,876,627	28,483,177	74,212,308	141,951,263	12,007,701	332,531,076

Total outflow	~~W~~	75,923,017	28,551,275	76,086,469	142,733,462	12,033,657	335,327,880

	December 31, 2024
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	67,582,388	38,553,043	66,563,517	122,988,092	6,762,347	302,449,387
Outflow		67,425,405	38,576,699	66,061,685	122,136,515	6,868,720	301,069,024

Hedging purpose derivatives:
Currency
Inflow		1,258,709	1,810,835	3,446,653	19,785,824	4,827,947	31,129,968
Outflow		1,542,826	1,787,625	3,950,032	22,008,513	4,721,907	34,010,903

Total inflow	~~W~~	68,841,097	40,363,878	70,010,170	142,773,916	11,590,294	333,579,355

Total outflow	~~W~~	68,968,231	40,364,324	70,011,717	144,145,028	11,590,627	335,079,927

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

In the case of payment guarantees, loan commitments, and similar facilities provided by the Bank, there exists a contractual maturity. However, the Bank is obligated to make immediate payment upon demand by the counterparty. Details of guarantees and commitments as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Guarantees	~~W~~	18,371,218	19,342,775
Commitments		70,252,376	67,689,907

	~~W~~	88,623,594	87,032,682

THE REPUBLIC OF KOREA

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in the first nine months of 2025 was 0.7% at chained 2020 year prices, primarily due to a 4.0% increase in exports of goods and services and a 1.5% increase in aggregate private and general government consumption expenditures, the effects of which were offset in part by a 3.8% increase in imports of goods and services and a 3.5% decrease in gross domestic fixed capital formation, each compared with the corresponding period of 2024.

Principal Sectors of the Economy

Prices, Wages and Employment

Based on preliminary data, the inflation rate was 2.1% and the unemployment rate was 2.8% in the first nine months of 2025.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 3,071.1 on June 30, 2025, 3,245.4 on July 31, 2025, 3,186.0 on August 29, 2025, 3,424.6 on September 30, 2025, 4,107.5 on October 31, 2025, 3,926.6 on November 28, 2025, 4,214.2 on December 31, 2025 and 4,904.7 on January 19, 2026.

Monetary Policy

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,356.4 to US$1.00 on June 30, 2025, Won 1,382.9 to US$1.00 on July 31, 2025, Won 1,388.6 to US$1.00 on August 29, 2025, Won 1,402.2 to US$1.00 on September 30, 2025, Won 1,423.2 to US$1.00 on October 31, 2025, Won 1,464.8 to US$1.00 on November 28, 2025, Won 1,434.9 to US$1.00 on December 31, 2025 and Won 1,473.5 to US$1.00 on January 19, 2026.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic’s current account surplus in the first nine months of 2025 increased to US$82.8 billion from the current account surplus of US$67.2 billion in the corresponding period of 2024, primarily due to increases in surpluses from the goods account and the income account, the effects of which were offset in part by an increase in deficit from the service account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$50.4 billion in the first nine months of 2025. Exports increased by 2.2% to US$519.7 billion in the first nine months of 2025 from US$508.5 billion in the corresponding period of 2024, primarily due to a substantial growth in demand for semiconductor products globally. Imports decreased by 0.5% to US$469.3 billion in the first nine months of 2025 from US$471.9 billion in the corresponding period of 2024, primarily due to a decrease in energy and commodity prices, which also led to decreased unit prices of other major raw materials.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$428.1 billion as of December 31, 2025.

Government Finance

Effective January 2, 2026, the responsibility of preparing the Government budget and administering the Government’s finances has been transferred from the Ministry of Economy and Finance to the Ministry of Planning and Budget, a new ministry established under the Prime Minister’s Office.

Under the National Finance Act, the Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Planning and Budget and approved by the President of the Republic, to the National Assembly not later than 120 days prior to the start of the fiscal year, and may submit supplementary budgets revising the original budget at any time during the fiscal year.

Debt

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2023 amounted to approximately ~~W~~1,102.1 trillion, an increase of 5.6% over the previous year.

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2024 amounted to approximately ~~W~~1,150.9 trillion, an increase of 4.4% over the previous year.

Effective January 2, 2026, the responsibility of administering the national debt of the Republic has been transferred from the Ministry of Economy and Finance to the Ministry of Planning and Budget.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. dollars, the estimated outstanding direct external debt of the Government as of December 31, 2024:

Direct External Debt of the Government

	Amount in Original Currency	Equivalent Amount in U.S. Dollars(1)

	(millions)
US$	US$ 6,525.0	US$	6,525.0
Euro (EUR)	EUR 1,400.0		1,455.9

Total		US$	7,980.9

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2024.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2020	808,941.0
2021	927,865.2
2022	1,021,574.4
2023	1,080,844.4
2024	1,128,191.5

The following table sets out all guarantees by the Government of indebtedness of others:

Guarantees by the Government

	December 31,
	2020	2021	2022	2023	2024
	(billions of Won)
Domestic	12,490.0	10,930.0	10,620.0	10,460.0	10,960.0
External(1)	—	—	—	—	—

Total	12,490.0	10,930.0	10,620.0	10,460.0	10,960.0

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2024
2005-001	November 2, 2005	November 3, 2025	5.625	USD	400,000,000		400,000,000
2014-001	June 10, 2014	June 10, 2044	4.125	USD	1,000,000,000		1,000,000,000
2017-001	January 19, 2017	January 19, 2027	2.750	USD	1,000,000,000		1,000,000,000
2018-001	September 20, 2018	September 20, 2028	3.500	USD	500,000,000		500,000,000
2018-002	September 20, 2018	September 20, 2048	3.875	USD	500,000,000		500,000,000
2019-001	June 19, 2019	June 19, 2029	2.500	USD	1,000,000,000		1,000,000,000
2020-001	September 16, 2020	September 16, 2030	1.000	USD	625,000,000		625,000,000
2020-002	September 16, 2020	September 16, 2025	0.000	EUR	700,000,000		700,000,000
2021-001	October 15, 2021	October 15, 2026	0.000	EUR	700,000,000		700,000,000
2021-002	October 15, 2021	October 15, 2031	1.750	USD	500,000,000		500,000,000
2024-001	July 3, 2024	July 3, 2029	4.500	USD	1,000,000,000		1,000,000,000

Total External Bonds in Original Currencies							USD 6,525,000,000
							EUR 1,400,000,000

Total External Bonds in Equivalent Amount of Won(1)						~~W~~	11,731,930,000,000

(1)

U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ~~W~~1,470.0, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd. Euro amounts are converted to Won amounts at the rate of EUR 1.00 to ~~W~~1,528.7, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

None.

B. External Guaranteed Debt of the Government

None.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2024
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	0.750-5.750	2006-2024	2025-2074	1,047,874.2
Interest-Bearing Treasury Bond for National Housing I	1.000-1.750	2015-2024	2020-2029	79,100.9
Interest-Bearing Treasury Bond for National Housing II	0.0	2009-2017	2019-2029	1.9
Interest-Bearing Treasury Bond for National Housing III	—	—	—	0
Non-interest-Bearing Treasury Bond for Contribution to International Organizations(1)	0	1967-1985	—	9.4

Total Bonds				1,126,986.5

2. Borrowings
Borrowings from The Bank of Korea	—	—	—	0
Borrowings from the Sports Promotion Fund	2.875-3.665	2023-2024	2025-2029	960.0
Borrowings from The Korea Foundation Fund	—	—	—	0
Borrowings from the Labor Welfare Promotion Fund	2.920-2.935	2024	2025	50.0
Borrowings from Korea Technology Finance Corporation	2.870-3.100	2024	2026	195.0
Borrowings from the Credit Guarantee Fund for Agriculture, Forestry and Fisheries Suppliers	—	—	—	0
Borrowings from the Government Employees’ Pension Fund	—	—	—	0
Borrowings from the Film Industry Development Fund	—	—	—	0
Borrowings from the Korea Credit Guarantee Fund	—	—	—	0
Borrowings from the Housing Finance Credit Guarantee Fund	—	—	—	0
Borrowings from the Korea Infrastructure Credit Guarantee Fund	—	—	—	0

Total Borrowings				1,205.0

Total Internal Funded Debt				1,128,191.5

(1)	Interest Rates and Years of Original Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2024
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	—	—	—	0
Korea Student Aid Foundation	1.230-5.480	2011-2024	2025-2044	10,350.0
Supply Chain Resilience Fund	2.820-2.960	2024	2026-2027	400.0
Key Industry Stabilization Fund	1.450-2.190	2020-2021	2025	210.0

Total Internal Guaranteed Debt				10,960.0

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the forms of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no. 333-280021.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

The Notes

We are offering US$1,250,000,000 aggregate principal amount of 3.750% notes due January 28, 2029 (the “2029 Notes”), US$1,250,000,000 aggregate principal amount of 4.000% notes due January 28, 2031 (the “2031 Notes”) and US$500,000,000 aggregate principal amount of floating rate notes due on the Floating Rate Notes Interest Payment Date (as defined below) falling on or nearest to January 28, 2031 (the “Floating Rate Notes,” and together with the 2029 Notes and the 2031 Notes, the “Notes”).

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of February 15, 1991, as amended and supplemented from time to time, between us and The Bank of New York (now The Bank of New York Mellon), as fiscal agent (the “Fiscal Agency Agreement”). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

Fixed Rate Notes

The 2029 Notes are initially limited to US$1,250,000,000 aggregate principal amount and the 2031 Notes (together with the 2029 Notes, the “Fixed Rate Notes”) are initially limited to US$1,250,000,000 aggregate principal amount. The 2029 Notes will mature on January 28, 2029 (the “2029 Notes Maturity Date”) and the 2031 Notes will mature on January 28, 2031 (the “2031 Notes Maturity Date”), and together with the 2029 Notes Maturity Date, the “Fixed Rate Notes Maturity Dates”). The 2029 Notes will bear interest at the rate of 3.750% per annum and the 2031 Notes will bear interest at the rate of 4.000% per annum, in each case payable semi-annually in arrear on January 28 and July 28 of each year (each, a “Fixed Rate Notes Interest Payment Date”), beginning on July 28, 2026. Interest on the Fixed Rate Notes will accrue from January 28, 2026. If any Fixed Rate Notes Interest Payment Date or any Fixed Rate Notes Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a 2029 Note or 2031 Note, as applicable, at the close of business on the fifteenth day (whether or not a business day) preceding the related Fixed Rate Notes Interest Payment Date. Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Fixed Rate Notes in immediately available funds in U.S. dollars.

Floating Rate Notes

The Floating Rate Notes are initially limited to US$500,000,000 aggregate principal amount. The Floating Rate Notes will mature on the Floating Rate Notes Interest Payment Date (as defined below) on or nearest to January 28, 2031 (the “Floating Rate Notes Maturity Date”). The Floating Rate Notes will bear interest at a rate equal to Compounded Daily SOFR (as defined herein) plus 0.500% per annum, payable quarterly in arrear on

January 28, April 28, July 28 and October 28 of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”), beginning on the Floating Rate Notes Interest Payment Date falling on or nearest to April 28, 2026, and if redeemed early, the date of such redemption. In no event shall the rate of interest for the Floating Rate Notes be less than 0% for any Floating Rate Notes Interest Period (as defined herein).

Interest on the Floating Rate Notes will accrue from (and including) January 28, 2026. If any Floating Rate Notes Interest Payment Date or the Floating Rate Notes Maturity Date falls on a day that is not a business day (as defined below), that Floating Rate Notes Interest Payment Date or the Floating Rate Notes Maturity Date will be adjusted in accordance with the Modified Following Business Day Convention. The term “Modified Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a business day (and interest will continue to accrue to but excluding such following date that is a business day) unless that day falls in the next calendar month in which case that date will be the first preceding day that is a business day and interest shall accrue to but excluding such preceding business day. The term “business day” as used herein means a U.S. Government Securities Business Day (as defined herein) and a day other than a Saturday, a Sunday or any other day on which banking institutions in Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a Floating Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding the related Floating Rate Notes Interest Payment Date. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days in the applicable Floating Rate Notes Interest Period (as defined herein) divided by 360. We will make principal and interest payments on the Floating Rate Notes in immediately available funds in U.S. dollars.

1. Definition of Compounded Daily SOFR

“Compounded Daily SOFR” means the rate of return of a daily compound interest investment (with the daily secured overnight financing rate as the reference rate for the calculation of interest) and will be determined by the Calculation Agent (as defined herein) on the Floating Rate Notes Interest Determination Date in accordance with the following formula, and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, 0.000005 being rounded upwards:

where:

“d” means the number of calendar days in the Floating Rate Notes Interest Period;

“d0” for any Floating Rate Notes Interest Period, means the number of U.S. Government Securities Business Days (as defined herein) in the Floating Rate Notes Interest Period;

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the Floating Rate Notes Interest Period;

“ni” for any U.S. Government Securities Business Day “i” means the number of calendar days from, and including, such U.S. Government Securities Business Day “i” up to, but excluding, the following U.S. Government Securities Business Day;

“SOFRi-5USBD” means the SOFR Reference Rate for the U.S. Government Securities Business Day (being a U.S. Government Securities Business Day falling in the Floating Rate Notes Interest Period) falling five U.S. Government Securities Business Days prior to the relevant U.S. Government Securities Business Day “i”; and

“SOFR Reference Rate” means, in respect of any U.S. Government Securities Business Day, a reference rate equal to the daily secured overnight financing rate (“SOFR”) for such U.S. Government Securities Business Day as provided by the Federal Reserve Bank of New York, as the administrator of such rate (or any successor administrator of such rate) on the website of the Federal Reserve Bank of New York currently at http://www.newyorkfed.org, or any successor website of the Federal Reserve Bank of New York (the “New York Fed’s Website”) in each case, on or about 5:00 p.m., New York City time, on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day (the “SOFR Determination Time”).

“Floating Rate Notes Interest Determination Date” means the date five U.S. Government Securities Business Days before each Floating Rate Notes Interest Payment Date;

“Floating Rate Notes Interest Period” refers to the period from (and including) January 28, 2026 to (but excluding) the first Floating Rate Notes Interest Payment Date and each successive period from (and including) a Floating Rate Notes Interest Payment Date to (but excluding) the next Floating Rate Notes Interest Payment Date; and

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

The Bank of New York Mellon will serve as the “Calculation Agent” for the Floating Rate Notes. In the absence of manifest error, the Calculation Agent’s determination of Compounded Daily SOFR and its calculation of the applicable interest rate for each Floating Rate Notes Interest Period will be final and binding. The Calculation Agent will make available the interest rates for current and preceding Floating Rate Notes Interest Periods by delivery of such notice through such medium as is available to participants in DTC, Euroclear and Clearstream, or any successor thereof, and in accordance with such applicable rules and procedures as long as the Floating Rate Notes are held in global form. In the event that the Floating Rate Notes are held in certificated form, the interest rates for current and preceding Floating Rate Notes Interest Periods will be published in the manner described below under “—Notices”. We have the right to replace the Calculation Agent with another leading commercial bank or investment bank in New York or London. If the appointed office of the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or fails to determine the interest rate for any Floating Rate Notes Interest Period, we have a duty to appoint such other leading commercial bank or investment bank in New York or London.

2. Benchmark Transition

Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, if the Calculation Agent is notified by the Determination Agent on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined herein) have occurred with respect to the then-current Benchmark, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Determination Agent will have the right to make Benchmark Replacement Conforming Changes (as defined herein) from time to time.

Any determination, decision or election that may be made by the Determination Agent or us pursuant to the Benchmark Replacement provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

a.

will be conclusive and binding absent manifest error, may be made in the Determination Agent’s sole discretion, and, notwithstanding anything to the contrary herein relating to the Floating Rate Notes;

b.	if made by us, will be made in our sole discretion;

c.	if made by the Determination Agent, will be made after consultation with us, and the Determination Agent will not make any such determination, decision or election to which we object; and

d.	shall become effective without consent from any other party.

Any determination, decision or election pursuant to the Benchmark Replacement provisions not made by the Determination Agent will be made by us on the basis as described above. The Calculation Agent shall have no liability for not making any such determination, decision or election. In addition, we may designate an entity (which may be our affiliate) to make any determination, decision or election that we have the right to make in connection with the benchmark replacement provisions set forth herein.

None of the fiscal agent, paying agent or calculation agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or Compounded Daily SOFR, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the fiscal agent, paying agent and calculation agent shall be entitled to conclusively rely on any determinations made by us or the Determination Agent without independent investigation, and none of the fiscal agent, paying agent or the calculation agent will have any liability for actions taken at our direction in connection therewith. None of the fiscal agent, paying agent or calculation agent shall be liable for any inability, failure or delay on its part to perform any of its duties as a result of the unavailability of SOFR, Compounded Daily SOFR or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms hereof and reasonably required for the performance of such duties. None of the fiscal agent, paying agent or calculation agent shall be responsible or liable for our actions or omissions or for those of the Determination Agent, or for any failure or delay in the performance by us or the Determination Agent, nor shall any of the fiscal agent, paying agent or calculation agent be under any obligation to oversee or monitor our performance or that of the Determination Agent.

For purposes of these Benchmark Replacement provisions:

“Benchmark” means, initially, Compounded Daily SOFR, as such term is defined above; provided that if the Determination Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded Daily SOFR (including the daily published component used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement;

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or the Determination Agent as of the Benchmark Replacement Date:

I.

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body (as defined herein) as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment (as defined herein);

II.	the sum of: (a) the ISDA Fallback Rate (as defined herein) and (b) the Benchmark Replacement Adjustment; or

III.

the sum of: (a) the alternate rate of interest that has been selected by us or the Determination Agent as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment;

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or the Determination Agent as of the Benchmark Replacement Date:

I.

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined herein);

II.	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment (as defined herein); and

III.

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or the Determination Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time;

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Determination Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Determination Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Determination Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Determination Agent determines is reasonably practicable);

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

I.

in the case of clause (I) or (II) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

II.	in the case of clause (III) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark;

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

I.

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

II.

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

III.	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative;

“Determination Agent” means an independent bank of international repute selected by and acting as our agent for the purposes of the conditions of the Floating Rate Notes and notified to the Fiscal Agent and Calculation Agent in writing. Neither the Calculation Agent nor the Fiscal Agent shall be responsible for the calculations made by, or the actions or omissions of, the Determination Agent and shall not be liable for any losses caused thereby.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time;

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor;

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment;

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded Daily SOFR, the SOFR Determination Time, as such time is defined herein, and (2) if the Benchmark is not Compounded Daily SOFR, the time determined by the Determination Agent in accordance with the Benchmark Replacement Conforming Changes;

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto; and

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

General

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that any of the global notes are exchanged for Notes in definitive registered form, we will appoint and maintain a paying agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption. In addition, in the event that any of the global notes are exchanged for Notes in definitive registered form, an announcement of such exchange will be made through the SGX-ST by or on behalf of us. Such announcement will include all material information with respect to the delivery of the certificates representing the Notes, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have less than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

All notices regarding the Notes will be published by us in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may hold your beneficial interests in the global notes through Euroclear or Clearstream, if you are a DTC participant in such systems, or indirectly through organizations that are DTC participants in such systems. Euroclear and Clearstream will hold their Euroclear/Clearstream participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The DTC participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its DTC participants, or persons holding beneficial interests in the Notes through such DTC participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the Fiscal Agency Agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the Fiscal Agency Agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees and indemnity satisfactory to the fiscal agent for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•	borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•	borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

The third paragraph under the heading “Tax Treaties” under “Taxation—Korean Taxation” in the accompanying prospectus shall be hereby deleted in its entirety and replaced with the following:

Furthermore, in order to claim the benefit of a tax rate reduction or tax exemption available under the applicable tax treaties, you should submit to the payer of such Korean source income an application (for reduced withholding tax rate, “application for entitlement to reduced tax rate” and in the case of exemption from withholding tax, “application for exemption” under a tax treaty along with the documents proving the beneficial owner of such Korean source income, including a certificate of the non-resident holder’s tax residence issued by a competent authority of the non-resident holder’s residence country) as the beneficial owner, or a BO Application. If you are a non-resident corporation and the amount of tax reduction or exemption is ~~W~~1 billion or more (excluding cases where the domestic source income is paid through a foreign investment scheme or where the real beneficiary of domestic source income is a governmental organization of the other country to a tax treaty prescribed by the Ministry of Economy and Finance, including the government of the signatory state to the relevant tax treaty, local government, or the central bank), you must additionally submit (i) the names and addresses of the members of your board of directors, (ii) personal details and current equity holdings of your shareholders, (iii) your audit reports for the past three years, or (iv) tax returns or financial statements (including detailed statements) submitted to a relevant tax authority of the non-resident’s country of residence for the past three years, together with Korean translations thereof. Such application should be submitted to the withholding agent prior to the payment date of the relevant income. Subject to certain exceptions, where the relevant income is paid to an overseas investment vehicle (which is not the beneficial owner of such income), or an OIV, a beneficial owner claiming the benefit of an applicable tax treaty with respect to such income must submit its BO Application to such OIV, which must submit an OIV report and a schedule of beneficial owners to the withholding agent prior to the payment date of such income. Starting from January 1, 2022, an OIV is deemed to be a beneficial owner of the Korean source income if (i) under the applicable tax treaty, the OIV bears tax liabilities in the country in which it is established or the OIV is deemed to be the beneficial owner of the Korean source income, and (ii) the Korean source income is eligible for the treaty benefits under the tax treaty. The benefits under a tax treaty between Korea and the country of such OIV’s residence will apply with respect to the relevant income paid to such OIV, subject to certain application requirements as prescribed by Korean tax law. In the case of a tax exemption application, the withholding agent is required to submit such application (together with the applicable OIV report in the case of income paid to an OIV) to the relevant district tax office by the ninth day of the month following the date of the payment of such income. In the case of a tax rate reduction, the withholding agent is required to submit the application (together with the applicable OIV report in the case of income paid to an OIV) to the relevant district tax office by the end of February of the year following the date of payment of such income (or, in the case of a temporary suspension or permanent closure of business, by the end of the month following the second month after the month in which such suspension or closure occurs).

For a discussion of certain Korean tax considerations that may be relevant to you if you invest in the Notes, see “Taxation—Korean Taxation” in the accompanying prospectus.

U.S. Federal Income Tax Considerations

For a discussion of U.S. federal income tax considerations that may be relevant to you if you are a beneficial owner of the Notes and are a U.S. holder, see “Taxation—U.S. Federal Income Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated January 21, 2026 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has, severally and not jointly, agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Names of the Underwriters	Principal Amount of the 2029 Notes		Principal Amount of the 2031 Notes		Principal Amount of the Floating Rate Notes
Australia and New Zealand Banking Group Limited	US$	178,572,000	US$	178,572,000	US$	71,429,000
BofA Securities, Inc.		178,572,000		178,572,000		71,429,000
Crédit Agricole Corporate and Investment Bank		178,572,000		178,572,000		71,429,000
KB SECURITIES CO., LTD.		178,571,000		178,571,000		71,429,000
KDB Asia Limited		178,571,000		178,571,000		71,428,000
Morgan Stanley & Co. International plc		178,571,000		178,571,000		71,428,000
MUFG Securities Asia Limited		178,571,000		178,571,000		71,428,000

Total	US$	1,250,000,000	US$	1,250,000,000	US$	500,000,000

Any Underwriter who is not registered as a broker-dealer with the Securities and Exchange Commission will not engage in any transaction related to the Notes in the United States except as permitted by the Exchange Act. Crédit Agricole Corporate and Investment Bank will offer the Notes in the United States through its registered broker-dealer affiliate in the United States, Crédit Agricole Securities (USA) Inc. KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any series of the Notes, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on our behalf in such jurisdiction.

The Notes are a new class of securities with no established trading market. Applications will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. In addition, application will be made to list the Notes on the Luxembourg Stock Exchange and to have the Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. Application will also be made for listing of the Notes to the International Securities Market of the London Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of our net proceeds from the 2029 Notes is US$1,243,187,500 after deducting underwriting discounts but not estimated expenses. Expenses associated with the 2029 Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 2029 Notes.

The amount of our net proceeds from the 2031 Notes is US$1,241,675,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the 2031 Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 2031 Notes.

The amount of our net proceeds from the Floating Rate Notes is US$499,000,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the Floating Rate Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Floating Rate Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Important Notice to CMIs (including private banks)

This notice to CMIs (including private banks) is a summary of certain obligations the SFC Code imposes on CMIs, which require the attention and cooperation of other CMIs (including private banks). Certain CMIs may also be acting as OCs for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of the Issuer, a CMI or its group companies would be considered under the SFC Code as having an Association with the Issuer, the CMI or the relevant group company. CMIs should specifically disclose whether their investor clients have any Association when submitting orders for the Notes. In addition, private banks should take all reasonable steps to identify whether their investor clients may have any Associations with the Issuer or any CMI (including its group companies) and inform the Underwriters accordingly.

CMIs are informed that the marketing and investor targeting strategy for this offering includes institutional investors, sovereign wealth funds, pension funds, hedge funds, family offices and high net worth individuals, in each case, subject to the selling restrictions and any MiFID II product governance language or any UK MiFIR product governance language set out elsewhere in this prospectus supplement.

CMIs should ensure that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e., two or more corresponding or identical orders placed via two or more CMIs). CMIs should enquire with their investor clients regarding any orders which appear unusual or irregular. CMIs should disclose the identities of all investors when submitting orders for the Notes (except for omnibus orders where underlying investor information may need to be provided to any OCs when submitting orders). Failure to provide underlying investor information for omnibus orders, where required to do so, may result in that order being rejected. CMIs should not place “X-orders” into the order book.

CMIs should segregate and clearly identify their own proprietary orders (and those of their group companies, including private banks as the case may be) in the order book and book messages.

CMIs (including private banks) should not offer any rebates to prospective investors or pass on any rebates provided by the Issuer. In addition, CMIs (including private banks) should not enter into arrangements which may result in prospective investors paying different prices for the Notes.

The SFC Code requires that a CMI disclose complete and accurate information in a timely manner on the status of the order book and other relevant information it receives to targeted investors for them to make an informed decision. In order to do this, those Underwriters in control of the order book should consider disclosing order book updates to all CMIs.

When placing an order for the Notes, private banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). private banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order pursuant to the SFC Code. private banks should be aware that placing an order on a “principal” basis may require the Underwriters to apply the “proprietary orders” of the SFC Code to such order and will require the Underwriters to apply the “rebates” requirements of the SFC Code (if applicable) to such order.

In relation to omnibus orders, when submitting such orders, CMIs (including private banks) that are subject to the SFC Code should disclose underlying investor information in respect of each order constituting the relevant omnibus order (failure to provide such information may result in that order being rejected). Underlying investor information in relation to omnibus orders should consist of:

•	The name of each underlying investor;

•	A unique identification number for each investor;

•	Whether an underlying investor has any “Associations” (as used in the SFC Code);

•	Whether any underlying investor order is a “Proprietary Order” (as used in the SFC Code);

•	Whether any underlying investor order is a duplicate order.

Underlying investor information in relation to omnibus orders should be sent to: hkbondsyndicate@anz.com; bofa_dcm_syndicate_pb_orders@bofa.com; HKG-Syndicate@ca-cib.com; global.dcm@kbfg.com; kdb_syndicate@kdb.co.kr; omnibus_debt@morganstanley.com; Asia-Syndicate@hk.sc.mufg.jp.

To the extent information being disclosed by CMIs and investors is personal and/or confidential in nature, CMIs (including private banks) agree and warrant: (A) to take appropriate steps to safeguard the transmission of such information to any OCs; and (B) that they have obtained the necessary consents from the underlying investors to disclose such information to any OCs. By submitting an order and providing such information to any OCs, each CMI (including private banks) further warrants that they and the underlying investors have understood and consented to the collection, disclosure, use and transfer of such information by any OCs and/or any other third parties as may be required by the SFC Code, including to the Issuer, relevant regulators and/or any other third parties as may be required by the SFC Code, for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. CMIs that receive such underlying investor information are reminded that such information should be used only for submitting orders in this offering. The Underwriters may be asked to demonstrate compliance with their obligations under the SFC Code, and may request other CMIs (including private banks) to provide evidence showing compliance with the obligations above (in particular, that the necessary consents have been obtained). In such event, other CMIs (including private banks) are required to provide the Underwriters with such evidence within the timeline requested.

By placing an order, prospective investors (including any underlying investors in relation to omnibus orders) are deemed to represent to the Underwriters that it is not a Sanctions Restricted Person. A “Sanctions Restricted Person” means an individual or entity (a “Person”): (a) that is, or is directly or indirectly owned or controlled by a Person that is, described or designated in (i) the most current “Specially Designated Nationals and Blocked Persons” list (which as of the date hereof can be found at: http://www.treasury.gov/ofac/downloads/sdnlist.pdf ) or (ii) the Foreign Sanctions Evaders List (which as of the date hereof can be found at: http://www.treasury.gov/ofac/downloads/fse/fselist.pdf) or (iii) the most current “Consolidated list of persons, groups and entities subject to EU financial sanctions” (which as of the date hereof can be found at: https://eeas.europa.eu/headquarters/headquartershomepage_en/8442/Consolidated%20list%20of%20sanctions); or (b) that is otherwise the subject of any sanctions administered or enforced by any Sanctions Authority, other than solely by virtue of: (i) their inclusion in the most current “Sectoral Sanctions Identifications” list (which as of the date hereof can be found at: https://www.treasury.gov/ofac/downloads/ssi/ssilist.pdf) (the “SSI List”), (ii) their inclusion in Annexes 3, 4, 5 and 6 of Council Regulation No. 833/2014, as amended by Council Regulation No. 960/2014 (the “EU Annexes”), (iii) their inclusion in any other list maintained by a Sanctions Authority, with similar effect to the SSI List or the EU Annexes, (iv) them being the subject of restrictions imposed by the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”) under which BIS has restricted exports, re-exports or transfers of certain controlled goods, technology or software to such individuals or entities; (v) them being an entity listed in the Annex to the new Executive Order of 3 June 2021 entitled “Addressing the Threat from Securities Investments that Finance Certain Companies of the People’s Republic of China” (known as the Non-SDN Chinese Military- Industrial Complex Companies List), which amends the Executive Order 13959 of 12 November 2020 entitled “Addressing the threat from Securities Investments that Finance Chinese Military Companies”; or (vi) them being subject to restrictions imposed on the operation of an online service, Internet application or other information or communication services in the United States directed at preventing a foreign government from accessing the data of U.S. persons; or (c) that is located, organized or a resident in a comprehensively sanctioned country or territory, including Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the Donetsk’s People’s Republic or Luhansk People’s Republic. “Sanctions Authority” means: (a) the United States government; (b) the United Nations; (c) the European Union (or any of its member states); (d) the United Kingdom; (e) any other equivalent governmental or regulatory authority, institution or agency which administers economic, financial or trade sanctions; and (f) the respective governmental institutions and agencies of any of the foregoing including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United States Department of State, the United States Department of Commerce and His Majesty’s Treasury.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January 28, 2026, which we expect will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in one business day, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on any day prior to the first business day from the settlement, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, and (ii) any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to us, and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Spain

The proposed offer of Notes has not been registered with the Comisión Nacional del Mercado de Valores (the “CNMV”). Accordingly, each of the Underwriters has represented and agreed that Notes can only be offered in Spain to qualified investors pursuant to and in compliance with the consolidated text of the Securities Market Law approved by Spanish Royal Legislative Decree 4/2015, Spanish Royal Decree 1310/2005, both as amended from time to time, and any regulation issued thereunder.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, each Underwriter has severally represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

•	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

Each Underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore.

Accordingly, each Underwriter has severally represented and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia) in relation to the offering of the Notes has been or will be lodged with or registered by Australian Securities and Investments Commission or the Australian Securities Exchange Limited. Each Underwriter has represented and agreed that it has not:

(a)	made or invited, and will not make or invite, an offer of the Notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(b)	distributed or published and will not distribute or publish any draft, preliminary or final form offering memorandum, advertisement or other offering material relating to the Notes in Australia,

unless:

(i)

the minimum aggregate consideration payable by each offeree is at least AUD 500,000 (or its equivalent in an alternate currency) (disregarding money lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 and Part 7 of the Corporations Act 2001 of Australia; and

(ii)	such action complies with all applicable laws, directives and regulations and does not require any document to be lodged with, or registered by, the Australian Securities and Investments Commission.

Each Underwriter has agreed that it will not sell the Notes in circumstances where employees of the Underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect, that the Notes, or an interest in or right in respect of the Notes, was being, or would later be, acquired either directly or indirectly by a resident of Australia, or a non-resident who is engaged in carrying on business in Australia at or through a permanent establishment of that non-resident in Australia (the expressions “resident of Australia”, “non-resident” and “permanent establishment” having the meanings given to them by the Australian Tax Act).

Canada

Prospective Canadian investors are advised that the information contained within the prospectus supplement and the accompanying prospectus has not been prepared with regard to matters that may be of particular concern to Canadian investors. Accordingly, prospective Canadian investors should consult with their own legal, financial and tax advisers concerning the information contained within the prospectus supplement and the accompanying prospectus and as to the suitability of an investment in the Notes in their particular circumstances.

Each Underwriter has severally represented and agreed that the Notes may only be offered or sold in the provinces of Alberta, British Columbia, Ontario and Québec or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by a dealer duly registered under the applicable securities laws of that province or by a dealer that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 31-103). Furthermore, the Notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is purchasing, or deemed to be purchasing, as principal and is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) or subsection 73.3 (1) of the Securities Act (Ontario) and a “permitted client” as defined in NI 31-103. By purchasing any Notes and accepting delivery of a purchase confirmation a purchaser is representing to the underwriters and the dealer from whom the purchase confirmation is received that it is an “accredited investor” and “permitted client” as defined above. The distribution of the Notes in Canada is being made on a private placement basis only and any resale of the Notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the Underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (exemption based on U.S. disclosure).

Upon receipt of this prospectus, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce prospectus, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Price Stabilization and Short Position

In connection with this offering, any of the Underwriters appointed and acting in its capacity as stabilizing manager (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. A penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Yulchon LLC, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Linklaters LLP, Seoul, Korea. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Linklaters LLP may rely as to matters of Korean law upon the opinion of Yulchon LLC, and Yulchon LLC may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chief Executive Officer and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Korea Development Bank.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended. The address of our registered office is 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea. Our Legal Entity Identifier is 549300ML2LNRZUCS7149.

Our Board of Directors can be reached at the address of our registered office: c/o 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by a resolution of our Board of Directors passed on December 24, 2025 and a decision of our Chief Executive Officer dated December 26, 2025. On January 7, 2026, we filed our reports on the proposed issuance of the Notes with the Ministry of Economy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which are available to the public from the U.S. Securities and Exchange Commission’s website at http://www.sec.gov. This website is maintained by the U.S. Securities and Exchange Commission and contains reports and other information regarding issuers that file electronically with the U.S. Securities and Exchange Commission.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP
2029 Notes	US500630EM64	500630 EM6
2031 Notes	US500630ER51	500630 ER5
Floating Rate Notes	US500630EP95	500630 EP9

HEAD OFFICE OF THE BANK

14, Eunhaeng-ro

Yeongdeungpo-gu, Seoul 07242

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

London Branch

One Canada Square

London E14 5AL

United Kingdom

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Yulchon LLC, Parnas Tower, 38F 521 Teheran-ro, Gangnam-gu Seoul 06164 The Republic of Korea	Cleary Gottlieb Steen & Hamilton LLP c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 The Republic of Korea

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Linklaters LLP

22nd Floor, Center One Building

26, Eulji-ro 5-gil, Jung-gu

Seoul 04539

The Republic of Korea

AUDITOR OF THE BANK

Nexia Samduk

12F, S&S Building

48 Ujeongguk-ro, Jongno-gu

Seoul 03145

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542

LONDON LISTING AGENT

Cleary Gottlieb Steen & Hamilton LLP

2 London Wall Place

London EC2Y 5AU

England

LUXEMBOURG LISTING AGENT

Arendt & Medernach SA

41A, Avenue John F. Kennedy

L-2082 Luxembourg